Exhibit 99.1

SEVENTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of June 24, 2011

among

INTERFACE, INC.,

the SUBSIDIARY L/C ACCOUNT PARTY,

THE LENDERS LISTED HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Domestic Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

WELLS FARGO CAPITAL FINANCE, LLC,

as Sole Lead Arranger, Manager, and Bookrunner

(continued)

(continued)

(continued)

(continued)

EXHIBITS AND SCHEDULES

Exhibits:

Exhibit A	-	[Reserved]
Exhibit B	-	Form of Domestic Syndicated Note by Interface
Exhibit C	-	Form of Banking Product Provider Letter Agreement
Exhibit D	-	[Reserved]
Exhibit E	-	Closing Certificate
Exhibit F	-	Opinion of Kilpatrick Townsend & Stockton LLP
Exhibit G	-	[Reserved]
Exhibit H	-	Form of Assignment and Acceptance
Exhibit I	-	Domestic Borrowing Base Certificate
Exhibit J	-	[Reserved]
Exhibit K	-	[Reserved]
Exhibit L	-	[Reserved]
Exhibit M	-	[Reserved]
Exhibit N	-	[Reserved]
Exhibit O	-	[Reserved]
Exhibit P	-	[Reserved]
Exhibit Q	-	[Reserved]
Exhibit R	-	Form of Domestic Letter of Credit Request

(continued)

Schedules:

Schedule 1.1(a)	-	Commitments
Schedule 1.01(d)	-	Designated Account
Schedule 6.01	-	Organization and Ownership of Subsidiaries
Schedule 6.05	-	Pending and Threatened Litigation
Schedule 6.11	-	Burdensome Restrictions
Schedule 6.12	-	Tax Filings and Payments
Schedule 6.13	-	Material Subsidiaries
Schedule 6.15	-	Employee Benefit Matters
Schedule 6.16	-	Patent, Trademark, License and Other Intellectual Property Matters
Schedule 6.17	-	Ownership of Properties
Schedule 6.18	-	Indebtedness
Schedule 6.21	-	Labor and Employment Matters
Schedule 6.22	-	Payment or Dividend Restrictions
Schedule 7.07(j)	-	Environmental Notices
Schedule 8.02	-	Existing Liens
Schedule 8.05(k)	-	Existing Investments
Schedule A	-	Mortgaged Property as of Restatement Date

SEVENTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT made and entered into as of June 24, 2011, by and among INTERFACE, INC., a Georgia corporation (referred to herein as “Interface” or the “Borrower”), INTERFACEFLOR, LLC, a Georgia limited liability company (“IFS” or “Subsidiary L/C Account Party”), the banks and lending institutions listed on the signature pages hereof and such other banks and lending institutions which become “Lenders” as provided herein (collectively, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent for those Lenders having Domestic Syndicated Loan Commitments or having outstanding Domestic Syndicated Loans as provided herein, and each successor agent for such Lenders as may be appointed from time to time pursuant to Article X hereof (the “Domestic Agent”), BANK OF AMERICA, N.A., as Syndication Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Domestic Agent and Lenders and each successor collateral agent as may be appointed from time to time pursuant to Article X hereof (the “Collateral Agent”).

STATEMENT OF PURPOSE

The Borrower and certain of its Subsidiaries, the lenders listed therein, the Agents, the Syndication Agent, and the L/C Issuers are parties to the Existing Credit Agreement (as defined below).

The Borrower and the Subsidiary L/C Account Party have requested, and the Lenders, the L/C Issuers, the Domestic Agent, and the Collateral Agent have agreed, subject to the terms and conditions contained herein, to further amend and restate the Existing Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Subsidiary L/C Account Party, the Lenders, the L/C Issuers, the Domestic Agent and the Collateral Agent agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“2009 Senior Notes” shall mean the Senior Notes due 2013 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the original aggregate principal amount of $150,000,000, as more particularly described in the 2009 Senior Notes Indenture.

“2009 Senior Notes Indenture” shall mean the Indenture dated as of June 5, 2009, by and among Interface, as issuer, certain Subsidiaries of Interface, as guarantors, and U.S. Bank National Association, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“2009 Senior Notes Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of June 5, 2009, by and among the Domestic Agent, the 2009 Senior Notes Trustee, and each of the Credit Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“2009 Senior Notes Second Liens” shall mean the Liens granted in favor of the 2009 Senior Notes Trustee, for the benefit of the holders of the 2009 Senior Notes, under the 2009 Senior Notes Indenture.

“2009 Senior Notes Trustee” shall mean U.S. Bank National Association, together with its successors and assigns.

“2010 Senior Notes” shall mean the 7-5/8% Senior Notes due 2018, issued by Interface, and guaranteed by certain Subsidiaries of Interface, in an aggregate principal amount of $275,000,000, as more particularly described in the 2010 Senior Notes Indenture.

“2010 Senior Notes Indenture” shall mean that certain Indenture, dated as of December 3, 2010, by and among Interface, as issuer, certain Subsidiaries of Interface, as guarantors, and the 2010 Senior Notes Trustee, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“2010 Senior Notes Trustee” shall mean U.S. Bank, National Association, together with its successors and assigns.

“Account Debtor” shall mean any Person who is or who may become obligated to any Credit Party under or on account of a Domestic Account.

“Acquired Entity” shall mean the assets, in the case of an acquisition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of an acquisition of capital stock or other equity interests of a business, acquired by Interface or any other Consolidated Company in an acquisition permitted under the terms of this Agreement.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Advance, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Domestic Agent pursuant to the following formula:

Adjusted LIBO Rate	=	LIBOR
1.00-Eurodollar Reserve Percentage

Each calculation by the Domestic Agent of the Adjusted LIBO Rate shall be conclusive and binding for all purposes, absent manifest error.

“Advance” shall mean a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of Loans made (or continued or converted) at the same time and of the same Type and, in the case of LIBOR Advances, for the same Interest Period, which shall be made and outstanding as (i) the Domestic Syndicated Loans, which Advance shall be made or outstanding in Dollars as a Base Rate Advance or Eurodollar Advance, as the case may be, or (ii) the Domestic Settlement Loans, which Advance shall be made or outstanding in Dollars as a Base Rate Advance.

“Affiliate” of any Person shall mean (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise or (b) any other Person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian, or other fiduciary, 5% or more of the stock having ordinary voting power in the election of directors of such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

“Aggregate L/C Outstandings” shall mean, at any time of determination, the aggregate amount of all L/C Outstandings of all outstanding Domestic Letters of Credit.

“Agents” shall mean, collectively, the Domestic Agent and the Collateral Agent (provided that the term “Agents” shall not include any other agents, including, without limitation, the Syndication Agent).

“Agreement” shall mean this Seventh Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable L/C Fee Rate” shall mean the Applicable Margin for LIBOR Advances.

“Applicable Margin” shall mean, subject to Section 4.03(c), (i) on the Restatement Date to, but not including, the first day of the first full calendar quarter commencing after the Restatement Date, with respect to all outstanding Loans bearing interest based on the Base Rate or the Adjusted LIBO Rate, for any day, the applicable percentage per annum set forth in Level III in the chart below, and (ii) on and after the first day of the first full calendar quarter commencing after the Restatement Date, with respect to all outstanding Loans bearing interest based on the Base Rate or the Adjusted LIBO Rate, for any day, the applicable percentage per annum determined from the chart set forth below based on the Average Excess Availability for the most recently completed calendar quarter:

Level	Average Excess Availability for the Consolidated Companies’ immediately preceding calendar quarter	Applicable Margin for Base Advances	Applicable Margin for Adjusted LIBO Rate Advances
I	Less than $25,000,000	1.25%	2.25%
II	Greater than or equal to $25,000,000 but less than $50,000,000	1.00%	2.00%
III	Greater than or equal to $50,000,000	0.75%	1.75%

Subject to Section 4.03(c), each change in the Applicable Margin will become effective as of the first day of each calendar quarter commencing after the Restatement Date, based on the Average Excess Availability for the Consolidated Companies’ immediately preceding calendar quarter; provided, however, that if Interface fails to deliver the Domestic Borrowing Base Certificates as required by Section 7.07(d), then from such time and until Interface delivers such Domestic Borrowing Base Certificate, the Applicable Margin shall be based on Level I.

In the event that any documents or certificates delivered by a Credit Party pursuant to this Agreement (including, without limitation, any Domestic Borrowing Base Certificate) is shown to be inaccurate (regardless of whether this Agreement or any of the Commitments is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Interface shall immediately deliver to Lenders a correct document or certificate, as applicable, for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be determined by reference to such document or certificate, and (iii) Interface shall promptly pay Lenders, ON DEMAND, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Lenders in accordance with the terms hereof.

“Applicable Unused Line Fee Rate” shall mean 0.375% per annum.

“Approved Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Arranger” shall mean Wells Fargo Capital Finance, LLC, in its capacity as sole lead arranger, manager, and bookrunner.

“Asset Sale” shall mean any sale, transfer, lease or other disposition of accounts, property or other assets (or a series of related sales, transfers, leases or other dispositions), including, without limitation, loss, damage, destruction or taking, by any Domestic Consolidated Company to any Person other than a Consolidated Company, of any property or assets (including capital stock but excluding the issuance and sale by Interface of its own capital stock), other than (i) sales of inventory made in the ordinary course of business of any Consolidated Company, and (ii) any sales, transfers, leases or other dispositions or series of related sales, transfers, leases, or other dispositions in which such Domestic Consolidated Company receives cash or property with an aggregate fair market value of less than $1,000,000.

“Asset Value” shall mean, with respect to any property or asset of any Domestic Consolidated Company, an amount equal to the greater of (i) the book value of such property or asset as established in accordance with GAAP, and (ii) the fair market value of such property or asset as determined in good faith by the board of directors (or equivalent governing body in the case of any limited liability company or partnership) of such Domestic Consolidated Company.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit H.

“Assignment of Claims Act” shall mean the Assignment of Claims Act of 1940, as it may be amended from time to time (31 USC § 3727 and 41 USC § 15).

“Average Excess Availability” means, for any period of determination, the sum of Excess Availability for each day in such period, divided by the number of days in such period, as determined by the Domestic Agent in its commercially reasonable judgment.

“Bankruptcy Code” shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. § 101 et seq.).

“Banking Product Agreements” means those agreements entered into from time to time by a Credit Party or any of its Domestic Subsidiaries with a Banking Product Provider in connection with the obtaining of any Banking Products.

“Banking Product Provider” means any Lender or any of its Affiliates; provided, however, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Banking Product Provider with respect to a Banking Product unless and until the Domestic Agent shall have received a Banking Product Provider Letter Agreement from such Person and with respect to the applicable Banking Product within 10 days after the provision of such Banking Product to a Credit Party or its applicable Domestic Subsidiary; provided further, however, that if, at any time, a Lender (other than Wells Fargo) ceases to be a Lender under this Agreement, then, from and after the date on which it ceases to be a Lender hereunder, neither it nor any of its Affiliates shall constitute Banking Product Providers and the obligations with respect to any Banking Product provided by such former Lender or any of its Affiliates shall no longer constitute Obligations.

“Banking Product Provider Letter Agreement” means a letter agreement in substantially the form attached hereto as Exhibit C, in form and substance satisfactory to the Domestic Agent, duly executed by the applicable Banking Product Provider, Borrower, and the Domestic Agent.

“Banking Products” means any one or more of the following financial products or accommodations extended to any of the Credit Parties or any of their Domestic Subsidiaries by a Banking Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedging Agreements. The term “Bank Products” shall have the same meaning as “Banking Products.”

“Banking Products Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by any Credit Party or its Domestic Subsidiaries to any Banking Product Provider pursuant to or evidenced by a Banking Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedging Obligations, and (c) all amounts that the Domestic Agent or any Lender is obligated to pay to a Banking Product Provider as a result of the Domestic Agent or such Lender’s purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Banking Product Provider with respect to the Banking Products provided by such Banking Product Provider to such Credit Party or its Domestic Subsidiaries; provided, however, in order for any item described in clauses (a) (b), or (c) above, as applicable, to constitute “Banking Products Obligations,” (i) if the applicable Banking Product Provider is Wells Fargo or its Affiliates, then, if requested by the Domestic Agent, the Domestic Agent shall have received a Banking Product Provider Letter Agreement within 10 days after the date of such request, or (ii) if the applicable Banking Product Provider is any other Person, the applicable Banking Product must have been provided on or after the Closing Date and Agent shall have received a Banking Product Provider Letter Agreement within 10 days after the date of the provision of the applicable Banking Product to such Credit Party or its Domestic Subsidiaries.

“Banking Products Reserve Amount” means, as of any date of determination, the Dollar amount of reserves that the Domestic Agent has determined (in the exercise of its reasonable credit judgment) are reasonably necessary or appropriate to establish (based upon the Banking Product Providers’ reasonable determination of their credit exposure to the Credit Parties and their Domestic Subsidiaries in respect of Banking Product Obligations) in respect of Banking Products then provided or outstanding.

“Base Rate” shall mean, at any time, the greatest of (a) the Prime Rate; (b) the Federal Funds Rate plus 1/2 of 1%; and (c) a rate of interest equal to the sum of (i) LIBOR, determined in the manner described in the definition of such term but with an Interest Period of one month (with it being understood and agreed that the rate provided for in this clause (c) shall be determined on each day, provided that, if such day is not a Business Day, then the rate under this clause (c) for such day shall be the rate determined with respect to the most recently preceding Business Day), plus (ii) 1.00%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate, or LIBOR, as applicable.

“Base Rate Advance” shall mean an Advance made or outstanding as a Domestic Revolving Loan bearing interest based on the Base Rate.

“Borrower” shall mean Interface, together with its successors and permitted assigns.

“Borrowing” shall mean the incurrence by Borrower under any Facility of Advances of one Type (and, with respect to any LIBOR Advance, concurrently having the same Interest Period) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

“Borrowing Base Asset” means Domestic Inventory and Domestic Accounts.

“Borrower Pledge and Security Agreement” shall have the same meaning given to the term “Pledge and Security Agreement.”

“Business Day” shall mean (i) for all purposes other than as set forth in clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Atlanta, Georgia, and New York, New York, are open for the conduct of their domestic or international commercial banking business, as applicable, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Advance, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, including the portion of capital leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Consolidated Companies) by the Consolidated Companies during that period that, in conformity with GAAP, are included in “capital expenditures,” “additions to property, plant or equipment” or comparable items in the financial statements of the Consolidated Companies.

“Capital Securities” shall mean, with respect to any Person, all common, preferred, and other shares of capital stock, partnership and limited liability company interests, participations, and other ownership and equity interests and their equivalents (however designated, and whether voting or non-voting) of such Person’s capital or other equity, whether now outstanding or hereafter issued.

“Capital Stock” shall mean, with respect to any Person, all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Change in Control” shall mean the occurrence of any of the following events:

(1) so long as the holders of Interface’s Class B Common Stock are entitled to elect a majority of Interface’s board of directors, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Permitted Holders, shall become the “beneficial owner(s)” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of Interface’s Class B Common Stock;

(2) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, shall become the “beneficial owner(s)” (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total outstanding Voting Stock of Interface;

(3) Interface consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Interface, in any such event pursuant to a transaction in which the outstanding Voting Stock of Interface is converted into or exchanged for cash, securities or other property, other than any such transaction where

(a) the outstanding Voting Stock of Interface is converted into or exchanged for (i) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, or (ii) cash, securities and other property in an amount which could then be paid by Interface pursuant to Section 8.04, or a combination thereof, and

(b) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of 50% or more of the total Voting Stock of the surviving or transferee corporation;

(4) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Interface (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Interface was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Interface then in office; or

(5) Interface is liquidated or dissolved or adopts a plan of liquidation.

“Change in Control Provision” shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Interface Control Debt which requires, or permits the holder(s) of such Interface Control Debt to require, that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect, as a result of a change in ownership of the capital stock of Interface or voting rights with respect thereto.

“Collateral” shall have the meaning assigned thereto in the Security Documents.

“Collateral Agent” shall mean Wells Fargo, in its capacity as collateral agent for the Lenders and the other Secured Parties.

“Commitment” shall mean for any Lender at any time, its Domestic Syndicated Loan Commitment.

“Consolidated Cash Interest Expense” shall mean, for any fiscal period of Interface, the sum of all payments of Consolidated Interest Expense that are paid in cash during such period.

“Consolidated Cash Tax Expense” shall mean, for any fiscal period of Interface, the sum of all federal, state or local income taxes paid in cash by the Consolidated Companies during such period (without adjustment for tax refunds received during such period).

“Consolidated Companies” shall mean, collectively, Interface and all of its Subsidiaries.

“Consolidated EBITDA” shall mean, for any fiscal period of Interface, an amount equal to the sum for such fiscal period of (a) Consolidated Net Income (Loss) plus, (b) to the extent subtracted in determining such Consolidated Net Income (Loss) for such period, (i) provisions for taxes based on income (or minus tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period), (ii) Consolidated Interest Expense, (iii) amortization or impairment of goodwill and deferred financing costs (to the extent not included in Consolidated Interest Expense), and (iv) depreciation expense in conformity with GAAP, minus (c) any non-recurring gains, plus (d) any non-recurring, non-cash losses, minus (g) the gain (or plus the loss) for such period attributable to the sale of any assets outside the ordinary course of business.

“Consolidated Interest Expense” shall mean, for any fiscal period of Interface, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, all net payments pursuant to Interest Rate Contracts, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income (Loss)” shall mean, for any fiscal period of Interface, the sum of net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business, (ii) any income or loss of any Acquired Entity accrued prior to the date of the acquisition thereof, and (iii) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation.

“Consolidated Restricted Payments” shall mean, at any time of determination, the sum of:

(a) the amount of all cash payments (including, without limitation, mandatory or voluntary premiums or make-whole payments, but not including payments of accrued interest) made by the Consolidated Companies during the immediately preceding twelve-fiscal-month period in respect of the retirement, repayment, prepayment, redemption, repurchase, defeasance, or other discharge of any Senior Notes or Former Senior Notes, plus

(b) the amount of all cash consideration paid by any Consolidated Company during the immediately preceding twelve-fiscal-month period for the purchases of Capital Stock of Interface; plus

(c) dividends and other distributions made by the Consolidated Companies in respect of the Capital Stock of such Consolidated Company during the immediately preceding twelve-fiscal-month period (excluding dividends made in such Capital Stock and dividends paid to Interface or any Subsidiary of Interface).

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

“Contribution Agreement” shall mean the Sixth Amended and Restated Contribution Agreement dated as of the Restatement Date, executed and delivered by the Domestic Guarantors, the Borrower, and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Control Agreements” shall mean, collectively, the agreements entered into by the various Credit Parties from time to time granting to the Collateral Agent for the benefit of the Secured Parties control of those portions of the Collateral consisting of investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper so as to perfect the Collateral Agent’s security interest therein, in each case in form and substance reasonably satisfactory to the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Copyright Security Agreement” shall mean each Intellectual Property Security Agreement and Copyright Security Agreement, as the case may be, executed and delivered by any Credit Party from time to time in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented, restated, or otherwise modified from time to time.

“Copyrights” means, with respect to any Person, all copyrights owned by such Person, whether statutory or common law, registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of such Person’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Card Deposit Accounts” shall have the meaning given such term in Section 8.02(i).

“Credit Card Merchant Account Agreements” shall have the meaning given such term in Section 8.02(i).

“Credit Card Processors” shall have the meaning given such term in Section 8.02(i).

“Credit Documents” shall mean, collectively, this Agreement, the Notes, the Domestic Guaranty Agreements, and all other Security Documents.

“Credit Parties” shall mean, collectively, each of the Borrower, the Guarantors, the Grantors, and the L/C Account Parties (including all Persons that are, on the Restatement Date, the Borrower, Guarantors, Grantors, and L/C Account Parties and all Persons who may at any time in the future become the Borrower, Guarantors, Grantors, or L/C Account Parties), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

“Default” shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means a Lender which (a) for any reason fails or refuses to fund its portion of any Borrowing in violation of this Agreement or make payment of any amount such Lender is required to pay to the L/C Issuer under Section 2A.04 or the Domestic Agent under any applicable term hereof or the other Credit Documents and, in any such case, such failure or refusal is not remedied within two Business Days, (b) notifies the Borrower, the Domestic Agent, or any Lender in writing that such Lender does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by the Domestic Agent) under which it has committed to extend credit, (d) failed, within one Business Day after written request by the Domestic Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) becomes or is insolvent or has a parent company that has become or is insolvent, or (f) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deposit Account” means “deposit account” as defined in the UCC or the Uniform Commercial Code of any applicable jurisdiction (or if the UCC is not applicable in such jurisdiction, then as defined or construed under the laws of such other jurisdiction), or a similar account maintained pursuant to Section 7.16, and, in any event, includes, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution and all funds from time to time credited to any account referred to in this definition.

“Designated Account” means the Deposit Account of Borrower identified on Schedule 1.01(d), or such other Deposit Account of the Borrower agreed to by the Borrower and the Domestic Agent in writing from time to time.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Credit Parties’ Domestic Accounts during such period, by (b) the Credit Parties’ billings with respect to Domestic Accounts during such period.

“Dilution Reserve” means an amount determined from time to time by the Domestic Agent in its reasonable credit judgment, without notice to the Credit Parties, in response to Dilution of the Credit Parties’ Domestic Accounts in excess of five (5) percent.

“Divested Entity” shall mean the assets, in the case of a sale or other disposition of assets of a business, or the capital stock or other equity interests (or, if the context requires, the Person that is the issuer of such capital stock or other equity interests), in the case of a sale or other disposition of capital stock or other equity interests of a business, sold or otherwise disposed of by Interface or any other Consolidated Company pursuant to a transaction permitted by this Agreement.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Accounts” shall mean, collectively with respect to any Credit Party, all rights to payment for goods sold or leased or for services rendered or to be rendered by such Credit Party, whether or not earned by performance, and all sums of money or other proceeds due or becoming due thereon, including, without limitation, all “accounts” (as defined in the UCC) of such Credit Party, whether secured or unsecured, now existing or hereafter created.

“Domestic Agent” shall mean Wells Fargo, acting in the manner and to the extent described in Article X, and any successor domestic agent appointed pursuant to Article X hereof.

“Domestic Borrower” shall mean Interface, together with its successors and assigns.

“Domestic Borrowing Base” shall mean, as of any date of determination and as set forth in the most recent Domestic Borrowing Base Certificate delivered to the Lenders in accordance with the terms of Section 7.07(d), an amount equal to the sum of:

(i) eighty-five percent (85%) of the face amount of Eligible Domestic Accounts (after subtracting all setoffs, discounts, counterclaims, contra accounts, and other deductions, to the extent such amounts are excluded from eligibility in the definition of “Eligible Domestic Accounts,” as reasonably determined by the Domestic Agent in its reasonable credit judgment), plus

(ii) with respect to Eligible Domestic Inventory, the sum of:

(A) forty percent (40%) of the value of such inventory constituting raw materials; plus

(B) up to the lesser of (1) $5,000,000 and (2) twenty-five percent (25%) (or such lesser percentage as the Domestic Agent may establish from time to time in its reasonable credit judgment) of the value of such inventory constituting work-in-process; plus

(C) sixty-five percent (65%) of the value of such inventory constituting finished goods;

in each case, valued at the lower of cost paid for such Eligible Domestic Inventory or the fair market value of such Eligible Domestic Inventory (all as determined by the Domestic Agent in its reasonable credit judgment); provided that, in no event shall the value of any Eligible Domestic Inventory included in the calculation of “Domestic Borrowing Base” exceed eighty-five percent (85%) of the net orderly liquidation value of such Eligible Domestic Inventory (as determined by the Domestic Agent in its reasonable credit judgment), minus

(iii) the Other Reserves.

“Domestic Borrowing Base Certificate” shall have the meaning assigned thereto in Section 7.07(d).

“Domestic Borrowing Limit” shall mean, on any date of determination, the lesser of (i) the total Domestic Syndicated Loan Commitments of all Lenders as of such date and (ii) the Domestic Borrowing Base as of such date.

“Domestic Cash Management Period” shall mean each period commencing on the date Excess Availability is less than 12.5% of the aggregate Commitments of all Lenders and ending on the first date thereafter on which Excess Availability has been greater than 12.5% of the aggregate Commitments of all Lenders for 90 consecutive days.

“Domestic Collateral Reserve Account” shall mean each Deposit Account (a) which is owned by a Credit Party; (b) which is maintained with the Collateral Agent; (c) over which the Collateral Agent has “control” (as such term is used in Article 9 of the UCC), whether by virtue of such Deposit Account’s being maintained with the Collateral Agent or pursuant to the terms of a Control Agreement; and (d) into which, as more fully described in Section 7.16, collections on such Credit Party’s Accounts are deposited; provided that, in no event, shall the Domestic Concentration Account be deemed to be a Domestic Collateral Reserve Account.

“Domestic Concentration Account” means a Deposit Account (a) which is owned by Interface; (b) which is maintained with the Collateral Agent; (c) over which the Collateral Agent has “control” (as such term is used in Article 9 of the UCC); (d) into which funds on deposit in the Domestic Collateral Reserve Accounts shall be concentrated in accordance with the terms of Section 7.16; and (e) which has been designated as the “Domestic Concentration Account” by mutual agreement of the Collateral Agent and Interface.

“Domestic Consolidated Company” means each Consolidated Company other than the Foreign Subsidiaries.

“Domestic Credit Party” shall mean each of the Credit Parties.

“Domestic Guarantors” shall mean, collectively, (i) Interface, (ii) each Material Subsidiary listed on Schedule 6.13 and each other Material Subsidiary which is or becomes a Domestic Guarantor from time to time pursuant to the terms hereof by executing and delivering, or becoming party to, a Domestic Guaranty Agreement, (iii) any Subsidiary (other than a Foreign Subsidiary) which is, or becomes, a Subsidiary L/C Account Party, (iv) all other Subsidiaries of Interface (other than Foreign Subsidiaries) that are or become guarantors of any Senior Notes or Former Senior Notes, and (v) the respective successors and permitted assigns of all Persons described in the foregoing clauses (i) through (iv).

“Domestic Guaranty Agreements” shall mean, together, the Sixth Amended and Restated Interface Guaranty Agreement and the Sixth Amended and Restated Subsidiary Guaranty Agreement, each in form and substance reasonably satisfactory to the Domestic Agent, each executed and delivered as of the Restatement Date in favor of the Lenders, the Domestic Agent, and the Collateral Agent, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Domestic Inventory” shall mean, collectively with respect to any Credit Party, all “inventory” as defined in the UCC of such Credit Party located in the United States of America including, without limitation, all goods manufactured or acquired for sale and all raw materials, work-in-process and finished goods, and all supplies and goods, used or consumed in the operation of the business of such Credit Party, whether now or hereafter acquired, located in the United States of America.

“Domestic L/C Issuer” shall mean Wells Fargo and its successors and assigns.

“Domestic L/C Subcommitment” shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be decreased from time to time pursuant to the terms of this Agreement. The aggregate amount of the Domestic L/C Subcommitments for all Lenders shall equal the lesser of (i) Thirty-Five Million Dollars ($35,000,000) and (ii) the total Domestic Syndicated Loan Commitments for all Lenders (in each case as may be decreased from time to time pursuant to the terms of this Agreement). The Domestic L/C Subcommitment shall be a subcommitment of the total Domestic Syndicated Loan Commitments.

“Domestic Letter of Credit” shall mean any letter of credit denominated in Dollars and issued by the Domestic L/C Issuer for the account of an L/C Account Party pursuant to the terms of this Agreement.

“Domestic Letter of Credit Request” shall have the meaning specified in Section 2A.02(a).

“Domestic Revolving Loans” shall mean, collectively but without duplication, all Domestic Syndicated Loans and all Domestic Settlement Loans.

“Domestic Settlement Date” shall have the meaning given such term in Section 2.05(a).

“Domestic Settlement Loan Advance” shall mean a Borrowing pursuant to Section 2.05 consisting of a Domestic Settlement Loan made by the Domestic Settlement Loan Lender to the Borrower on the same date.

“Domestic Settlement Loan Lender” shall mean Wells Fargo or any subsequent Lender which may extend Domestic Settlement Loans to the Borrower hereunder.

“Domestic Settlement Loans” shall mean, collectively, the Loans made to the Borrower in Dollars by the Domestic Settlement Loan Lender pursuant to Section 2.05.

“Domestic Settlement Loan Note” shall mean any promissory note evidencing the Domestic Settlement Loans, if such notes shall have been delivered pursuant to the Domestic Settlement Loan Lender’s request as provided in Section 2.05(c), as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Domestic Subsidiary” shall mean each Consolidated Company other than (a) Interface and (b) each Foreign Subsidiary.

“Domestic Syndicated Advance” shall mean a Borrowing pursuant to Section 2.02 consisting of the aggregate amount of Domestic Syndicated Loans made by the Lenders to the Borrower at the same time, on the same interest rate basis and, if made as a LIBOR Advance, for the same Interest Period.

“Domestic Syndicated Borrowing” shall mean a Borrowing consisting or to consist of a Domestic Syndicated Advance.

“Domestic Syndicated Borrowing Notice” shall mean the notice given by the Borrower to the Domestic Agent requesting one or more Domestic Syndicated Advances as provided in Section 2.02(c).

“Domestic Syndicated Facility” shall mean the credit facility made available by the Lenders to the Borrower as described in Section 2.02(a).

“Domestic Syndicated Loan Commitment” shall mean, at any time for any Lender, the amount of such commitment of such Lender as set forth on Schedule 1.1(a) hereto, as the same may be decreased from time to time as a result of any reduction thereof pursuant to Section 2.03, any assignment thereof pursuant to Section 11.06, any amendment thereof pursuant to Section 11.02, or as otherwise provided in this Agreement and as the same may be increased from time to time pursuant to Section 2.09. As of the Restatement Date, the aggregate amount of the Domestic Syndicated Loan Commitments for all Lenders is One Hundred Million Dollars ($100,000,000).

“Domestic Syndicated Loans” shall mean, collectively, the Loans made to the Borrower in Dollars by the Lenders pursuant to Section 2.02.

“Domestic Syndicated Notes” shall mean, collectively, the promissory notes evidencing the Domestic Syndicated Loans in the form attached hereto as Exhibit B duly completed in accordance with the terms hereof, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“EBIT” shall mean, for any fiscal period of a Person or consolidated group, as applicable, an amount equal to the sum of (a) net income (or loss) for such Person or consolidated group for such period, plus, (b) to the extent subtracted in determining such net income (or loss), (i) provisions for taxes based on income (or minus tax benefits in respect of such taxes as reflected in the financial statements for such fiscal period) and (ii) the sum of all payments of such Person or consolidated group made during such period with respect to interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, all net payments pursuant to Interest Rate Contracts, and total interest expense (whether shown as interest expense, other expense, or as loss and expenses on sale of receivables) under a receivables purchase facility), all as determined in accordance with GAAP.

“Eligible Assignee” shall mean (a) any financial institution reasonably acceptable to the Domestic Agent and the Arranger and, so long as no Default or Event of Default has occurred and is continuing, consented to by Interface (which consent shall not be unreasonably withheld or delayed) and (b) any Lender or any Affiliate of any Lender or an Approved Fund; provided, however, none of any natural person, the Borrower nor any of its Affiliates or Subsidiaries shall constitute an Eligible Assignee.

“Eligible Domestic Accounts” shall mean all Domestic Accounts created or, subject to Section 7.11(b), acquired by any Credit Party which satisfy and continue to satisfy (as determined by the Agents in their reasonable judgment) each of the following requirements:

(i) Each warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to Domestic Accounts in general or to any specific Domestic Account remains true and correct in all material respects with respect to such Domestic Accounts;

(ii) The Domestic Account is a bona fide existing obligation of the named Account Debtor arising from the sale and delivery of merchandise or the rendering of services to such Account Debtor in the ordinary course of such Credit Party’s business and is owing (in Dollars) to such Credit Party and is not contingent for any reason (except as may otherwise be permitted by this definition), and such Credit Party has lawful and absolute title to such Domestic Account and the unqualified right to grant a security interest therein to the Collateral Agent;

(iii) With respect to any Domestic Account arising from a sale of merchandise, the subject merchandise has been shipped or delivered to the named Account Debtor and has not been rejected by such Account Debtor and such shipment or delivery was made on an absolute sale basis and not on consignment or on approval or on a sale or return basis or on a bill and hold basis or subject to any other repurchase or return agreement and no material part of the merchandise has been returned, and, with respect to any Domestic Account arising from the provision of services, the subject service has been fully performed or rendered and the Account Debtor has accepted such service (and, if requested by the Collateral Agent, the Collateral Agent shall have received evidence reasonably acceptable to the Collateral Agent of the full performance of such service or of the Account Debtor’s acceptance thereof);

(iv) The Domestic Account is not evidenced by chattel paper or an instrument (each as defined in the UCC) of any kind, unless such chattel paper or instrument is duly endorsed to and is in the possession of the Collateral Agent;

(v) The Domestic Account is a valid, legally enforceable obligation of the Account Debtor and no material offset (including, without limitation, discounts, counterclaims or contra accounts) or other defense on the part of such Account Debtor or any claim on the part of such Account Debtor denying liability thereunder has been asserted); provided that any such Domestic Account shall be ineligible only to the extent of any such offset, defense or claim (the value of which shall be determined by the Agents in their reasonable discretion);

(vi) The Domestic Account is not subject to any Lien, except for the Collateral Agent’s first priority perfected Lien and, if applicable, the 2009 Senior Notes Second Lien, and a currently effective UCC financing statement filed by the Collateral Agent against such Credit Party covering such Domestic Account is on file in all appropriate filing locations for such Credit Party and such Domestic Account;

(vii) The Domestic Account is evidenced by an invoice in form acceptable to the Agents and has not remained unpaid for a period exceeding the lesser of (A) ninety (90) days from the date of such invoice, or (B) sixty (60) days from the due date of such invoice;

(viii) The Account Debtor is solvent and not the subject of any bankruptcy or insolvency proceeding of any kind and the Agents, in their reasonable judgment, have not determined that such Domestic Account may not be paid by reason of the Account Debtor’s financial inability to pay;

(ix) The Domestic Account does not arise out of transactions with an employee, officer, agent, director or other Affiliate of such Credit Party;

(x) The Domestic Account is not due from an Account Debtor whose indebtedness to such Credit Party on Domestic Accounts that are unpaid more than the lesser of (A) ninety (90) days from the date of such invoices, or (B) sixty (60) days from the due date of such invoices, exceeds fifty percent (50%) of such Account Debtor’s total indebtedness to such Credit Party;

(xi) The Agents and the Lenders shall not be subjected to any material adverse tax consequences (other than taxes measured by the income of the Agents and the Lenders) as a result of taking any enforcement action or lending against such Domestic Account;

(xii) If the Domestic Account is due from an Account Debtor whose total indebtedness to such Credit Party in the aggregate on Domestic Accounts exceeds ten percent (10%) of the aggregate amount of such Credit Party’s Eligible Domestic Accounts, such Domestic Accounts are not Eligible Domestic Accounts to the extent of such excess;

(xiii) [Intentionally Omitted];

(xiv) The Domestic Account does not arise from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit (A) which is issued or confirmed by a bank acceptable to the Domestic Agent, (B) which is in form and substance reasonably acceptable to the Domestic Agent, (C) which is payable in the full amount of such Domestic Account, (D) which is freely convertible into Dollars at a place of payment within the United States, and, (E) if requested by the Domestic Agent, over which the Domestic Agent has control;

(xv) With respect to such Domestic Account, the Credit Party to which such Domestic Account is owed, has not made any agreement with the applicable Account Debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Domestic Account, but only to the extent of such deduction, or (B) to extend the time of payment thereof beyond the period set forth in clause (vii) in this definition;

(xvi) The Domestic Account does not represent a progress billing (unless the Domestic Agent, in the exercise of its reasonable discretion, after the Credit Party’s request, permits the same to not be excluded hereunder) or a retainage;

(xvii) The assignment of which is subject to any requirements set forth in the Assignment of Claims Act, unless the relevant Credit Party duly assigns its rights to payment thereof to the Agent pursuant to the Assignment of Claims Act; and

(xviii) The Domestic Account has not otherwise been determined by the Agent in its reasonable credit judgment to be ineligible for purposes hereof.

“Eligible Domestic Inventory” shall mean, subject to Section 7.11(b), all Domestic Inventory owned by a Credit Party which satisfies and continues to satisfy (as determined by the Domestic Agent in its reasonable credit judgment) each of the following requirements:

(i) Any warranty or representation contained in this Agreement or any of the other Credit Documents applicable either to Domestic Inventory in general or to any specific Domestic Inventory remains true and correct in all material respects with respect to such Domestic Inventory;

(ii) The Domestic Inventory of such Credit Party is (A) located at the place of business of such Credit Party set forth or referenced in the Security Agreement and with respect to which all necessary UCC filings have been made to perfect the Lien of the Collateral Agent under the Security Documents in such Domestic Inventory, (B) located at such other place of business which is reported to the Collateral Agent pursuant to the Security Documents and with respect to which all necessary UCC filings have been made to perfect the Lien of the Collateral Agent under the Security Documents in such Domestic Inventory, or (C) in transit in the ordinary course of business from one such place of business to another such place of business;

(iii) If such Domestic Inventory is located with or in the possession of any warehouseman, servicer, processor, bailee or other third party or at a leased location, (A) such Credit Party shall have provided the Collateral Agent a Third Party Agreement respecting such third party or the landlord of such location or, in the alternative, the Domestic Agent shall have instituted an Other Reserve with respect to such location (which in the case of any leased location, shall be equal to three months rent, and with respect to any other location shall be in an amount determined by the Domestic Agent in its reasonable credit judgment) and (B) such Credit Party shall have otherwise complied with all applicable terms and provisions of the Security Documents with respect thereto;

(iv) [Intentionally Omitted];

(v) Such Domestic Inventory does not consist of returned goods not saleable in the ordinary course of business;

(vi) Such Domestic Inventory is not under consignment to or from any Person;

(vii) Such Domestic Inventory is of good and merchantable quality (including raw materials and finished products which are of good and merchantable quality), free from defects which would materially and adversely affect the market value thereof and is subject to satisfactory internal control and management procedures;

(viii) Such Domestic Inventory meets in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Domestic Inventory, its use or sale, and is either currently useable or currently saleable in the normal course of such Credit Party’s business;

(ix) Such Domestic Inventory is not obsolete, slow-moving or currently unfit for use or sale in the ordinary course of the business of such Credit Party;

(x) Such Domestic Inventory is located in the United States of America;

(xi) Such Domestic Inventory is not subject to any Lien except for the Collateral Agent’s first priority perfected Lien, such other Liens which are waived or subordinated pursuant to the terms of a Third Party Agreement as contemplated in subsection (iii) above, and, if applicable, the 2009 Senior Notes Second Liens, and a currently effective UCC financing statement filed by the Collateral Agent against such Credit Party covering such Domestic Inventory is on file in all appropriate filing locations for such Credit Party and such Domestic Inventory; and

(xii) If such Domestic Inventory has been purchased with a trade letter of credit, such trade letter of credit has been paid in full.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by governmental authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (a) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (x) the Clean Air Act (42 U.S.C. § 7401 et seq.), (y) the Clean Water Act (33 U.S.C. § 1251 et seq.), and (z) the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. § 9601 et seq.).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

“ERISA Affiliate” shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of, or is treated as a single employer under, the regulations promulgated under Section 414 of the Tax Code.

“Eurodollar Advance” shall mean an Advance made or outstanding in Dollars as a Domestic Syndicated Loan bearing interest based on the Adjusted LIBO Rate.

“Eurodollar Reserve Percentage” shall mean, for any day with respect to any LIBOR Advance, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” shall have the meaning provided in Article IX.

“Excess Availability” means, at any time of determination, the amount (if any) by which the Domestic Borrowing Limit at such time exceeds the sum at such time of (i) the aggregate principal amount of all outstanding Domestic Revolving Loans, plus (ii) the Aggregate Domestic L/C Outstandings.

“Excess Availability (Domestic)” means Excess Availability.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

“Existing Credit Agreement” shall mean that certain Credit Agreement dated as of January 9, 1995, by and among the Borrower, Interface Europe B.V., Interface Europe Limited, the lenders listed therein, SunTrust Bank, Atlanta and The First National Bank of Chicago, as Co-Agents, and SunTrust Bank, Atlanta, as Collateral Agent, as amended and restated by:

(a) that certain Amended and Restated Credit Agreement dated as of June 30, 1995, by and among the Borrower, Interface Europe B.V., Interface Europe Limited, the lenders listed therein, SunTrust Bank, Atlanta and The First National Bank of Chicago, as Co-Agents, and SunTrust Bank, Atlanta, as Collateral Agent, as amended;

(b) that certain Second Amended and Restated Credit Agreement dated as of June 27, 1997, by and among the Borrower, Interface Europe B.V, Interface Europe Limited, the lenders party, SunTrust Bank, Atlanta and The First National Bank of Chicago, as Co-Agents, and SunTrust Bank, Atlanta, as Collateral Agent, as amended;

(c) that certain Third Amended and Restated Credit Agreement dated as of June 30, 1998, by and among the Borrower, the lenders listed therein, SunTrust Bank, as domestic agent, and Bank One, NA, as multicurrency agent, and SunTrust Bank, as collateral agent, as amended;

(d) that certain Fourth Amended and Restated Credit Agreement dated as of January 17, 2002, by and among the Borrower and certain of its Subsidiaries, the lenders party thereto, First Union National Bank, as domestic agent, and First Union National Bank, as multicurrency agent, and SunTrust Bank, as collateral agent, as amended;

(e) that certain Fifth Amended and Restated Credit Agreement dated as of June 17, 2003, by and among the Borrower (as the Domestic Borrower), Interface Europe B.V. (as the Additional Domestic Borrower), Interface Europe Ltd. (as the UK Multicurrency Borrower), Interface Flooring Systems, Inc., and Interface Architectural Resources, Inc. (as the Subsidiary L/C Account Parties), the lenders party thereto, and Wachovia Bank, National Association (as the Domestic Agent, the Multicurrency Agent, and the Collateral Agent), as amended; and

(f) that certain Sixth Amended and Restated Credit Agreement dated as of June 30, 2006, by and among the Borrower, InterfaceFlor, LLC, and Interface Fabrics, Inc. (as the Subsidiary L/C Account Parties), the lenders party thereto, Wachovia Bank, National Association (as the Domestic Agent and the Collateral Agent), as amended.

“Existing Lenders” shall mean each of those “Lenders” party to the Existing Credit Agreement.

“Extensions of Credit” shall mean, at any time of determination, an amount equal to the sum of (i) the aggregate principal amount of all outstanding Loans and (ii) the Aggregate L/C Outstandings.

“FATCA” shall mean Sections 1471 through 1474 of the Internal Revenue Code, as in effect on the Restatement Effective Date, and the regulations promulgated thereunder or published administrative guidance implementing such sections to the extent such published administrative guidance has the force or effect of law.

“Facility” or “Facilities” shall mean the credit facilities made available to the Borrower pursuant to the Domestic Syndicated Loan Commitments.

“Fair Market Value” means, with respect to any Real Property as of any date of determination, the appraised fair market value of such Real Property as set forth in the most recent Qualified Appraisal of which such Real Property was a subject.

“Federal Funds Rate” shall mean, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Domestic Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Domestic Agent. If, for any reason, such rate is not available, then “Federal Funds Rate” shall mean a daily rate which is determined, in the opinion of the Domestic Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Eastern time). Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

“Financial Covenant Effective Date” shall mean each date after the Restatement Date on which Excess Availability is less than 12.5% of the aggregate Commitments of all Lenders.

“Financial Covenant Effective Period” shall mean each period commencing on the last day of the fiscal quarter immediately preceding the fiscal quarter in which a Financial Covenant Effective Date occurs (unless such Financial Covenant Effective Date occurs on the last day of a fiscal quarter, in which case such Financial Covenant Effective Period shall commence on such Financial Covenant Effective Date) and ending on the last day of the fiscal quarter immediately following the fiscal quarter in which such Financial Covenant Effective Date occurred; provided that, each occurrence of a Financial Covenant Effective Date during a Financial Covenant Effective Period shall cause such Financial Covenant Effective Period to continue until the last day of the fiscal quarter immediately following the fiscal quarter in which such most recent Financial Covenant Effective Date occurred, and so on.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of any of Interface’s fiscal quarters, determined for such fiscal quarter and the immediately preceding three fiscal quarters on a consolidated basis for Interface and its Consolidated Companies, the ratio of (a) Consolidated EBITDA for such period, less Capital Expenditures made during such period, less Consolidated Cash Tax Expense for such period to (b) Total Fixed Charges for such period.

“Foreign Subsidiary” shall mean each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

“Former Senior Notes” means, collectively, the 2009 Senior Notes and the Senior Subordinated Notes and any refinancing or replacement thereof permitted under the terms of Section 8.08.

“Former Senior Notes Indentures” shall mean, collectively, the 2009 Senior Notes Indenture and the Senior Subordinated Notes Indenture, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Grantors” shall have the meaning assigned thereto in the applicable Security Documents (including any other Person which from time to time becomes a Grantor under any of the Security Documents).

“Guarantors” shall mean, collectively, each of the Domestic Guarantors.

“Guaranty” shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness of another Person, including without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as reasonably determined by such Person.

“Guaranty Agreements” shall mean the Domestic Guaranty Agreements.

“Hazardous Substances” shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

“Hedging Obligations” shall mean all existing or future payment and other obligations owing by any Credit Party under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Banking Product Provider.

“Hedging Agreements” shall mean a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Indebtedness” of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments, but excluding trade debt incurred in the ordinary course of business), (ii) all rental obligations under leases required to be capitalized under GAAP or under Synthetic Lease Obligations, (iii) all Guaranties of such Person (including, without limitation, all guaranties of Indebtedness referred to in this definition of such Person) and all reimbursement obligations of such Person in respect of letters of credit issued for its account, (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed, (v) all obligations of such Person owing under Hedging Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedging Agreement were terminated on the date of determination), and (vi) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

“Indemnity Agreement” shall mean the Second Amended and Restated Indemnification Agreement dated as of the Restatement Date, by the Credit Parties in favor of, among others, the Lenders and the Domestic Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Intellectual Property” shall mean, collectively, Copyrights, Patents, and Trademarks.

“Intellectual Property Security Agreement” has the meaning given such term in the Pledge and Security Agreement, together with each Copyright Security Agreement, Patent Security Agreement, and Trademark Security Agreement executed and delivered by any Credit Party in favor the Collateral Agent before the Restatement Date, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Intercompany Loan Documents” shall mean, collectively, the promissory notes and all related loan, subordination, and other agreements relating in any manner to the Intercompany Loans.

“Intercompany Loans” shall mean, collectively, (i) the loans more particularly described on Schedule 6.18 (and specifically designated as Intercompany Loans on such Schedule 6.18) and (ii) those loans or other extensions of credit (other than the creation of receivables arising from the sale of inventory in the ordinary course of business) made by any Consolidated Company to another Consolidated Company satisfying the terms and conditions set forth in Section 8.01(h) or as may otherwise be approved in writing by the Domestic Agent.

“Interest Period” shall have the meaning set forth in Section 4.04.

“Interest Rate Contracts” shall mean any Hedging Agreement entered into by any Consolidated Company designed to hedge the interest rate risk exposure of any Consolidated Company.

“Interface” shall mean Interface, Inc., a Georgia corporation, its successors and permitted assigns.

“Interface Control Debt” shall mean, at any time, debt of Interface for borrowed money in an aggregate principal amount outstanding at such time in excess of $10,000,000 which is subject to Change in Control Provisions, excluding debt of Interface arising under this Agreement or any Security Document of Interface delivered pursuant to this Agreement.

“Investment” shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables arising from the sale of inventory in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

“ISP98” shall mean the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590, and any successor publication by the International Chamber of Commerce (or any successor organization thereto).

“L/C Account Party” shall mean the Borrower or the Subsidiary L/C Account Party for whose account a Letter of Credit is being requested or issued, or has been issued, pursuant to this Agreement.

“L/C Issuance Fee” shall mean, with respect to each Letter of Credit, an amount equal to (i) the face amount of such Letter of Credit, multiplied by (ii) one-eighth of one percent (0.125%) per annum.

“L/C Issuer” shall mean the Domestic L/C Issuer.

“L/C Outstandings” shall mean, as at any date of determination with respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, plus (ii) the aggregate amount of all drawings under such Letter of Credit and honored by the L/C Issuer not theretofore reimbursed by or on behalf of the L/C Account Party.

“Lender” or “Lenders” shall mean the banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 11.06(c).

“Lending Office” shall mean for each Lender the office of such Lender as set forth in Schedule 1.1(a) or such other office as such Lender may designate in writing from time to time to the Borrower and the Domestic Agent with respect to each Type of Loan.

“Letter of Credit” shall mean any Domestic Letter of Credit.

“LIBOR” shall mean the rate of interest per annum appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official BBA USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two Business Days before the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Advance requested (whether as an initial LIBOR Advance or as a continuation of a LIBOR Advance or as a conversion of a Base Rate Loan to a LIBOR Advance) by the Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

“LIBOR Advance” shall mean a Eurodollar Advance.

“Lien” shall mean any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

“Loans” shall mean, collectively, the Domestic Revolving Loans, and “Loan” shall mean each of them individually.

“Major Division” shall mean each the following operating divisions of Interface and the Consolidated Companies (to include each of the entities or operating divisions of any entity comprising such operating divisions): US Modular, US Broadloom, Europe Modular, and Asia Pacific Modular.

“Margin Regulations” shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Material Company” shall mean (i) each of the Credit Parties and (ii) each Material Subsidiary of Interface.

“Material Subsidiary” means each Subsidiary of Interface which is not a Foreign Subsidiary and, at any time on or after the Restatement Date, meets any of the following conditions:

(a) such Subsidiary is, on the Restatement Date, listed on Schedule 6.13;

(b) as determined in accordance with GAAP, such Subsidiary’s revenue for fiscal year 2010 or any fiscal year thereafter is 5% or more of the consolidated revenue of the Consolidated Companies for such fiscal year;

(c) as determined in accordance with GAAP, EBIT of such Subsidiary for fiscal year 2010 or any fiscal year thereafter is 5% or more of the consolidated EBIT of the Consolidated Companies for such fiscal year;

(d) as determined in accordance with GAAP, such Subsidiary’s tangible assets constitute 5% or more of the consolidated tangible assets of the Consolidated Companies as of the end of Interface’s most recently completed fiscal year;

(e) such Subsidiary’s assets are material to the operation of the Consolidated Companies or any Major Division;

(f) such Subsidiary owns any Intellectual Property, or has licensed Intellectual Property from any Person who is not a Consolidated Company, where, in either case, such Intellectual Property is material to the operations of the Consolidated Companies or any Major Division; or

(g) any of such Subsidiary’s assets are included in the Domestic Borrowing Base;

provided, however, that, (i) if, at the end of each of Interface’s Fiscal Quarters, the aggregate Asset Value of all machinery, equipment, and Real Property of all Subsidiaries of Interface (other than those which are Foreign Subsidiaries and those which are already Material Subsidiaries) is greater than $5,000,000, Interface shall, within fifteen days (or such later date as may be agreed to by the Domestic Agent) after the date on which the Compliance Certificate for such fiscal quarter is delivered in accordance with Section 7.07(c), designate additional Subsidiaries as Material Subsidiaries to the extent necessary to cause such amount to be less than $5,000,000, and, with respect to such designated Subsidiaries, comply with Sections 7.11 and 7.13 and (ii) once a Subsidiary falls within this definition of Material Subsidiary, it shall thereafter remain a Material Subsidiary until such time as the Domestic Agent, the Collateral Agent, and the Required Lenders shall have agreed otherwise in writing.

“Material Subsidiary (Domestic)” means each Material Subsidiary.

“Materially Adverse Effect” shall mean (i) any materially adverse change in (A) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies taken as a whole, or (B) the ability of Interface and the other Credit Parties to perform their respective obligations under the Credit Documents or (ii) any materially adverse effect on the rights and remedies of the Domestic Agent, the Collateral Agent and the Lenders under the Credit Documents.

“Maturity Date” shall mean the Stated Maturity Date; provided, however, that if all Obligations outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article IX, then the Maturity Date shall be the date on which such declaration is made or the date on which such obligations have automatically become due and payable, as applicable.

“Maximum Real Property Collateral Requirements” shall mean that (a) for each parcel of Real Property with a fair market value greater than $1,500,000 and less than or equal to $5,000,000, as determined by the Domestic Agent in its reasonable credit judgment, the Credit Party that owns such parcel of Real Property shall be required to execute and deliver to Domestic Agent, a Mortgage on such Real Property and, if requested by Domestic Agent, to obtain a title certificate with respect thereto, but shall not be required to obtain a title insurance policy or survey with respect thereto; (b) for each parcel of Real Property with a fair market value in excess of $5,000,000 but less than or equal to $10,000,000, as determined by the Domestic Agent in its reasonable credit judgment, the Credit Party that owns such parcel of Real Property shall be required to execute and deliver to Domestic Agent, a Mortgage on such Real Property and, if requested by Domestic Agent, to obtain a title insurance policy with respect thereto, but shall not be required to obtain a survey with respect thereto; and, (c) for each parcel of Real Property with a fair market value in excess of $10,000,000, as determined by the Domestic Agent in its reasonable credit judgment, the Credit Party that owns such parcel of Real Property shall be required to execute and deliver to Domestic Agent, a Mortgage on such Real Property and, if requested by Domestic Agent, to obtain a title insurance policy and survey with respect thereto; provided, however, that, (1) in each of the foregoing cases, the surveys, title certificates, and title insurance shall be, where required under the foregoing, in form and substance satisfactory to the Collateral Agent, and (2) where two or more applicable parcels of Real Property are contiguous, all of such contiguous parcels shall be considered together, as a single parcel, in determining the fair market value thereof, as otherwise provided above.

“Moody’s” means Moody’s Investor Service, Inc., and any successor thereto.

“Mortgage” shall mean each mortgage, deed of trust, deed to secure debt, and other agreement or instrument executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, supplemented, restated or otherwise modified from time to time.

“Mortgaged Property” means all of the Real Property subject to a Mortgage.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Proceeds” shall mean, with respect to any Asset Sale, all cash, including (i) cash receivables (when received) by way of deferred payment pursuant to a promissory note, a receivable or otherwise (other than interest payable thereon), and (ii) with respect to Asset Sales resulting from the loss, damage, destruction or taking of property, the proceeds of insurance settlements and condemnation awards (other than the portion of the proceeds of such settlements and such awards that are used to repair, replace, improve or restore the item of property in respect of which such settlement or award was paid provided that the recipient of such proceeds or another Consolidated Company enters into a binding contractual obligation to effect such repair, replacement, improvement or restoration within eighteen (18) months of such loss, damage or destruction and completes such repair, replacement, improvement or restoration within thirty-six (36) months of such loss, damage, destruction or taking) as and when received in cash, in either case, received by any Consolidated Company as a result of or in connection with such transaction, net of reasonable sale expenses, fees and commissions incurred, and taxes paid or expected to be payable within the succeeding 36-month period in connection therewith, and net of any payment required to be made with respect to the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness secured by a Lien (to the extent permitted by Section 8.02) upon the asset sold in such Asset Sale (including, without limitation, any such payment made in respect of the Obligations, to the extent such payment was required on account of any reduction in the Domestic Borrowing Base occurring because of the removal therefrom of the assets sold in such Asset Sale).

“Non-Borrowing Base Asset” means each asset of a Credit Party which does not constitute a Borrowing Base Asset.

“Notes” shall mean, collectively, the Domestic Syndicated Notes and the Domestic Settlement Loan Notes (if any), as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Notice of Domestic Conversion/Continuation” shall mean the notice given by the Borrower to the Domestic Agent in respect of the conversion or continuation of an outstanding Domestic Syndicated Borrowing as provided in Section 2.02(e).

“Obligations” shall mean all amounts owing to any Domestic Agent, Lender, L/C Issuer, or the Collateral Agent pursuant to the terms of this Agreement, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), all Banking Product Obligations, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof. Notwithstanding any to the contrary contained herein or in any of the other Credit Documents, the Liens of the Collateral Agent under this Agreement and the other Credit Documents shall not secure any of the Hedging Obligations to the extent that a Lien with respect thereto is prohibited by the Senior Notes Indentures.

“OFAC” shall mean The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Reserves” shall mean such reserves as the Domestic Agent may, or at the direction of the Required Lenders will, establish from time to time with respect to the Domestic Borrowing Base in its or their commercially reasonable judgment by prior written notice to the Borrower, including, without limitation, (a) a reserve equal to the Banking Product Reserve Amount and (b) the Dilution Reserve.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Participating Lender” shall mean, as to any Letter of Credit, a collective reference to all the Lenders other than the Domestic L/C Issuer.

“Patent Security Agreement” shall mean each Intellectual Property Security Agreement and Patent Security Agreement, as the case may be, executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Patents” means, with respect to any Person:

(a) all letters patent and applications for letters patent throughout the world owned by such Person;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses; and

(d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Patriot Act” has the meaning specified therefor in Section 6.25 of the Agreement.

“Payment Office” shall mean with respect to payments of principal, interest, fees or other amounts relating to the Domestic Revolving Loans, Domestic Letters of Credit, and all other Obligations (other than Hedging Obligations), the office specified in Section 11.01, or such other location as to which the Domestic Agent shall have given written notice to Interface.

“Permitted Acquisitions” shall mean purchases or other acquisitions by any Credit Party of all or any substantial portion of the property, assets, or Capital Stock of any Person (the “Target”) during any fiscal year, provided that in the case of any such purchase or other acquisition (a) such transaction has been approved in advance by a majority of the board of directors of the Target, (b) the business of the Target would be permitted to be conducted by a Consolidated Company under Section 8.09, (c) no Default or Event of Default exists at the time such acquisition or purchase is consummated or would result therefrom, (d) where the cash portion of the purchase price payable in such transaction exceeds $25,000,000, such transaction has been (i) demonstrated to the reasonable satisfaction of the Domestic Agent, through the preparation and delivery by Interface to the Lenders prior to the execution of a contractual obligation to make such purchase, of pro forma financial statements demonstrating the effect of such transaction (in such detail and using such form of presentation of historical and forecasted financial information as may be reasonably satisfactory to the Domestic Agent), not to adversely affect the continued compliance of the Consolidated Companies with Section 7.09 and the other terms of this Agreement, and (ii) approved by the Required Lenders.

“Permitted Holder” shall mean any of (i) Ray C. Anderson, Daniel T. Hendrix, John R. Wells, Raymond S. Willoch, Robert A. Coombs, Patrick C. Lynch, Carl I. Gable, J. Smith Lanier, II and Lindsey Parnell, and (ii) in the case of each individual referred to in the preceding clause (i) for the purposes of this definition the reference to such individual shall be deemed to include the members of such individual’s immediate family, such individual’s estate, and any trusts established by such individual (whether inter vivos or testamentary) for the benefit of such individual or members of such individual’s immediate family and any charitable trust or charitable foundation established by a Permitted Holder (provided that a Permitted Holder or a member of such Permitted Holder’s immediate family is the trustee or a co-trustee of such charitable trust or charitable foundation).

“Permitted Liens” shall mean those Liens expressly permitted by Section 8.02.

“Permitted Senior Liens” means (a) those Liens permitted by Sections 8.02(c), (d), (e), and (j), but only to the extent such Liens have priority over the Liens of the Collateral Agent by operation of law, and (b) those Liens permitted by Section 8.02(g).

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

“Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

“Pledge and Security Agreement” shall mean the Second Amended and Restated Pledge and Security Agreement executed and delivered by the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Parties on the Restatement Date, as the same may be further amended, restated, supplemented, or otherwise modified from time to time.

“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Domestic Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Domestic Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Rata Share” shall mean, with respect to the Domestic Syndicated Loan Commitment (including, without limitation, the Domestic L/C Subcommitment) of each Lender, and each Loan to be made by and each payment (including, without limitation, any payment of principal, Letter of Credit reimbursement obligation, interest or fees) to be made to such Lender, the percentage designated as such Lender’s Pro Rata Share of such Commitments, such Loans or such payments, as applicable, set forth on Schedule 1.1(a) hereto, in each case as such Pro Rata Share may change from time to time as a result of assignments, amendments, or reductions made pursuant to this Agreement.

“Qualified Appraisal” means an appraisal (a) which is or was conducted by an independent appraiser selected by the Agents; (b) which will be or was conducted in such a manner and of such a scope as is acceptable to Agents; and (c) the results of which are reasonably satisfactory to the Agents; provided, however, that, with respect to any appraisal of Real Property, the term “Qualified Appraisal” shall also mean that (i) such appraisal shall have been conducted in a manner consistent with the applicable provisions of the Financial Institutions Reform, Recovery and Enforcement Act, as amended (such Act, together with any of the regulations and rules promulgated in furtherance of, or on the authority of, such Act, “FIRREA”); (ii) such appraisal shall have been conducted by an appraiser who maintains the minimum certifications required by FIRREA for conducting the type of appraisals being required; and (iii) given the nature of the transaction for which a given Qualified Appraisal is relevant, such appraisal shall have been conducted within the applicable time periods established by FIRREA with respect to such transaction.

“Real Property” means any estates or interests in real property now owned or leased or hereafter acquired or leased by any Credit Party and the improvements thereto.

“Redeemable Capital Stock” shall mean any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

“Refinancing Senior Notes” shall mean, with respect to any Senior Notes, any unsecured refinancing or replacement thereof in the aggregate principal amount, which, when added to the then-outstanding principal amount of any other Senior Notes, does not exceed 110% of the outstanding principal amount of the Senior Notes being refinanced or replaced, having a weighted average life to maturity greater than or equal to the weighted average life to maturity thereof, having a maturity not earlier than the date which is ninety (90) days following the stated maturity of the Senior Notes being refinanced or replaced, and having financial and other covenants not less favorable to any Credit Party in any material respect than those covenants in effect with respect to such Senior Notes, or otherwise on terms and conditions reasonably satisfactory to the Domestic Agent.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

“Replacement Assets” shall mean properties and assets that replace the properties and assets that were the subject of an Asset Sale or properties and assets that will be used in the business of Interface and the Consolidated Companies as existing on the Restatement Date) or in businesses reasonably related thereto.

“Required Lenders” shall mean, at any time, Lenders holding more than fifty percent (50%) of the aggregate amount of the Domestic Syndicated Loan Commitments or, if the Facilities have been terminated pursuant to Article IX, Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; provided, however, in addition to the other requirements set forth in this definition, at all times where there are two or more Lenders, the number of Lenders comprising “Required Lenders” shall not be less than two.

“Requirement of Law” for any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean any executive officer, the general counsel, the chief financial officer or the Treasurer of Interface, and any other officer of Interface or any other Credit Party primarily responsible for the administration of the obligations of such Interface or such Credit Party in respect of this Agreement.

“Restatement Date” shall mean June 24, 2011.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., and any successor thereto.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

“Secured Obligations” shall mean, collectively, the Obligations as defined herein (other than Hedging Obligations to the extent that a Lien with respect thereto is prohibited by or would otherwise violate the terms of the Senior Notes Indentures or the Former Senior Note Indentures).

“Secured Parties” shall mean, collectively (i) the Domestic Agent, the Collateral Agent, the Lenders, and any Banking Product Provider (to the extent the Banking Product Obligations owing to such Banking Product Provider constitute Secured Obligations), and (ii) such other Persons to which other Secured Obligations may be owed.

“Security Agreements” shall mean the Pledge and Security Agreement.

“Security Documents” shall mean, collectively, the Domestic Guaranty Agreements, the Indemnity Agreement, the Security Agreements, the Copyright Security Agreements, the Patent Security Agreements, the Trademark Security Agreements, the Mortgages, the Control Agreements, and each other guaranty agreement, mortgage, deed of trust, deed to secure debt, security agreement, pledge agreement, collateral assignment, or other security or collateral document guaranteeing or securing the Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Notes” shall mean, collectively, (a) the 2010 Senior Notes and (b) any Refinancing Senior Notes.

“Senior Notes Indentures” shall mean, collectively, the 2010 Senior Notes Indenture and any other indenture relating to any Senior Notes.

“Senior Subordinated Notes” shall mean, collectively, the unsecured Senior Subordinated Notes due 2014 issued by Interface, and guaranteed by certain Subsidiaries of Interface, in the original aggregate principal amount of $135,000,000.

“Senior Subordinated Notes Indenture” shall mean the Indenture dated as of February 4, 2004, by and among Interface, certain Subsidiaries of Interface and SunTrust Bank, pursuant to which Interface issued its Senior Subordinated Notes, as the same has been or may hereafter be amended, restated, supplemented, or otherwise modified from time to time.

“Shareholders’ Equity” shall mean, with respect to any Person as at any date of determination, shareholders’ equity of such Person determined on a consolidated basis in conformity with GAAP.

“Significant Subsidiary” shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act of 1933, as amended.

“Stated Maturity Date” shall mean June 24, 2016.

“Subordinated Debt” shall mean (i) Indebtedness outstanding pursuant to the Senior Subordinated Notes, and (ii) other Indebtedness of Interface subordinated to all obligations of Interface or any other Credit Party arising under this Agreement, the Notes, and the Domestic Guaranty Agreements on terms and conditions reasonably satisfactory to the Domestic Agent, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Domestic Agent.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

“Subsidiary L/C Account Party” shall have the meaning assigned to such term in the preamble to this Agreement.

“Subsidiary Pledge and Security Agreement” shall have the meaning given to the term “Pledge and Security Agreement”.

“Synthetic Lease Obligations” shall mean, collectively, all payment obligations of Interface or any of the Consolidated Companies pursuant to (a) so-called “synthetic” leases not treated as capital leases under GAAP, but which are treated as financings under the Tax Code and (b) any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of Interface or any Consolidated Company.

“Tax Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Taxes” shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

“Third Party Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent and any landlord, warehouseman, servicer, processor, bailee or other third party which may, from time to time, be in possession or control of any Collateral or any property on which Collateral is or may be located, pursuant to which such third party is notified of the security interest created in favor of the Secured Parties pursuant to the Credit Documents, agrees to permit the Collateral Agent to have access to such Collateral and to take possession thereof, and waives or subordinates any Lien held by it against such Collateral.

“Total Fixed Charges” shall mean, for any fiscal period of Interface and without duplication, the sum of (a) Consolidated Cash Interest Expense for such period, plus (b) payments made in respect of capital leases during such period, plus (c) scheduled payments of principal made during such period in respect of all Indebtedness which, when such Indebtedness was incurred, had a stated maturity of more than one year from the date it was so incurred (other than payments made in respect of (i) the Senior Notes or Former Senior Notes at their respective stated final maturity and (ii) Intercompany Loans), plus (d) Consolidated Restricted Payments made during such period, but not including any Consolidated Restricted Payment which:

(i) is made with the Net Proceeds of any Asset Sale or series of related Asset Sales which constitute the sale of the stock or all or substantially all of the assets of any Subsidiary, but only if (A) such Consolidated Restricted Payment is made within six months after the date on which the applicable Credit Party received such Net Proceeds and (B) until such Net Proceeds are used to make such Consolidated Restricted Payments, such Net Proceeds remain identifiable as such (whether by segregation in a separate Deposit Account or pursuant to other arrangements reasonably satisfactory to the Domestic Agent);

(ii) is described in, and is made in accordance with, Section 8.08(d);

(iii) constitutes any mandatory or voluntary prepayments made, or any prepayment premiums or make-whole payments paid, in connection with the retirement, repayment, prepayment, redemption, repurchase, defeasance, or other discharge of the Former Senior Notes;

(iv) constitutes any mandatory or voluntary prepayment premiums or make-whole payments paid in connection with the retirement, repayment, prepayment, redemption, repurchase, defeasance, or other discharge of any Senior Notes to the extent that any such prepayment premiums or make-whole payments are less than or equal to 3.00% of the principal amount of such Senior Notes; or

(v) was paid before the Restatement Date in connection with Interface Modernform Co. Ltd.

“Trademark Security Agreement” shall mean each Intellectual Property Security Agreement and Trademark Security Agreement, as the case may be, executed and delivered by any Credit Party in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Trademarks” means, with respect to any Person:

(a)(i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers owned by such Person, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired by such Person, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

(b) all Trademark licenses for the grant by or to such Person of any right to use any Trademark; and

(c) all proceeds of, and rights associated with, the foregoing, including any claim by such Person against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license.

“Type” of Borrowing shall mean a Borrowing made as a Base Rate Advance or LIBOR Advance, as the case may be.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Georgia, as amended or modified from time to time.

“Uniform Customs” shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500, and, if adopted by the Domestic Agent, any more recent version thereof.

“Voting Stock” shall mean any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wells Fargo” shall mean Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association.

Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP, except that financial records of Foreign Subsidiaries may be maintained in accordance with generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary; provided, however, that compliance with the financial covenants and calculations set forth in Section 7.09, Article VIII, and elsewhere herein, and in the definitions used in such covenants and calculations, shall be calculated, made and applied in accordance with GAAP and such generally accepted accounting principles in such foreign jurisdictions, as the case may be, as in effect on the date of this Agreement applied on a basis consistent with the preparation of the financial statements referred to in Section 6.14 unless and until the parties enter into an agreement with respect thereto in accordance with Section 11.13.

Section 1.02. Other Definitional Terms. The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

Section 1.03. Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

ARTICLE II

DOMESTIC REVOLVING LOANS

Section 2.01. Description of Domestic Revolving Credit Facility. Subject to and upon the terms and conditions herein set forth, the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which such Lenders agree to make Domestic Syndicated Loans to the Borrower in accordance with Section 2.02; provided, however, that, in no event may (x) the aggregate principal amount of all outstanding Extensions of Credit exceed at any time the aggregate amount of the Lenders’ Domestic Syndicated Loan Commitments or (y) the sum of (1) aggregate principal amount of all Domestic Revolving Loans, plus (2) the Aggregate Domestic L/C Outstandings exceed the Domestic Borrowing Limit.

Section 2.02. Domestic Syndicated Loans.

(a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Lender severally agrees to make to the Borrower, from time to time prior to the Maturity Date, Domestic Syndicated Loans; provided, however, that, after giving effect to any amounts requested, in no event may the aggregate principal amount of all outstanding Domestic Syndicated Loans made by such Lender exceed (i) such Lender’s Domestic Syndicated Loan Commitment, minus (ii) such Lender’s Pro Rata Share of all outstanding Domestic Settlement Loans, minus (iii) such Lender’s Pro Rata Share of all Aggregate Domestic L/C Outstandings. The Borrower shall be entitled to repay and reborrow Domestic Syndicated Loans in accordance with the provisions, and subject to the limitations, set forth herein (including the limitation set forth in Section 2.01).

(b) Each Domestic Syndicated Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Domestic Syndicated Loans shall be not less than $2,000,000 or a greater integral multiple of $500,000, provided that each Borrowing of Domestic Syndicated Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $250,000, except to the extent otherwise provided with respect to Domestic Syndicated Loans made pursuant to Section 2.02(c)(ii). At no time shall the total number of Borrowings outstanding under this Section 2.02 exceed eight; provided that for purposes of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Section 2.02 shall be considered as one Borrowing.

(c)(i) Whenever the Borrower desires to make a Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), it shall give the Domestic Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Domestic Syndicated Borrowing (each a “Domestic Syndicated Borrowing Notice”) prior to 11:00 a.m. (Eastern time) at its Payment Office (A) on the same Business Day as the requested date of such Domestic Syndicated Borrowing in the case of Base Rate Advances, and (B) three Business Days prior to the requested date of such Domestic Syndicated Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Eastern time) shall be deemed received on the next Business Day. Each Domestic Syndicated Borrowing Notice shall be irrevocable and shall specify the aggregate principal amount of the Domestic Syndicated Borrowing, the date of the Domestic Syndicated Borrowing (which shall be a Business Day), and whether the Domestic Syndicated Borrowing is to be made as a Base Rate Advance or Eurodollar Advance and, in the case of a Eurodollar Advance, the Interest Period to be applicable thereto. Upon the Domestic Agent’s receipt of a Domestic Syndicated Borrowing Notice, the Domestic Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Pro Rata Share of such Borrowing, unless it is advanced as a Domestic Settlement Loan Borrowing.

(ii) Whenever there occurs any request or demand for payment under any Domestic Letter of Credit by the beneficiary thereof, and Interface shall not have notified the Domestic Agent and the Domestic L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored that the L/C Account Party or Interface, on behalf of such L/C Account Party, intends to reimburse the Domestic L/C Issuer for the amount of such drawing with funds other than the proceeds of Domestic Syndicated Loans, (A) Interface shall be deemed to have given a Domestic Syndicated Borrowing Notice to the Domestic Agent requesting a Domestic Syndicated Borrowing consisting of Base Rate Loans on the date on which such drawing is to be honored in an amount equal to the amount of such drawing (of which the Domestic Agent shall promptly notify the Lenders) and (B) each Lender shall, upon receipt of such notice from the Domestic Agent and on the same Business Day thereof, make a Domestic Syndicated Loan to Interface which is a Base Rate Loan in an amount equal to the product of the amount of such drawing and such Lender’s Pro Rata Share, the proceeds of which shall be applied directly by the Domestic Agent to reimburse the Domestic L/C Issuer for the amount of such drawing (provided that, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Sections 2.02(b) and 5.03 shall not be applicable to such Domestic Syndicated Borrowing).

(d) No later than 1:00 p.m. (Eastern time) on the date of each Domestic Syndicated Borrowing (other than one resulting from a conversion or continuation pursuant to Section 2.02(e)), each Lender will make available its Pro Rata Share of the amount of such Domestic Syndicated Borrowing in immediately available funds at the Payment Office of the Domestic Agent. The Domestic Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Domestic Agent in a timely manner by crediting such amounts to the Designated Account. If any Lender does not make such amount available to the Domestic Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

(e)(i) Whenever the Borrower desires to convert all or a portion of an outstanding Domestic Syndicated Borrowing made to it as a Base Rate Advance or Eurodollar Advance into one or more Domestic Syndicated Borrowings consisting of an Advance of another Type, or to continue outstanding a Domestic Syndicated Borrowing made to it as a Eurodollar Advance for a new Interest Period, it shall give the Domestic Agent (1) at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Eurodollar Advance and (2) at least one (1) Business Day prior written notice (or telephonic notice promptly confirmed in writing) of each such Domestic Syndicated Borrowing to be converted into or continued as a Base Rate Advance. Such notice (each a “Notice of Domestic Conversion/Continuation”) shall be given prior to 11:00 a.m. (Eastern time) on the date specified. Each such Notice of Domestic Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, and the Interest Period to be applicable thereto.

(ii) If, upon the expiration of any Interest Period in respect of any Domestic Syndicated Borrowing, the Borrower shall have failed, or pursuant to the following clause (iii) be unable, to deliver the Notice of Domestic Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Domestic Syndicated Borrowing to a Domestic Syndicated Borrowing made as a Base Rate Advance.

(iii) So long as any Default or Event of Default shall have occurred and be continuing, no Domestic Syndicated Borrowing may be converted into or continued as (upon expiration of the current Interest Period) a Eurodollar Advance.

(iv) No conversion of any Domestic Syndicated Borrowing made as a Eurodollar Advance shall be permitted except on the last day of the Interest Period in respect thereof.

(f) The Borrower’s obligations to pay the principal of, and interest on, the Domestic Syndicated Loans to each Lender shall be evidenced by the records of the Domestic Agent and such Lender and by the Domestic Syndicated Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

(g) All outstanding principal amounts under the Domestic Syndicated Loans shall be due and payable in full on the Maturity Date.

Section 2.03. Reductions of Domestic Syndicated Loan Commitments and Mandatory Repayments.

(a) Upon at least three Business Days’ prior telephonic notice (promptly confirmed in writing) to the Domestic Agent, Interface shall have the right, without premium or penalty, to reduce the Domestic Syndicated Loan Commitments, in part or in whole; provided that (i) any such reduction shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Lenders, (ii) any partial reduction pursuant to this Section 2.03 shall be in an amount of at least $2,000,000 and integral multiples of $500,000, and (iii) no such reduction shall be permitted which would (A) require a prepayment that is not permitted by Section 4.06, (B) reduce the total Domestic Syndicated Loan Commitments to an amount less than the total outstanding Extensions of Credit, or (C) be prohibited by the immediately following sentence.

(b) If any Senior Notes Indenture or Former Senior Notes Indenture having terms requiring prepayments or commitment reductions from any Asset Sales is outstanding or in effect, then:

(i) No mandatory permanent reductions in Commitments or mandatory prepayments shall be required pursuant to this Section 2.03(b) until the aggregate amount of Asset Sales occurring after December 3, 2010, exceeds $25,000,000 (based upon the Asset Values thereof, but excluding in the foregoing computation and from the requirements of this Section 2.03(b), (A) Asset Sales resulting from loss, damage, destruction, or taking where the proceeds thereof are utilized so as to be excluded from the definition of Net Proceeds and (B) Asset Sales occurring as a part of any sale and leaseback transactions permitted pursuant to Section 8.06).

(ii) If, within fifteen months following any Asset Sale at and after the time such Asset Values have exceeded $25,000,000, the entire amount of the Net Proceeds of such Asset Sale have not been (A) applied to an investment in Replacement Assets or (B) applied to repay any Senior Notes or Former Senior Notes in a manner permitted pursuant to Section 8.08, then the Borrower shall repay the outstanding Domestic Revolving Loans in an amount equal to one hundred percent (100%) of the Net Proceeds (which Net Proceeds shall be applied in the manner set forth in Section 2.03(e)), and the Domestic Syndicated Loan Commitments shall be permanently reduced by such amount; provided that any such reduction shall apply to reduce proportionately and permanently the Domestic Syndicated Loan Commitments of each of the Lenders.

(c) (c) If the Senior Notes and the Former Senior Notes which, in either case, have terms requiring prepayments or commitment reductions from any Asset Sales are no longer outstanding or in effect, then, within two Business Days following the receipt of the Net Proceeds of any Asset Sale, the Borrower shall repay the outstanding Domestic Revolving Loans in an amount equal to one hundred percent (100%) of the Net Proceeds (which Net Proceeds shall be applied in the manner set forth in Section 2.03(e)).

(d) If the aggregate outstanding principal amount of all Extensions of Credit exceeds at any time the Domestic Borrowing Limit, then the Borrower shall immediately repay applicable Extensions of Credit in an amount equal to such excess so that, after such repayment, such condition would not be true, together with all accrued but unpaid interest on such excess amount with such repayment applied in the manner set forth in Section 2.03(e).

(e) Each repayment required to be made pursuant to Section 2.03(b), (c) or (d) shall be applied (i) first, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Settlement Loans, (ii) second, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Syndicated Loans which are Base Rate Advances, (iii) third, if (and to the extent) necessary to eliminate such excess, to repay outstanding Domestic Syndicated Loans which are LIBOR Advances, (iv) fourth, if (and to the extent) necessary to eliminate such excess, with respect to any Letters of Credit then outstanding, to make a payment of cash collateral in Dollars into an account established and continually maintained by Interface with the Collateral Agent, and over which the Collateral Agent shall have “control” as such term is used in Article 9 of the UCC, in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit, to be applied in accordance with the terms of Article IX.

(f) No repayment or prepayment pursuant to this Section 2.03 shall affect any of the Borrower’s obligations under any Hedging Agreement.

Section 2.04. [Intentionally Omitted].

Section 2.05. Domestic Settlement Loans.

(a) To facilitate the administration of the Domestic Syndicated Loans under this Agreement, the Lenders agree (which agreement shall neither be for the benefit of, nor enforceable by, Borrower) that settlement among the Lenders with respect to the Domestic Syndicated Loans will take place weekly on the same day of the week established by the Domestic Settlement Loan Lender or, if any such day is not a Business Day, then the immediately following Business Day (each such day, a “Domestic Settlement Date”), which may occur (i) before or after the occurrence or during the continuance of a Default or Event of Default and (ii) whether or not all of the conditions set forth in Article V or any other conditions to the funding or making of any Domestic Syndicated Loan contained herein have been satisfied; provided that any such Settlement Loan for which settlement is to be made must have been advanced before the date on which the Domestic Syndicated Loan Commitments have been terminated pursuant to Article 9. On each Domestic Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with a written report delivered by the Domestic Agent to the Lenders with respect to such Domestic Settlement Date so that, as of each Domestic Settlement Date, each Lender shall hold its Pro Rata Share of all Domestic Syndicated Loans then outstanding. As of the Restatement Date, the Domestic Agent intends to request settlement with the Lender once every five (5) Domestic Business Days.

(b) Between Domestic Settlement Dates, the Domestic Agent may request the Domestic Settlement Loan Lender to advance, and the Domestic Settlement Loan Lender may, but shall not be obligated to, advance to the Borrower out of the Domestic Settlement Loan Lender’s own funds the entire principal amount of any Advance (which is to comprise Domestic Syndicated Loans and is to be made as a Base Rate Advance) requested or deemed requested pursuant to this Agreement (any such Domestic Syndicated Loan funded exclusively by the Domestic Settlement Loan Lender being referred to as a “Domestic Settlement Loan”). The aggregate principal amount of the Domestic Settlement Loans outstanding at any time shall not exceed $10,000,000, and each Domestic Settlement Loan shall be in any amount to which the Domestic Agent and the Domestic Settlement Loan Lender agree. Each Domestic Settlement Loan shall constitute a Domestic Syndicated Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Domestic Syndicated Loans, except that all payments thereon shall be payable to the Domestic Settlement Loan Lender solely for its own account.

(c) The obligation of the Borrower to repay the Domestic Settlement Loans made to it shall be evidenced by the records of the Domestic Settlement Loan Lender and need not be evidenced by any promissory note (unless requested by the Domestic Settlement Loan Lender). The Domestic Agent shall not request the Domestic Settlement Loan Lender to make any Domestic Settlement Loan if (i) the Domestic Agent shall have actual knowledge that, or shall have received written notice from any Lender that, one or more of the applicable conditions precedent set forth in Article V or any other conditions to the funding or making of any Domestic Syndicated Loan contained herein will not be satisfied on the requested funding date for the applicable Borrowing or (ii) the requested Borrowing would exceed the amount of Domestic Syndicated Loans permitted to be made under Sections 2.01 and 2.02. The Domestic Settlement Loan Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article V or any other conditions to the funding or making of any Domestic Syndicated Loan contained herein have been satisfied or the requested Borrowing would exceed the amount of Domestic Syndicated Loans permitted to be made under Sections 2.01 and 2.02 before making, in its sole discretion, any Domestic Settlement Loan.

(d) On each Domestic Settlement Date, or, if earlier, upon demand by the Domestic Agent for payment thereof, the then outstanding Domestic Settlement Loans shall be immediately due and payable. The Borrower shall be deemed to have requested Domestic Syndicated Loans to be made on each Domestic Settlement Date in the amount of all outstanding Domestic Settlement Loans and the proceeds of such Domestic Syndicated Loans shall be applied to the repayment of such Domestic Settlement Loans. The Domestic Agent shall notify the Lenders of the outstanding balance of Domestic Syndicated Loans prior to 12:00 noon, Charlotte, North Carolina, time, on such funding date.

(e) The proceeds of Domestic Settlement Loans may be used solely for purposes for which Domestic Syndicated Loans may be used in accordance with Section 2.07 hereof.

(f) If any amounts received by the Domestic Settlement Loan Lender in respect of any Domestic Settlement Loans are later required to be returned or repaid by the Domestic Settlement Loan Lender to the Borrower, or its representatives or successors-in-interest, whether by court order, settlement or otherwise, each Lender shall, upon demand by the Domestic Settlement Loan Lender with notice to Domestic Agent, pay to the Domestic Agent for the account of the Domestic Settlement Loan Lender an amount equal to such Lender’s Pro Rata Share of all such amounts required to be returned by the Domestic Settlement Loan Lender.

Section 2.06. [Intentionally Omitted].

Section 2.07. Use of Proceeds. The proceeds of the Domestic Syndicated Loans and the Domestic Settlement Loans made to the Borrower shall be used as provided in Section 2.08, as working capital and for other general corporate purposes of Borrower and its respective Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures and for the payment of principal (at stated maturity or otherwise) together with interest on, and the repurchase of any of, the Senior Notes or the Former Senior Notes to the extent such payments and repurchases are otherwise permitted by Section 8.08.

Section 2.08. Application of this Agreement.

(a) On the Restatement Date, the aggregate Domestic Syndicated Loan Commitments of the Lenders shall be $100,000,000 in aggregate principal amount. After giving effect to this Agreement, the Domestic Syndicated Loan Commitments of the Lenders shall be as set forth on Schedule 1.1(a) hereto.

(b) All Borrowings of Domestic Syndicated Loans pursuant to Section 2.02 and all continuations and conversions of outstanding Domestic Syndicated Loans pursuant to Section 2.02 occurring after the Restatement Date shall be made on the basis of the Domestic Syndicated Loan Commitments as provided in this Agreement.

(c) The respective obligations of the Borrower to pay the principal of, and interest on, all Domestic Syndicated Loans made to it under each Domestic Syndicated Note being executed and delivered on the Restatement Date by Borrower shall be evidenced by the records of the Domestic Agent and each such Lender and by such Domestic Syndicated Note payable to such Lender completed in conformity with this Agreement.

(d) From and after the Restatement Date, all references in this Agreement to the Domestic Syndicated Loan Commitments shall be deemed to include the Domestic Syndicated Loan Commitments as provided in this Section 2.08 (subject, however, to subsequent increases or decreases from time to time pursuant to the provisions of this Agreement).

Section 2.09. Increase in Domestic Syndicated Loan Commitments.

(a) The Domestic Syndicated Loan Commitments may be increased from time to time (but not more than two times during any consecutive 12-month period) up to an additional $50,000,000, with each such increase being equal to or greater than $10,000,000 and in larger increments of $5,000,000, for a maximum aggregate amount of Domestic Syndicated Loan Commitments of $150,000,000; provided, however, that no such increase shall be effective unless:

(i) The Domestic Agent shall have received written notice from Interface of its desire to increase the Domestic Syndicated Loan Commitments and the amount of the desired increase;

(ii) The Domestic Agent shall have received one or more additional commitments from existing Lenders (as provided below in subparagraph (b), below) or such other Person satisfying the terms and conditions set forth in subparagraph (c), below;

(iii) All conditions precedent set forth in Section 5.03 shall be, as of the date such increased Domestic Syndicated Loan Commitments shall become effective, satisfied;

(iv) The Domestic Agent shall have consented to such increase (which consent will not be unreasonably withheld or delayed);

(v) No Default or Event of Default shall have occurred and be continuing at the time any such request is made by Interface or at the time such increase would otherwise become effective;

(vi) Any additional arrangement or syndication fees shall have been paid to the Domestic Agent and the Lender or Lenders who will provide the additional Domestic Syndicated Loan Commitments requested by Interface; and

(vii) any required indemnification provided for in Section 4.12 has been paid.

(b) Upon its receipt of any written request to increase the Domestic Syndicated Loan Commitments, the Domestic Agent will deliver such notice to each of the Lenders. If any then existing Lender desires to provide all or any part of such increase, it must, within five Business Days of its receipt of such notice from the Domestic Agent, respond to the Domestic Agent in writing, which response must clearly indicate the amount of such increase such responding Lender would like to provide (in increments of at least $1,000,000). If the aggregate amount of additional commitments proposed by the responding Lenders exceeds the amount of the increase requested by Interface, then the Domestic Agent shall allocate the increase among the responding Lenders in its discretion, provided that the Domestic Agent will not allocate to any Lender an increase greater than that included in such Lender’s response. No Lender shall have any obligation to provide any increase.

(c) If the then existing Lenders do not provide additional commitments to meet the requested increase, then any other Person or Persons who, unless otherwise agreed to in writing by the Domestic Agent, would constitute Eligible Assignees may join this Agreement as Lenders by executing and delivering a joinder agreement in form and substance satisfactory to the Domestic Agent and otherwise providing all documentation as would be required of an Eligible Assignee pursuant to Section 11.06 and elsewhere in this Agreement, all to the extent requested by the Domestic Agent, whereupon such Persons shall be deemed Lenders for all purposes hereunder. The Domestic Agent shall, in its discretion, allocate any requested increase among the existing Lenders who responded to such requested increase and any Persons who become Lenders pursuant to this subsection (c), provided that the Domestic Agent shall not allocate to any Lender an increase greater than that contained in such Lender’s response.

(d) To the extent deemed reasonably necessary by the Domestic Agent, each Lender shall sell to or purchase from, as applicable, each other Lender an amount necessary to place the aggregate outstanding amount of such Lender’s Loans in proportion to its Pro Rata Share of the Commitments, in light of such increase and reallocation of the Loans (with the Borrower being liable for any indemnification required pursuant to Section 4.12). Upon the effectiveness of any increase to the Domestic Syndicated Revolving Loan Commitments, the Domestic Agent may modify Schedule 1.1(a) to reflect the revised Pro Rata Share and Commitments of each of the Lenders. Any Lender that increases its Domestic Syndicated Loan Commitment pursuant to this section shall be entitled to request and receive replacement Notes reflecting its revised Commitments.

(e) All parties hereto agree that any increase in the Domestic Syndicated Loan Commitment effected solely pursuant to this Section 2.09 shall not require any formal amendment to this Agreement.

ARTICLE IIA

LETTERS OF CREDIT

Section 2A.01. Letter of Credit Facility.

(a) Subject to and upon the terms and conditions herein set forth, each L/C Account Party, or Interface on behalf of any L/C Account Party, may request, in accordance with the provisions of this Article IIA, that, on and after the Restatement Date, the Domestic L/C Issuer issue one or more Domestic Letters of Credit for the account of such L/C Account Party; provided, however, that any Letter of Credit to be so issued shall conform to the following conditions and requirements:

(i) The Letter of Credit shall be in a form customarily used by the L/C Issuer or in any other form requested by the L/C Account Party and approved by the L/C Issuer;

(ii) No Letter of Credit shall have an expiration date later than one year from the date of issuance thereof, and no Letter of Credit shall have an expiration date later than the fifth (5th) Business Day prior to the Maturity Date, regardless of its date of issuance;

(iii) [Intentionally omitted];

(iv) No Letter of Credit shall be requested or issued having a stated amount less than $250,000;

(v) No Letter of Credit shall be requested or issued if, after giving effect to such issuance, the aggregate outstanding principal amount of all Extensions of Credit would exceed the aggregate amount of all Lenders’ Domestic Syndicated Loan Commitments;

(vi) No Domestic Letter of Credit shall be requested or issued if, after giving effect to such issuance the Aggregate Domestic L/C Outstandings would exceed the lesser of (A) the Domestic Borrowing Limit, minus the amount of all outstanding Domestic Revolving Loans and (B) the aggregate Domestic L/C Subcommitments;

(vii) [Intentionally Omitted];

(viii) [Intentionally Omitted]; and

(ix) Any such Letter of Credit shall be subject to the Uniform Customs and/or ISP98 (or any other customary set of rules, regulations, or standards adopted and employed by the L/C Issuer in its customary practices), as set forth in the application for such Letter of Credit or other applicable law as determined by the L/C Issuer.

Upon expiration or termination of the Domestic Syndicated Loan Commitments, the foregoing Domestic Letter of Credit facility shall automatically expire or terminate, as the case may be, without further action or notice hereunder.

(b) Each Letter of Credit may provide that the L/C Issuer may (but shall not be required to), upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans, or the exercise of any remedies set forth in Article IX, pay the beneficiary thereof or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied, or returned to the L/C Issuer for distribution to the Domestic Agent (or, if all Obligations shall have been indefeasibly paid in full, to the applicable L/C Account Party) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds as provided in this Section 2A.01(b) shall be treated for all purposes of this Agreement as a drawing duly honored by the L/C Issuer under the related Letter of Credit.

Section 2A.02. Notice of Issuance of Letter of Credit; Agreement to Issue Letter of Credit.

(a)(i) Whenever an L/C Account Party desires the issuance of a Domestic Letter of Credit, such L/C Account Party, or Interface on behalf of such L/C Account Party, shall deliver to the Domestic L/C Issuer and the Domestic Agent a written notice, completed to the satisfaction of the Domestic L/C Issuer, and such other certificates, documents and other papers and information as the Domestic L/C Issuer shall request, no later than 11:00 a.m. (Eastern time) at least ten (10) Business Days, or such shorter period (which shall not be less than three (3) Business Days) as may be agreed to by the Domestic L/C Issuer and Domestic Agent in any particular instance, in advance of the proposed date of issuance. Each such notice shall be substantially in the form of Exhibit R (each a “Domestic Letter of Credit Request”), specifying (A) the proposed date of issuance (which shall be a Business Day), (B) the face amount of the Letter of Credit, (C) the expiration date of the Letter of Credit, and (D) the name and address of the beneficiary with respect to such Letter of Credit, and shall be accompanied by a precise description of the documents and a verbatim text of any certificate to be presented by the beneficiary of such Domestic Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Domestic Letter of Credit, would require the Domestic L/C Issuer to make payment thereunder; provided that the Domestic L/C Issuer may require changes in any such documents and certificates in accordance with its customary letter of credit practices; and, provided further, that no Domestic Letter of Credit shall require payment to be made thereunder against a conforming draft and accompanying documents and certificates on the same Business Day that such draft and accompanying documents and certificates are presented if such presentation is made after 11:00 a.m. (Eastern time). In determining whether to pay under any Domestic Letter of Credit, the Domestic L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under the Domestic Letter of Credit have been delivered and that they comply on their face with the requirements of the Domestic Letter of Credit.

(ii) The Domestic L/C Issuer shall promptly notify each Participating Lender of the issuance of a Domestic Letter of Credit and upon the request by any Participating Lender, furnish to such Participating Lender a copy of such Domestic Letter of Credit, together with a written notice of such Participating Lender’s Pro Rata Share of such Domestic Letter of Credit.

(iii) Upon receiving a properly completed Domestic Letter of Credit Request for a Domestic Letter of Credit hereunder, the Domestic L/C Issuer agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the L/C Account Party making such request (or on whose behalf such request was made), on the date specified in the Domestic Letter of Credit Request, a Domestic Letter of Credit in a face amount equal to the face amount requested in such Domestic Letter of Credit Request. Immediately upon the issuance of the Domestic Letter of Credit, each Participating Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Domestic L/C Issuer a participation in such Domestic Letter of Credit, and any drawing thereunder, in an amount equal to such Participating Lender’s Pro Rata Share of the Domestic L/C Issuer’s obligations and rights under and in respect of such Domestic Letter of Credit and the maximum amount which is or at any time may become available to be drawn thereunder.

(b) [Intentionally Omitted].

Section 2A.03. Payment of Amounts Drawn Under Letters of Credit.

(a) In the event of any request or demand for payment under any Domestic Letter of Credit by the beneficiary thereof, the Domestic L/C Issuer shall promptly notify Interface (which notice shall be deemed to be notice to the applicable L/C Account Party as well), the Domestic Agent and the Participating Lenders and, in any event, unless otherwise expressly provided in the Domestic Letter of Credit or the terms of such Domestic Letter of Credit require the honoring of a drawing thereunder on the date of, or the Business Day after, such drawing, no later than 10:00 a.m. (Eastern time) on the Business Day immediately preceding the date on which the Domestic L/C Issuer intends to honor such drawing; and the L/C Account Party, or Interface on behalf of such L/C Account Party, shall reimburse the Domestic L/C Issuer on the day on which such drawing is honored in same day funds in an amount equal to the amount of such drawing; provided that, unless the applicable L/C Account Party or Interface, on behalf of such L/C Account Party, shall have paid to the Domestic L/C Issuer prior to 11:00 a.m. (Eastern time) on the Business Day immediately prior to the date on which such drawing is to be honored an amount in immediately available funds sufficient to reimburse the Domestic L/C Issuer for the amount of such drawing, a Domestic Syndicated Borrowing Notice shall be deemed to have been made in accordance with Section 2.02(c)(ii); provided that, solely for purposes of such Domestic Syndicated Borrowing, the conditions precedent set forth in Section 5.03 of this Agreement shall not be applicable; provided further that, if for any reason, the proceeds of one or more Domestic Syndicated Loans made pursuant to Section 2.02(c)(ii) are not received by the Domestic L/C Issuer on the date of the drawing against such Domestic Letter of Credit was honored in an amount equal to the amount of such drawing, the L/C Account Party or Interface, on behalf of such L/C Account Party, hereby agrees to reimburse the Domestic L/C Issuer, on the Business Day immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Domestic Syndicated Loans, if any, which are so received by the Domestic Agent from the Lenders, plus accrued interest on such amount at the Base Rate (plus the Applicable Margin).

(b) [Intentionally Omitted].

(c) Any payments owed by an L/C Account Party or Interface pursuant to this Section 2A.03 which are made later than 11:00 a.m. (Eastern time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made under this Section 2A.03 shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

(d) Each Lender shall indemnify and hold harmless the Domestic Agent and the Domestic L/C Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, attorneys’ fees and expenses) resulting from any failure on the part of such Lender (except to the extent caused by the Domestic Agent’s gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction) to provide, on the same day of any drawing under a Domestic Letter of Credit, the Domestic Agent with such Lender’s Pro Rata Share of the amount of any drawing under such Domestic Letter of Credit in accordance with the provisions of this Section 2A.03.

Section 2A.04. Payment by Participating Lenders.

(a) In the event any L/C Account Party or Interface, on behalf of such L/C Account Party, shall fail to reimburse the Domestic L/C Issuer as provided in Section 2A.03 by borrowing Domestic Syndicated Loans or otherwise for all or any portion, as the case may be, of any drawing honored by the Domestic L/C Issuer under a Domestic Letter of Credit, the Domestic Agent shall promptly notify each Participating Lender of the unreimbursed amount of such drawing and the amount of such Participating Lender’s Pro Rata Share therein. Each Participating Lender shall make available to the Domestic Agent, for the account of the Domestic L/C Issuer, an amount equal to its Pro Rata Share with respect to Domestic Letters of Credit of such unreimbursed payment in immediately available funds, at the office of the Domestic Agent specified in such notice, not later than 1:00 p.m. (Eastern time) on the Business Day after the date notified by the Domestic Agent. In the event that any such Participating Lender fails to make available for the account of the Domestic L/C Issuer the amount of such Participating Lender’s Pro Rata Share with respect to Domestic Letters of Credit of such unreimbursed payment as provided in this Section 2A.04(a), the Domestic L/C Issuer shall be entitled to recover such amount on demand from such Participating Lender together with interest at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Domestic L/C Issuer. Nothing in Section 2A.03 or this Section 2A.04(a) shall be deemed to prejudice the right of any Participating Lender to recover from the Domestic L/C Issuer any amounts made available by such Participating Lender pursuant to Section 2A.03 or this Section 2A.04(a) in the event that the payment with respect to a Domestic Letter of Credit by the Domestic L/C Issuer in respect of which payment was made by such Participating Lender constituted gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction) on the part of the Domestic L/C Issuer. The Domestic L/C Issuer shall distribute to each other Participating Lender which has paid all amounts payable by it under this Section 2A.04(a) with respect to any Domestic Letter of Credit such other Participating Lender’s share (based on the proportionate aggregate amount funded by such Participating Lender to the aggregate amount funded by all Participating Lenders) of all payments received by the Domestic L/C Issuer from the applicable L/C Account Party or Interface, on behalf of such L/C Account Party, in reimbursement of drawings previously honored by the Domestic L/C Issuer under the Domestic Letter of Credit when such payments are received (including payments of interest payable with respect to the period commencing on the date of the funding of such participation).

(b) [Intentionally Omitted].

Section 2A.05. Compensation.

(a) Interface agrees to pay, or to cause the applicable L/C Account Party to pay, to the Domestic Agent for distribution to the Domestic L/C Issuer and each Participating Lender in respect of each Domestic Letter of Credit outstanding for the account of such L/C Account Party such Domestic L/C Issuer’s and Participating Lender’s Pro Rata Share of the Domestic Letter of Credit fee equal to (i) the average maximum daily amount available to be drawn under such Domestic Letter of Credit, multiplied by (ii) the Applicable L/C Fee Rate, such fee being payable in each case in Dollars and quarterly in arrears, commencing on the date of issuance of the Domestic Letter of Credit (for the remainder of the fiscal quarter of Interface in which such Domestic Letter of Credit is issued) and on the last calendar day of each of Interface’s fiscal quarters thereafter until the expiration of such Domestic Letter of Credit. Promptly upon receipt by the Domestic Agent of any amount described in this Section 2A.05(a), the Domestic Agent shall distribute to the Domestic L/C Issuer and each Participating Lender its Pro Rata Share of such amount.

(b) [Intentionally Omitted].

(c) Interface agrees to pay, or to cause the applicable L/C Account Party to pay, to each L/C Issuer in respect of each Letter of Credit issued by it (i) the L/C Issuance Fee, such fee being payable in each case in Dollars and quarterly in arrears, commencing on the date of issuance of the Letter of Credit (for the remainder of the fiscal quarter of Interface in which such Letter of Credit is issued) and on the last calendar day of each of Interface’s fiscal quarters thereafter, until the expiration of such Letter of Credit, and (ii) all normal and customary costs and expenses as are incurred or charged by the L/C Issuers in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 2A.06. Payments; Illegality. If by reason of (1) after the date hereof, any change in applicable law, regulation, rule, regulatory requirement, guideline, request or directive, whether or not having the force of law, or any change in the interpretation or application thereof by any judicial or other applicable governmental or regulatory authority, or (2) compliance by any L/C Issuer or any Lender in good faith with any direction, request or mandatory guideline of any applicable governmental or monetary authority, including without limitation, Regulation D:

(a) Such L/C Issuer or such Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Article IIA, whether directly or by such being imposed on or suffered by such L/C Issuer or such Lender (except for changes in the tax on the overall net income of such L/C Issuer or such Lender or its applicable lending office imposed by the jurisdiction in which such Lender’s principal executive office or applicable lending office is located); or

(b) Any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by such L/C Issuer or any participations purchased by such Lender in any Letter of Credit (or in respect of such Lender’s commitment to purchase such a participation); or

(c) There shall be imposed on such L/C Issuer or such Lender any other condition regarding this Article IIA, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such L/C Issuer or such Lender of committing to issue, purchase, purchasing or maintaining any participation in any Letter of Credit, or to reduce the amount receivable in respect thereof by such L/C Issuer or such Lender (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), then and in any such case such L/C Issuer or such Lender may, at any time after the additional cost is incurred or the amount received is reduced, promptly notify the L/C Account Parties, through Interface, and Interface shall pay, or shall cause the applicable L/C Account Parties to pay, to such L/C Issuer or such Lender, within five Business Days after a written demand therefor (which demand may be contained in such notice), such additional amounts as shall be required to compensate such L/C Issuer or such Lender for such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owed such L/C Issuer or such Lender setting forth in reasonable detail the conditions giving rise thereto and the calculation of such amounts submitted to the L/C Account Parties, through Interface, by such L/C Issuer or such Lender shall, absent manifest error, be final and conclusive and binding on all parties hereto). The failure of any L/C Issuer or any Lender to give any notice or demand as provided in this Section 2A.06 shall not release or diminish any of Interface’s and such L/C Account Party’s obligations to pay any additional costs to such L/C Issuer or such Lender pursuant to this Section 2A.06.

Section 2A.07. Obligations Absolute. The respective obligations of Interface and the L/C Account Parties and the Lenders to reimburse the L/C Issuers for drawings made under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit;

(b) the existence of any claim, set-off, defense or other right which Interface or any L/C Account Party, or any other Subsidiary or Affiliate of Interface may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between any L/C Account Party, Interface or any of its other Subsidiaries or Affiliates and the beneficiary for which the Letter of Credit was procured); provided that nothing in this Section 2A.07 shall affect the right of any L/C Account Party or Interface, on behalf of the L/C Account Parties, to seek relief against any beneficiary or transferee, or any persons or entities for whom such beneficiary or transferee may be acting, in an action or proceeding or to bring a counterclaim in any suit involving such Persons;

(c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(d) payment by the L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

(f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Section 2A.08. Indemnification; Nature of L/C Issuer’s Duties.

(a) In addition to amounts payable as elsewhere provided in this Article IIA, but without duplication thereof, each L/C Account Party agrees to protect, indemnify, pay and save the L/C Issuers harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including actual and reasonable attorneys’ fees and disbursements and, after a Default or an Event of Default, allocated costs of internal counsel) which the L/C Issuers may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the L/C Issuers (as determined in a final non-appealable judgment by a court of competent jurisdiction) or (ii) the failure of the L/C Issuers to honor a drawing under any Letter of Credit due to any action (whether or not proper) of any present or future government or governmental authority.

(b) As between each L/C Account Party and the L/C Issuers, the L/C Account Parties assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence or willful misconduct of the L/C Issuers (as determined in a final non-appealable judgment by a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, no L/C Issuer shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, facsimile, telecopy or otherwise, whether or not they be in cipher; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or of the proceeds thereof, and (viii) for any consequences arising from causes beyond the control of such L/C Issuer, including, without limitation, any act or omission, whether or not proper, of any present or future government or governmental authority. None of the foregoing shall affect, impair, or prevent the vesting of the L/C Issuers’ rights and powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any L/C Issuer under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct (any such gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction), shall not cause such L/C Issuer to incur any resulting liability to any L/C Account Party.

(d) Notwithstanding anything to the contrary set forth in Section 2A.07 or this Section 2A.08, no L/C Issuer shall be released from any obligation to any L/C Account Party resulting from (i) such L/C Issuer’s improper payment under a Letter of Credit pursuant to a draft, demand, certificate or other document(s) required to be presented as a condition precedent to payment where such document(s) on their face differ materially from the form(s) and requirements specified for such document(s) in the Letter of Credit, and such L/C Issuer has received no contrary direction from Interface or the L/C Account Party, or (ii) such L/C Issuer’s refusal to make proper payment under a Letter of Credit pursuant to a draft, demand, certificate or other document(s) required to be presented as a condition precedent to payment where such document(s) on their face comply in all respects with the form(s) and requirements specified for such document(s) in the Letter of Credit and such L/C Issuer has received no contrary direction from Interface or the L/C Account Party.

Section 2A.09. Use of Letters of Credit.

(a) The Domestic Letters of Credit issued for the account of the Borrower shall be issued only for working capital purposes and other general corporate purposes of the Borrower and its Subsidiaries (to the extent not otherwise prohibited herein), including, without limitation the financing of ongoing capital expenditures; provided that the proceeds of the Domestic Letters of Credit shall not be used for the repayment or prepayment of any amounts under any Senior Notes or Former Senior Notes.

(b) [Intentionally Omitted].

(c) [Intentionally Omitted].

Section 2A.10. Voluntary Reduction of L/C Subcommitments.

(a) Upon at least three (3) Business Days’ prior written notice to the Domestic Agent and the Domestic L/C Issuer (which notice the Domestic Agent shall promptly and to the extent practicable, on the same day, transmit to each of the Domestic Syndicated Lenders), Interface shall have the right to terminate in whole or reduce in part the unutilized portion of the Domestic L/C Subcommitments available hereunder; provided that any partial reduction of the Domestic L/C Subcommitments pursuant to this Section 2A.10 shall be in an aggregate amount of $2,000,000 or, if greater, an integral multiple of $500,000.

(b) [Intentionally Omitted].

(c) [Intentionally Omitted].

Section 2A.11. Conditions to Issuance or Extension of All Letters of Credit. At the time of the issuance (or deemed issuance) or extension of all Letters of Credit hereunder (before as well as after giving effect to the issuance or extension of such Letters of Credit and the proposed use thereof), the following conditions shall have been satisfied or shall exist:

(a) [Intentionally omitted].

(b) There shall exist no Default or Event of Default;

(c) All representations and warranties by Borrower and L/C Account Parties contained herein, and the representations and warranties by each Credit Party in those Credit Documents to which it is a party, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of issuance of such Letter of Credit;

(d) The Letter of Credit to be issued and the use thereof shall not contravene, violate or conflict with, or involve any of the Domestic Agent, the Collateral Agent, the L/C Issuers, or any Lenders in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the L/C Account Party;

(e) All conditions set forth in Sections 5.01 and 5.03 shall then have been satisfied or shall then exist; and

(f) The L/C Issuers, the Domestic Agent and the Collateral Agent shall have received such other documents or legal opinions as any of them may reasonably request, all in form and substance reasonably satisfactory to the party requesting such documents or opinions.

Each request for issuance of a Letter of Credit shall constitute a representation and warranty hereunder, both as of the date of such request and the date of issuance thereof, that the applicable conditions specified in this Section 2A.11 and Sections 5.01 and 5.03 have been satisfied.

Section 2A.12. [Intentionally Omitted].

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

GENERAL LOAN TERMS

Section 4.01. Funding Notices. Without in any way limiting Borrower’s obligation to confirm in writing any telephonic notice, the Domestic Agent may act without liability upon the basis of telephonic notice believed by the Domestic Agent in good faith to be from the Borrower, prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute Domestic Agent’s record of the terms of such telephonic notice.

Section 4.02. Disbursement of Funds.

(a) Unless the Domestic Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Domestic Agent such Lender’s portion of the Borrowing to be made on such date, the Domestic Agent may assume that such Lender has made such amount available to the such Domestic Agent on such date and such Domestic Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Domestic Agent by such Lender on the date of Borrowing, the Domestic Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at a rate per annum equal to the daily average Federal Funds Rate during such period as determined by the Domestic Agent (plus the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Domestic Agent as a result of such Lender’s failure to deliver funds hereunder) of carrying such amount. If such Lender does not pay such corresponding amount forthwith upon the Domestic Agent’s demand therefor, the Domestic Agent shall promptly notify the Borrower, and Borrower shall immediately pay such corresponding amount to the Domestic Agent, together with interest at the rate specified for the Borrowing which includes such amount paid. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

(b) The following applies with respect to each Defaulting Lender:

(i) With respect to any payments made by any Credit Party to an Agent for the Defaulting Lender’s benefit and any proceeds of Collateral received by an Agent that would otherwise be remitted hereunder to the Defaulting Lender, such payments and proceeds will be transferred to the Domestic Agent and the Domestic Agent shall, in its discretion, apply such payments and proceeds (A) first, to the Domestic Settlement Loan Lender to the extent of any Domestic Settlement Loans that were made by the Domestic Settlement Loan Lender and that were required to be, but were not, paid by the Defaulting Lender; (B) second, to the L/C Issuer, to the extent of the portion of any reimbursement obligation under any Letter of Credit that was required to be, but was not, paid by the Defaulting Lender; (C) third, to each non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender); and (D) fourth, to a non-interest-bearing suspense account maintained by the Domestic Agent, the proceeds of which shall be retained by the Domestic Agent and may be made available to be re-advanced to or for the benefit of Borrower as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder. Subject to the foregoing, the Domestic Agent may hold and, in its discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Domestic Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 4.05(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, however, that the foregoing shall not apply to any of the matters governed by Section 11.02(a)(i), (ii), (iii), (iv), or (x).

(ii) The provisions of this Section 4.02(b) shall remain effective with respect to such Defaulting Lender until the earlier of (A) the date on which all of the non-Defaulting Lenders, the Agents, the L/C Issuer, the Domestic Settlement Loan Lender, and the Borrower shall have waived, in writing, the application of this Section 4.02(b) to such Defaulting Lender, or (B) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the Domestic Agent all amounts owing by such Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Domestic Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 4.02(b) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Agents, the L/C Issuer, the Domestic Settlement Loan Lender, or to the Lenders other than such Defaulting Lender. Any Defaulting Lender may be replaced in the manner provided in Section 11.06(g); provided, however, that no such replacement shall be deemed to constitute a waiver of any of the Agents, the L/C Issuer, the Domestic Settlement Loan Lender, or the Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 4.02(b) and any other provision contained in this Agreement or any other Credit Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.02(b) shall control and govern.

(c) All Borrowings under the Domestic Syndicated Loan Commitments shall be loaned by those Lenders participating in such Facility on the basis of their Pro Rata Share. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

Section 4.03. Interest.

(a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Domestic Revolving Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Advances in accordance with the terms hereof:

(i) for a Base Rate Advance, the Base Rate plus the Applicable Margin; and

(ii) for a Eurodollar Advance, the Adjusted LIBO Rate plus the Applicable Margin.

(b) The Base Rate on the Restatement Date is 3.25% and, therefore, the rate of interest in effect hereunder on the date hereof for Base Rate Advances, expressed in simple interest terms, is 4.00% per annum.

(c) At all times during the continuation of an Event of Default and to the extent not prohibited by applicable law, and after notice of such Event of Default is given to Interface (other than with respect to any Event of Default described in Section 9.07), all Obligations (including, without limitation and to the extent not prohibited by applicable law, all accrued and unpaid interest) shall bear interest, at the election of the Domestic Agent or the Required Lenders or automatically on the occurrence of an Event of Default described in Section 9.07, from the date such Event of Default occurred until cured or waived in accordance with the terms of this Agreement or the other Credit Documents, as applicable, as follows:

(i) [Intentionally Omitted];

(ii) in the case of Domestic Syndicated Loans outstanding as Eurodollar Advances, at the rate otherwise applicable for the then-current Interest Period plus the highest Applicable Margin applicable to such Loans plus two percent (2%) per annum; and

(iii) with respect to all Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Hedging Obligations), at a rate equal to the Base Rate plus the highest Applicable Margin for Base Rate Advances plus two percent (2%) per annum;

provided that all Loans which are not paid when due (whether by acceleration, notice of prepayment or otherwise) shall bear interest at a rate per annum equal to two percent (2%) per annum, plus the rate of interest applicable thereto and all interest which is not paid when due shall bear interest from its due date until paid at a rate of interest per annum equal to the Base Rate, plus the highest Applicable Margin for Base Rate Loans, plus two percent (2%).

(d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day’s interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter. Interest on all outstanding LIBOR Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of LIBOR Advances having an Interest Period in excess of three months (in the case of LIBOR Advances if quoted on the basis of six months), on each day which occurs every three months after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advance comprising such Loans into an Advance of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

(e) The Domestic Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing the Borrower and the other Lenders. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

(f) At the discretion of the Domestic Agent or as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default, the Borrower shall not have the option to request LIBOR Advances. Furthermore, interest shall continue to accrue on the Notes after the filing by or against Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

Section 4.04. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Advances, the Borrower shall select an interest period (each an “Interest Period”) to be applicable to such Advances, which Interest Period shall in the case of LIBOR Advances be either a one, two, three or, if agreed to by all Lenders at such time, six month period; provided that:

(a) The initial Interest Period for any Borrowing consisting of any such Advance shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of an Advance of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Advance would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(c) Any Interest Period in respect of a LIBOR Advance which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

(d) No Interest Period shall extend beyond any date upon which any prepayment is required to be made in the Domestic Revolving Loans, unless the aggregate principal amount of Domestic Revolving Loans, as the case may be, that are not LIBOR Advances, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any such principal payments or prepayments to be made;

(e) The Interest Period for a LIBOR Advance which is converted pursuant to Section 4.09(b) shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the LIBOR Advances of the other Lenders which were not converted expires;

(f) No Interest Period with respect to the Loans shall extend beyond the Maturity Date; and

(g) No more than eight LIBOR Advances with different Interest Periods may exist at any one time.

Section 4.05. Fees.

(a) On the Restatement Date, Interface shall pay to the Domestic Agent, (i) for the benefit of each Lender, an upfront fee as agreed to in writing by Interface with respect to each Lender and (ii) for the account of the Arranger, an arrangement fee as agreed to in writing by Interface with respect to the Arranger.

(b) Interface shall pay to the Domestic Agent, for the account of the Lenders, an unused line fee in respect of the Domestic Syndicated Loan Commitments computed at a per annum rate equal to the Applicable Unused Line Fee Rate, for each fiscal quarter, calculated on the average daily unused portion of the Domestic Syndicated Loan Commitments of such Lenders, such fee being payable quarterly in arrears on the last day of each calendar quarter, and on the Maturity Date. For purposes of calculating the fees due under this Section 4.05(b), the aggregate principal amount of the Domestic Syndicated Loans and the Aggregate Domestic L/C Outstandings shall constitute usage of the Domestic Syndicated Loan Commitments; provided that the aggregate principal amount of the Domestic Settlement Loans from time to time outstanding shall not constitute a usage of the Domestic Syndicated Loan Commitments. Such unused line fee shall be distributed by the Domestic Agent to the Lenders pro rata in accordance with the Lenders’ respective Pro Rata Shares.

(c) On the Restatement Date and on an annual basis thereafter, Interface shall pay to the Domestic Agent the annual administrative fee which Interface agreed to in writing.

(d) Interface shall pay such other fees as are provided for herein and in the other Credit Documents, all of which shall be due and payable at the times set forth herein or therein or, if no time is specified, promptly upon demand therefor.

Section 4.06. Voluntary Prepayments of Borrowings.

(a) The Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $250,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Advances may be prepaid, at the Borrower’s option, in whole, or from time to time in part, in the respective minimum amounts and multiples set forth in Sections 2.02(b), 2.05(b), and 3.02(b), as applicable to the Type of Advance, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.06(c) below.

(b) If Borrower desires to make a prepayment pursuant to Section 4.06(a), it shall give written notice (or telephonic notice confirmed in writing) to the Domestic Agent of any intended prepayment (i) not less than one Business Day prior to any prepayment of Base Rate Advances and (ii) not less than four Business Days prior to any prepayment of LIBOR Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Domestic Agent shall promptly notify each Lender whose Advance constitutes a portion of such Borrowing of the contents of such notice and of such Lender’s share of such prepayment.

(c) If Borrower provides notice of prepayment pursuant to Section 4.06(b), it may designate the Types of Advances and the specific Borrowings that are to be prepaid, provided that (i) if any prepayment of LIBOR Advances of Borrower made pursuant to a single Borrowing shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the Borrower, the Domestic Agent shall, subject to the foregoing, make such designation in its sole discretion. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

Section 4.07. Payments, Etc.

(a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Domestic Agent not later than 11:00 a.m. (Eastern time) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

(b) (i) Any and all payments by the Borrower under this Agreement, the Notes, and the other Credit Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender’s appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by Borrower hereunder, other than the United States of America, the United Kingdom, or The Netherlands or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof after the date of this Agreement (all such excluded net income taxes, franchise taxes and branch profit taxes collectively referred to as the “Excluded Taxes”; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this Section 4.07(b) as “Taxes”). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, (x) the sum so payable shall be increased by such amount (the “Gross-up Amount”) as may be necessary so that after making all required deductions (including deductions with respect to Taxes owed by such Lender on the Gross-up Amount payable under this Section 4.07(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) Borrower shall make such deductions, and (z) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(ii) Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the Gross-up Amount payable by Borrower under clause (x) of Section 4.07(b)(i) or on any indemnification payments made by Borrower under this Section 4.07(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Lender for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within 10 Business Days from the date such Lender makes written demand therefor.

(iii) Within 30 days after the date of Borrower’s payment of Taxes, Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof.

(iv) Each Lender that is a foreign Person (i.e., a Person other than a United States Person as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

(A) it shall, prior to the time it becomes a Lender hereunder, deliver to Interface:

(1) for each Lending Office located in the United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto (“Form W-8ECI”), and/or

(2) for each Lending Office located outside the United States of America, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto (“Form W-8BEN”);

in each case indicating that such Lender, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement and the Notes free from withholding of United States Federal income tax; provided that if the Form W-8ECI or Form W-8BEN, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from Interface, deliver to Interface the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date; and

(B) if at any time such Lender changes its Lending Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective) deliver to Interface in replacement for the forms previously delivered by it hereunder:

(1) for such changed or additional Applicable Lending Office located in the United States of America, three (3) accurate and complete signed originals of Form W-8ECI; or

(2) otherwise, three (3) accurate and complete signed originals of Form W-8BEN;

in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement and the Notes free from withholding of United States Federal income tax.

(v) In addition to the documents to be furnished pursuant to Section 4.07(b)(iv), each Lender shall, promptly upon the reasonable written request of Interface to that effect, deliver to Interface such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender’s tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes. Each Lender furnishing forms to Interface pursuant to the requirements of Section 4.07(b)(iv), and this clause (v), shall furnish copies of such forms to the Domestic Agent at the same time delivery of such forms is made to Interface. In addition, if a payment made to a Lender under any Credit Documents would be subject to U.S. federal withholding imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Domestic Agent and the Credit Parties such forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, as may be necessary for the Domestic Agent or such Credit Parties, as applicable, to determine that such payment is exempt from withholding under FATCA.

(vi) Borrower shall not be required to pay any amounts pursuant to Section 4.07(b)(i) or (ii) to any Lender for the account of any Lending Office of such Lender in respect of any United States withholding taxes payable hereunder (and Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.07(b)(iv) or (v), and such Lender shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of the payment of such sum by Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

(vii) Within sixty (60) days of the written request of Interface, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

(viii) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by Borrower pursuant to this Section 4.07(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

(ix) To the extent that the payment of any Lender’s Taxes by Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to Borrower and rescinded, disallowed or nullified. For purposes of this section, “Tax Benefit” shall mean the amount by which any Lender’s income tax liability for the taxable period in question is reduced below what would have been payable had Borrower not been required to pay the Lender’s Taxes. In case of any dispute with respect to the amount of any payment Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

(x) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 4.07(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes.

(c) Subject to Section 4.04(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

(d) All computations of interest and fees hereunder and under the Notes shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Domestic Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

(e) Payment by Borrower to the Domestic Agent in accordance with the terms of this Agreement shall constitute payment to the applicable Lenders under this Agreement.

Section 4.08. Interest Rate Not Ascertainable, Etc. In the event that the Domestic Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Domestic Agent’s position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Domestic Agent shall forthwith give notice (by telephone confirmed in writing) to Interface and to the Lenders of such determination and a summary of the basis for such determination. Until the Domestic Agent notifies Interface that the circumstances giving rise to the suspension described herein no longer exist, (i) the obligations of the Lenders to make or permit portions of the Domestic Syndicated Loans to remain outstanding as LIBOR Advances, as the case may be, shall be suspended, (ii) [intentionally omitted], and (iii) all such affected Advances shall bear the same interest as Base Rate Advances; provided that Interface shall pay to the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Domestic Agent and the Lenders in effecting such conversion.

Section 4.09. Illegality.

(a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Interface and to the Domestic Agent of such determination and a summary of the basis for such determination (which notice the Domestic Agent shall promptly transmit to the other Lenders).

(b) Upon the giving of the notice to Interface referred to in subsection (a) above,

(i) Borrower’s right to request, convert or continue, and the Lenders’ obligation to fund, convert or continue, LIBOR Advances shall be immediately suspended and (B) Interface may only request, and the Lenders shall only be obligated to fund, Base Rate Advances hereunder, and

(ii) if the affected LIBOR Advance is then outstanding, then Interface (on behalf of the Borrower) shall immediately convert such LIBOR Advance to a Domestic Syndicated Loan in Dollars bearing interest based upon the Base Rate; provided that Interface shall pay to the Domestic Agent and the Lenders any and all costs, fees and other expenses incurred by the Domestic Agent and the Lenders in effecting such conversion.

Section 4.10. Increased Costs. If, by reason of (a) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(a) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its portion of a LIBOR Advance or its obligation to fund a portion of a LIBOR Advance, or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a LIBOR Advance, or its obligation to fund a portion of a LIBOR Advance shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender’s principal executive office or applicable Lending Office is located); or

(b) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender’s applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a LIBOR Advance or its obligation to fund a portion of a LIBOR Advance shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a LIBOR Advance (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the LIBOR Advance, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then the Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b)), upon written notice from and demand by such Lender on Interface (with a copy of such notice and demand to the Domestic Agent), pay to the Domestic Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Interface and the Domestic Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

Section 4.11. Lending Offices.

(a) Each Lender agrees that, if requested by the Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its portions of LIBOR Advances affected by the matters or circumstances described in Sections 4.07(b), 4.08, 4.09 or 4.10 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

(b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 4.07(b), such Lender shall use reasonable efforts to furnish Interface notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrower from their obligations to such Lender pursuant to Section 4.07(b) or otherwise result in any liability of such Lender.

Section 4.12. Funding Losses. Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of LIBOR Advances to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances to Borrower does not occur on the date specified therefor in a notice given by Borrower to Domestic Agent as provided herein (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.09(b)) of any LIBOR Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its LIBOR Advances when required by the terms of this Agreement.

Section 4.13. [Intentionally Omitted].

Section 4.14. Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to a Lender under this Article IV shall be made as though that Lender had actually funded its portions of relevant LIBOR Advances through the purchase of deposits in the relevant market, bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of its portions of the LIBOR Advances and having a maturity comparable to the relevant Interest Period and, in the case of LIBOR Advances, through the transfer of such LIBOR Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund its portions of each of the LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Section 4.15. Apportionment of Payments. Aggregate principal and interest payments in respect of Loans and payments in respect of Letters of Credit, facility fees, unused line fees, and Letter of Credit fees shall be apportioned among all outstanding Commitments, Loans and Letters of Credit to which such payments relate, proportionately to the Lenders’ respective Pro Rata Shares of such Commitments and outstanding Loans and Letters of Credit. The Domestic Agent shall promptly distribute to each Lender at its primary address set forth on Schedule 1.1(a) hereto or such other address as any Lender may request its share of all such payments received by the Domestic Agent.

Section 4.16. Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of any obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Domestic Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them; provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

Section 4.17. Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Restatement Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Restatement Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten Business Days after written notice and demand by such Lender (with copies thereof to the Domestic Agent), Interface shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.17 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Interface by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

Section 4.18. Benefits to Guarantors. In consideration for the execution and delivery by the Domestic Guarantors (other than Interface) of their Domestic Guaranty Agreement, Interface agrees to make the benefit of extensions of credit made to it hereunder available to the Domestic Guarantors.

Section 4.19. Limitation on Certain Payment Obligations.

(a) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Section 4.07 no later than 90 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

(b) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 4.12 and 4.13 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

(c) Each Lender or Agent shall make written demand on Interface for indemnification or compensation pursuant to Sections 4.09 and 4.17 no later than 90 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

(d) In the event that the Lenders or Agents fail to give Interface notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Agents fail to give Interface notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth day preceding such written demand.

Section 4.20. Application of Loan Proceeds to Maturing Loans. Notwithstanding the provisions of Sections 2.02(d), 2.05(c), and 3.02(d) requiring the Lenders to make available proceeds of their respective Loans to the Domestic Agent, in connection with the Borrowing of Domestic Revolving Loans, each Lender shall apply that portion of the proceeds of the Loan it is then making sufficient to effect the repayment of principal of the maturing Loan owing to it, with any excess proceeds to be made available to the Borrower as contemplated herein.

Section 4.21. [Intentionally Omitted].

Section 4.22. [Intentionally Omitted].

ARTICLE V

CONDITIONS TO BORROWINGS

The obligation of each Lender to make Advances to the Borrower hereunder is subject to the satisfaction of the following conditions:

Section 5.01. Conditions Precedent to Effectiveness. For this Agreement to become effective on the Restatement Date, all obligations of the Borrower and L/C Account Parties hereunder incurred at or prior to such date (including, without limitation, the Borrower’s obligations to reimburse the actual and reasonable fees and expenses of counsel to the Domestic Agent and any fees and expenses payable to the Arrangers, the Domestic Agent and the Lenders as previously agreed with Interface), shall have been paid in full, and the Domestic Agent shall have received the following, all in form and substance reasonably satisfactory in all respects to the Domestic Agent:

(a) the duly executed counterparts of this Agreement;

(b) the duly completed Notes;

(c) the duly executed Indemnity Agreement and all other Security Documents or amendments thereto as the Collateral Agent or the Domestic Agent shall require;

(d) certificate of the Borrower in substantially the form of Exhibit E attached hereto and appropriately completed;

(e) certificates of the Secretary or Assistant Secretary of each of the Credit Parties attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable (i) the execution, delivery and performance of the Credit Documents, and (ii) the granting of the security interest pursuant to the Security Documents;

(f) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

(g) certified copies of the certificate or articles of incorporation of each Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

(h) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

(i) certified copies of indentures, credit agreements, instruments, and other documents evidencing or securing Indebtedness of any Domestic Consolidated Company described on Schedule 6.18, in any single case in an amount not less than $5,000,000;

(j) a summary, set forth in format and detail acceptable to the Domestic Agent, of the types and amounts of insurance (property and liability) maintained by the Domestic Consolidated Companies, together with the statements from each of the Credit Parties’ insurance companies required by Section 6.09, acknowledging in favor of Wells Fargo, as the Collateral Agent, the continued effectiveness of the insurance clauses required by such Section 6.09 and Section 7(b) of the Mortgages pertaining to the loss payable endorsements and its rights as loss payee, assignee and additional insured described therein;

(k) the favorable opinions of Kilpatrick Townsend LLP, United States counsel to the Credit Parties, substantially in the form of Exhibit F, addressed to the Domestic Agent and each of the Lenders, and covering such other matters as Domestic Agent or any Lender may reasonably request;

(l) a duly completed certificate of the president, chief financial officer or principal accounting officer of Interface as described in Section 7.07(c) given with respect to the financial statements of Interface and the Consolidated Companies for the fiscal year ended on January 2, 2011;

(m) a completed Domestic Borrowing Base Certificate as of June 23, 2011, and dated as of the Restatement Date, demonstrating to the satisfaction of the Domestic Agent Excess Availability of not less than $35,000,000 (after giving effect to all Loans made or deemed made, and Letters of Credit issued or deemed issued, on the Restatement Date);

(n) to the extent not otherwise previously provided in connection with the Existing Credit Agreement, duly executed Control Agreements to the extent required in Section 7.16; and

(o) all field exams, appraisals of inventory and equipment, third-party consultants’ reports, lien search results, third-party consents, and all other due diligence and collateral-related items which the Domestic Agent in its reasonable credit judgment may require.

In addition to the foregoing, the following conditions shall have been satisfied or shall have existed, all to the satisfaction of the Domestic Agent, as of the time this Agreement becomes effective:

(i) the Loans to be made on the Restatement Date and the use of proceeds thereof shall not have contravened, violated or conflicted with, or involved the Domestic Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

(ii) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Domestic Agent;

(iii) since January 2, 2011, there shall have been no changes in the business, results of operations, financial condition, assets or prospects of any of (i) the Consolidated Companies which have had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.07) or (ii) any Major Division which have had or could reasonably be expected to have, singly or in the aggregate, any (A) materially adverse change in (1) the business, results of operations, financial condition, assets or prospects of such Major Division, or (2) the ability of such Major Division (or any of the Persons in such Major Division) to perform their respective obligations under the Credit Documents, or (B) materially adverse effect on the rights and remedies of the Domestic Agent, the Collateral Agent and the Lenders under the Credit Documents;

(iv) there shall be no actions or proceedings instituted or pending before any court or other governmental authority or, to the knowledge of Borrower or any other Credit Party, threatened which reasonably could be expected to have, singly or in the aggregate, a Materially Adverse Effect;

(v) all payments required to be made pursuant to Section 4.05 shall have been paid in full (or arrangements satisfactory to the Domestic Agent for the payment of such amounts with the proceeds of Domestic Revolving Loans shall have been made);

(vi) the Collateral Agent shall have a first-priority perfected security interest in all Domestic Accounts and in all other of the Credit Parties’ assets which, pursuant to the terms of the Security Documents, are contemplated to be Collateral (but not including any Real Property to the extent a Mortgage respecting such Real Property is not required under Section 7.13(b)), subject only to those Liens permitted in the Credit Documents;

(vii) the Collateral Agent shall have confirmed that the Credit Parties shall have delivered to the Collateral Agent all Collateral which may be perfected by possession, to the extent such delivery is required pursuant to the Security Documents; and

(viii) the Domestic Agent shall be satisfied that, to the extent that any notice is required by any intercreditor agreement with respect to the 2009 Senior Notes Intercreditor Agreement, or the Domestic Agent determines that any such notice is desirable, such notice has been given in form and substance satisfactory to the Domestic Agent.

Section 5.02. [Intentionally Omitted].

Section 5.03. Conditions to All Loans. The obligations of the Lenders to make any Extensions of Credit, convert or continue any Loan and/or the L/C Issuers to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, conversion, continuation, issuance or extension date:

(a) there shall exist no Default or Event of Default;

(b) all representations and warranties by the Borrower contained herein, or of each other Credit Parties in those Credit Documents to which it is a party, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the relevant borrowing, conversion, continuation, issuance or extension date (except any representation and warranty which by its express terms relates to a specific date or period);

(c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.14(i), there shall have been no changes which have had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.07);

(d) there shall be no actions or proceedings instituted or pending before any court or other governmental authority or, to the knowledge of Borrower or any other Credit Party, threatened which reasonably could be expected to have, singly or in the aggregate, a Materially Adverse Effect;

(e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Domestic Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to the Borrower;

(f) the Borrower shall have given to the Domestic Agent, in addition to its applicable notice of Borrowing, (i) written notice of its intent to use any proceeds of any Loan then being requested for the purchase or carrying of any “margin stock” (as defined in the Margin Regulations) and (ii) written notice that the representation and warranty set forth in Section 6.07 is true and correct;

(g) the Domestic Agent shall have received such other documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Domestic Agent may reasonably request, all in form and substance reasonably satisfactory to the Domestic Agent;

(h) with respect to the issuance of any Letter of Credit, in addition to the satisfaction of each of the preceding conditions precedent, each of the conditions precedent set forth in Section 2A.11 shall have been satisfied; and

(i) with respect to the issuance of any Domestic Letter of Credit, there is no Defaulting Lender at the time such Domestic Letter of Credit is to be issued, unless for the issuance of any Domestic Letter of Credit, arrangements satisfactory to the L/C Issuer have been made with respect to the undivided interest and participation of such Defaulting Lender in and to such Domestic Letter of Credit (and all other Domestic Letters of Credit then outstanding), which arrangements may include, but not be limited to, the Borrower’s or Subsidiary L/C Account Party’s posting of cash collateral with the L/C Issuer in an amount equal to such Defaulting Lender’s participation therein on terms satisfactory to the L/C Issuer.

Each request for a Borrowing or a Letter of Credit and the acceptance by Borrower or an L/C Account Party of the proceeds thereof shall constitute a representation and warranty by the Borrower, as of the relevant borrowing, conversion, continuation, issuance or extension date, that the applicable conditions specified in Sections 5.01 and 5.03 have been satisfied.

Section 5.04. [Intentionally Omitted].

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of Interface (as to itself and all other Consolidated Companies), and each Subsidiary L/C Account Party (as to itself and all of its Subsidiaries) represents and warrants as follows:

Section 6.01. Organizational Existence; Compliance with Law. Each of the Domestic Consolidated Companies is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and each of the Credit Parties has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business. Each of the Domestic Consolidated Companies (i) other than the Credit Parties, has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) with respect to those Domestic Consolidated Companies that are not Credit Parties, the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock or other equity interests, for each Subsidiary of Interface (other than Foreign Subsidiaries) as of the date of this Agreement is accurately described on Schedule 6.01.

Section 6.02. Organizational Power; Authorization. Each of the Credit Parties has the corporate or other organizational power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

Section 6.03. Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, respectively, enforceable against the Credit Parties in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 6.04. No Legal Bar. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

Section 6.05. No Material Litigation. Except as set forth on Schedule 6.05 or in any notice furnished to the Lenders pursuant to Section 7.07(i) at or prior to the respective times the representations and warranties set forth in this Section 6.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against any of the Domestic Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, would reasonably be expected to have a Materially Adverse Effect.

Section 6.06. Investment Company Act, Etc. None of the Credit Parties is an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

Section 6.07. Margin Regulations.

(a) No part of the proceeds of any of the Loans or Letter of Credit will be used to purchase or carry any “margin stock” (as such term is defined in the Margin Regulations);

(b) “Margin Stock” (as defined in the Margin Regulations) constitutes less than twenty-five percent of the value of those assets of the Consolidated Companies which are subject to any limitation on sale, pledge, or other restriction under this Agreement; and

(c) None of the Collateral is comprised of “Margin Stock” (as defined in the Margin Regulations) (other than treasury stock repurchased by Interface after the Restatement Date pursuant to, and in accordance with, Section 8.04 and not in violation of Section 7.14).

Section 6.08. Compliance With Environmental Laws.

(a) The Domestic Consolidated Companies are in compliance, and have been in compliance, with all applicable Environmental Laws, except where the failure to comply with such Environmental Laws (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect;

(b) None of the Domestic Consolidated Companies has received any notice of claim or potential liability under any Environmental Laws, except where such claims and liabilities (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect.

(c) None of the Domestic Consolidated Companies has received, during the period from January 1, 1987 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Domestic Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Domestic Consolidated Company, except where any such violation, spill, leak, release or contamination (individually or in the aggregate) could not reasonably be expected to have a Materially Adverse Effect.

(d) The Domestic Consolidated Companies have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including, without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

Section 6.09. Insurance. The Domestic Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances and, with respect to the Real Properties, any more rigorous or extensive insurance requirements which may be required by the terms of Section 7(b) of the Mortgages. The Domestic Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect. The Credit Parties shall deliver the originals or copies (which copies shall be certified if requested by the Collateral Agent) of such policies to the Collateral Agent with satisfactory lender’s loss payable endorsements naming the Collateral Agent, as agent for the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement pertaining to the Real Property secured by the Mortgages shall comply with the provisions of Section 7(b) of the Mortgages. Each other policy of insurance or endorsement shall contain a clause (i) not permitting cancellation by a Credit Party without the prior written consent of the Collateral Agent, (ii) requiring the insurer to give not less than 30 days prior written notice to the Collateral Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever, and (iii) specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the Credit Parties or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Upon the date of this Agreement, and from time to time thereafter upon the Collateral Agent’s reasonable request, the Credit Parties shall provide the Collateral Agent with a statement from each insurance company or agent thereof providing the foregoing coverage, acknowledging in favor of the Collateral Agent the continued effectiveness of the foregoing insurance clauses. If the Credit Parties fail to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the Credit Parties therefor as a part of the Obligations.

Section 6.10. No Default. None of the Domestic Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably expected to have a Materially Adverse Effect.

Section 6.11. No Burdensome Restrictions. Except as set forth on Schedule 6.11 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.11 are made or deemed to be made hereunder, none of the Domestic Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

Section 6.12. Taxes. Except as set forth on Schedule 6.12, each of the Domestic Consolidated Companies have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions (“taxes” in this Section 6.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Interface, no claims are being asserted with respect to any such taxes, fees or other charges; excluding, however, for purposes of the foregoing portions of this Section, tax returns not filed or taxes not paid where the aggregate amount of taxes involved does not exceed $2,500,000 in the aggregate and the failure to file such returns or pay such taxes has resulted from the Domestic Consolidated Companies being without knowledge that the respective tax authorities are claiming such taxes to be due.

Section 6.13. Subsidiaries. Except as disclosed on Schedule 6.01, on the date of this Agreement, Interface has no Subsidiaries and neither Interface nor any Subsidiary is a joint venture partner or general partner in any partnership. Except as disclosed on Schedule 6.13 or in any notice furnished pursuant to Section 7.07(q) at or prior to the respective times the representations and warranties set forth in this Section 6.13 are made or deemed to be made hereunder, Interface has no Material Subsidiaries.

Section 6.14. Financial Statements. The Borrower has furnished to the Domestic Agent and the Lenders (i) the audited consolidated balance sheet of the Consolidated Companies for the fiscal year ending on January 2, 2011, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of the Consolidated Companies as at the end of the Consolidated Companies’ first fiscal quarter of 2011, and the related unaudited consolidated statements of income, shareholders’ equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the Consolidated Companies’ 2010 fiscal year and their first fiscal quarter of 2010. The foregoing financial statements fairly present in all material respects the consolidated financial condition of such Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Such Consolidated Companies taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since the end of the fiscal year ending on January 2, 2011, and except as otherwise disclosed to the Domestic Agent and the Lenders, there have been no changes with respect to any Consolidated Companies which have had or would reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect.

Section 6.15. ERISA. Except as disclosed on Schedule 6.15 or in any notice furnished to the Lenders pursuant to
Section 7.07(k) at or prior to the respective times the representations and warranties set forth in this Section 6.15 are made or deemed to be made hereunder:

(a)(i) Identification of Plans. None of the Domestic Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past two years maintained or contributed to, any Plan that is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA;

(ii) Compliance. Each Plan sponsored or maintained by the Domestic Consolidated Companies has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Domestic Consolidated Companies are subject to no tax or penalty with respect to any Plan sponsored or maintained at any time by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has or had an obligation to contribute, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

(iii) Liabilities. The Domestic Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans sponsored or maintained at any time by such Domestic Consolidated Companies or any of their ERISA Affiliates or any Plans to which such Domestic Consolidated Companies or any of their ERISA Affiliates contribute or have or had at any time an obligation to contribute, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

(iv) Funding. The Domestic Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan sponsored or maintained at any time by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has or had an obligation to contribute and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each such Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan sponsored or maintained at any time by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has or had an obligation to contribute that is subject to Title IV of ERISA has an “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

Section 6.16. Patents, Trademarks, Licenses, Etc. Except as set forth on Schedule 6.16 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.16 are made or deemed to be made hereunder, (i) the Domestic Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of the Borrower’s knowledge, no product, process, method, service or other item presently sold by or employed by any Domestic Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of the Borrower, threatened, any claim or litigation against or affecting any Domestic Consolidated Company contesting such Person’s right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

Section 6.17. Ownership of Property. Except as set forth on Schedule 6.17, each Domestic Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies for the fiscal year ending on January 2, 2011, referred to in Section 6.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted hereby and under the other Credit Documents and title defects not constituting material impairments in the intended use for such properties. The Domestic Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases. As of the Restatement Date, each parcel of real property owned by a Credit Party is listed on Schedule A, attached hereto, and Schedule A further identifies which of such parcels constitutes Mortgaged Property as of the Restatement Date.

Section 6.18. Indebtedness.

(a) Schedule 6.18 is a complete and correct listing of all Indebtedness, or any commitment to create or incur any Indebtedness, of the Domestic Consolidated Companies as of the Restatement Date in an amount greater than $1,000,000 in any single case (other than Indebtedness permitted pursuant to Sections 8.01(a), (d), (f), (h)(ii), (i), and (l)). Schedule 6.18 also contains a separate schedule identifying any Indebtedness that must be included, as of the Restatement Date, in the calculation of Indebtedness permitted under the 2010 Senior Notes Indenture, solely pursuant to the proviso set forth in Section 4.08 thereof.

(b) All Indebtedness, and all commitments to create or incur any Indebtedness, of the Domestic Consolidated Companies as of the Restatement Date which are less than $1,000,000 in each case do not exceed $5,000,000 in the aggregate for all such Indebtedness and commitments of the Domestic Consolidated Companies.

Section 6.19. Financial Condition. On the Restatement Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including, without limitation, the use of the proceeds of the Domestic Revolving Loans as provided in Article II (i) assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of (x) any contribution or subrogation rights in respect of any Domestic Guaranty Agreement given by such Credit Party, and (y) any Intercompany Loan owed to such Credit Party) will exceed such Credit Party’s debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Domestic Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party’s business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party’s ability to pay such debts as they mature. For purposes of this Section 6.19, “debt” means any liability on a claim, and “claim” means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 6.20. Intercompany Loans. The Intercompany Loans and the Intercompany Loan Documents have been duly authorized and approved by all necessary corporate and shareholder action on the part of the parties thereto, and constitute the legal, valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general principles of equity.

Section 6.21. Labor Matters. Except as set forth in Schedule 6.21 or in any notice furnished to the Lenders pursuant to Section 7.07(p) at or prior to the respective times the representations and warranties set forth in this Section 6.21 are made or deemed to be made hereunder, the Domestic Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Domestic Consolidated Company. The hours worked and payment made to employees of the Domestic Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Domestic Consolidated Companies, or for which any claim may be made against the Domestic Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Domestic Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

Section 6.22. Payment or Dividend Restrictions. Except as set forth in Section 8.12 or described on Schedule 6.22, none of the Domestic Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Domestic Consolidated Company.

Section 6.23. Disclosure. No representation or warranty contained in this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto) or in any notice furnished to the Lenders pursuant to Section 7.07 at or prior to the respective times the representations and warranties set forth in this Section 6.23 are made or deemed to be made hereunder, there is no fact known to the Borrower which has had, or is reasonably expected to have, a Materially Adverse Effect.

Section 6.24. [Intentionally omitted].

Section 6.25. Patriot Act. To the extent applicable, each Credit Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Credit Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 6.26. OFAC. No Credit Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. No Credit Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Interface and each L/C Account Party will:

Section 7.01. Organizational Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate or other organizational existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

Section 7.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, all Environmental Laws) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

Section 7.03. Payment of Taxes and Claims, Etc. Pay, and cause each of its Domestic Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

Section 7.04. Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of Interface in conformity with GAAP.

Section 7.05. Visitation, Inspection, Appraisals, and Field Audits; Disclosure of Tax Information.

(a) Permit, and cause each of its Domestic Subsidiaries to permit, any representative of the Domestic Agent or Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Domestic Agent or Lender may reasonably request after reasonable prior notice to Interface; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Interface shall be required. To the extent that the Domestic Agent or Lender thereby obtains possession of non-public information constituting trade secrets, technology or other similar proprietary information identified to the Domestic Agent or Lender in writing by Interface as being subject to confidential treatment under this Agreement, such party shall treat such information as confidential. In any event, the Domestic Agent or Lender may, subject to Section 11.06(e), make disclosure to any assignee or participant, or to any prospective assignee or participant, in connection with an assignment or participation permitted thereby, or as required or requested by any governmental agency or representative thereof, or as required to defend any legal action or to exercise any rights, remedies or powers available to the Agents or Lender under the Credit Documents or as otherwise required by law or pursuant to legal process; provided, that unless prohibited by applicable law or court order, the Domestic Agent or Lender shall notify Interface as promptly as practicable after receipt thereof of any governmental request, subpoena or court order (other than any such request, subpoena or court order in connection with an examination of the financial condition of the Domestic Agent or Lender by any governmental agency) for disclosure of any such non-public information; provided, however, that no delay or failure to provide such notice shall give rise to any claim, defense or right of offset against such Lender or the Domestic Agent hereunder. The foregoing shall not prohibit disclosure of such information to the extent it has become public information other than through a disclosure by the Domestic Agent or Lender not otherwise permitted herein.

(b) In addition to the rights granted to the Domestic Agent and the Lenders in subsection (a), the Borrower hereby agrees that the Domestic Agent may from time to time, as the Domestic Agent deems necessary or desirable in its reasonable credit judgment, order appraisals of all or part of the Credit Parties’ equipment, inventory, and Real Property (but only such Real Property which is, pursuant to this Agreement, required to be mortgaged to the Collateral Agent), as applicable, with each such appraisal being conducted by a professional appraiser reasonably selected by the Domestic Agent. Interface shall be required to pay for all reasonable out-of-pocket expenses incurred by the Collateral Agent for only those appraisals of such Real Property and machinery and equipment ordered pursuant to this Section 7.05 (i) during the existence of an Event of Default or (ii) in response to any event or circumstance which, in the reasonable opinion of the Collateral Agent, could reasonably be expected to have a material and adverse effect on the Fair Market Value of such Real Property. Interface shall be required to pay for all reasonable out-of-pocket expenses incurred by the Collateral Agent for only one appraisal of the Credit Parties’ inventory per annum; provided, however, that (i) Interface shall pay for one additional appraisal per annum, if, at the time any such additional appraisal is ordered, Excess Availability shall have been less than 25% of the aggregate Commitments at any time during the preceding 180 days and (ii) Interface shall pay for each additional appraisal ordered at any time any Event of Default exists.

(c) In addition to the rights granted to the Domestic Agent and the Lenders in subsection (a), the Borrower hereby agrees that the Collateral Agent or its agents may from time to time, as the Collateral Agent deems necessary or desirable in its reasonable credit judgment, conduct field audits of the Credit Parties’ inventory, accounts, and equipment and all books, records, journals, orders, receipts, correspondence, and other data related thereto. Interface shall be required to pay for all reasonable out-of-pocket expenses incurred by the Collateral Agent for only one such field audit per division per annum (which need not be conducted contemporaneously) and an amount equal to $1,000 per day for each field auditor conducting any such field audit; provided, however, that (i) Interface shall pay for such expenses for one additional field audit of each division per annum, if, at the time any such additional field audit is conducted, Excess Availability shall have been less than 25% of the aggregate Commitments at any time during the preceding 180 days and (ii) Interface shall pay for each additional field audit of each division conducted at any time any Event of Default exists.

(d) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

Section 7.06. Insurance; Maintenance of Properties.

(a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Domestic Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances.

(b) Cause, and cause each of the Domestic Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Interface may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and so that the value thereof will not be impaired in any material respect; provided, however, that nothing in this Section shall prevent Interface from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Interface, desirable in the conduct of its business or the business of any Domestic Consolidated Company.

Section 7.07. Reporting Covenants. Furnish, or cause to be furnished, to each Lender:

(a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Interface, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders’ equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of BDO USA, LLP, or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable annual report on Form 10-K of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR);

(b) Quarterly Financial Statements.

(i) As soon as available and in any event within 45 days after the end of each fiscal quarter of Interface (provided that the financial statements required to be delivered pursuant to this subsection (b) for the last fiscal quarter of any fiscal year shall be preliminary and subject to completion of the annual audit), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders’ equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Interface’s fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Interface’s previous fiscal year, all in reasonable detail and certified by the chief financial officer or principal accounting officer of Interface that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of Interface’s fiscal year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes) (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable quarterly report on Form 10-Q of Interface to the Securities and Exchange Commission to the extent that (i) it contains the foregoing information and (ii) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR);

(ii) [Intentionally Omitted].

(c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the president, chief financial officer or principal accounting officer of Interface (i) to the effect that Interface has complied with the delivery requirements set forth in subsections (a) or (b) above, as applicable, (ii) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (iii) demonstrating in reasonable detail compliance as of the end of each fiscal quarter Sections 8.01 through 8.06, (iv) setting forth with reasonable detail the determination of the financial covenant in Section 7.09, as of the end of such fiscal quarter, and (v) listing all Material Subsidiaries;

(d) Domestic Borrowing Base Certificate. As soon as available, but in any event, within 20 days after the end of each calendar month (or, if at any time during the preceding consecutive three months Excess Availability has been less than 15% of the aggregate Commitments, or if an Event of Default exists, at more frequent intervals as requested by the Domestic Agent from time to time), a Domestic Borrowing Base certificate (the “Domestic Borrowing Base Certificate”) in substantially the form of Exhibit I, as such form of certificate may be amended, restated, supplemented or otherwise modified, from time to time, and certified by the chief financial officer or the principal accounting officer of Interface to be true and correct as of the date thereof. The Borrower shall attach the following to each Domestic Borrowing Base Certificate which is required to be delivered hereunder: (i) a report in form and substance reasonably satisfactory to the Domestic Agent listing (A) all Domestic Accounts of Borrower as of the last Business Day of such month, (B) the amount and age of each Domestic Account on an original invoice date aging basis, (C) if requested from time to time by Domestic Agent, the name and mailing address of each Account Debtor, (D) all Domestic Accounts which do not constitute Eligible Domestic Accounts, and (E) such other information as Domestic Agent may request from time to time in its commercially reasonable discretion with reasonable advance notice (each, an “Accounts Receivables Report”); (ii) a report in form and substance reasonably satisfactory to Domestic Agent listing (A) all Domestic Inventory and all Eligible Domestic Inventory of Borrower as of the last Business Day of such month and the location thereof, (B) the cost thereof, (C) raw materials, work-in-process, finished goods, and (D) such other information as Domestic Agent may request from time to time in its commercially reasonable discretion upon giving reasonable advance notice thereof (each, an “Inventory Report”); and (iii) a report listing (A) all of Borrower’s accounts payable, (B) the number of days which have elapsed since the original date of invoice of such accounts payable, (C) the name and, if requested by Domestic Agent from time to time, address of each Person to whom such accounts payable are owed, and (D) such other detail Domestic Agent may request from time to time in its commercially reasonable discretion upon giving reasonable advance notice thereof (each, an “Accounts Payable Report”) and (iv) a report reconciling (A) the information set forth on the Accounts Receivable Report and the Inventory Report attached to the most recent Borrowing Base Certificate to (B) the Borrower’s aggregate Domestic Accounts and Domestic Inventory set forth in the most recent financial statements delivered to Domestic Agent pursuant to Section 7.07(b)(ii)(which shall be based upon Borrowers’ general ledger);

(e) Auditor’s No Default Certificate. Together with the financial statements required pursuant to subsection (a) above (or such later date as may be agreed to by the Domestic Agent), a certificate of the accountants who prepared the report referred to therein, to the effect that, based upon their audit, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof;

(f) Annual Budget. Within 30 days after the beginning of each fiscal year, an annual financial plan and forecasted balance sheets and statements of income, shareholders’ equity, and cash flows and borrowing base availability for such fiscal year for the Consolidated Companies presented in a quarter-by-quarter format for such fiscal year on a consolidated basis;

(g) Notice of Default. Promptly after any Responsible Officer of Interface has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

(h) Notice of Materially Adverse Effect. Promptly after any Responsible Officer of Interface has notice or knowledge of the occurrence of any event or series of events or circumstances which would reasonably have a Materially Adverse Effect, a certificate of the chief financial officer or principal accounting officer of Interface specifying the nature thereof and the proposed response thereto;

(i) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Domestic Consolidated Company, any material property of any thereof, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

(j) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Domestic Consolidated Company which could result in penalties, fines, claims or other liabilities to any Domestic Consolidated Company in amounts in excess of $2,000,000; provided that each Lender hereby acknowledges that it has received notice of each matter set forth on Schedule 7.07(j) as of the Restatement Date;

(k) ERISA.

(i) Promptly after the occurrence thereof with respect to any Plan sponsored or maintained by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has an obligation to contribute, or any trust established thereunder, notice of (A) a “reportable event” described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a “reportable event” not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Domestic Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could reasonably be expected to exceed $5,000,000 in the aggregate;

(ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternate payee, any notice required under Section 101(d), 101(j), 302(c)(6), 303(c)(2)(D)(vi), 303(k)(4), 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 412(c)(6), 430(c)(2)(D)(iv) or 430(k)(4) of the Tax Code with respect to any Plan sponsored or maintained by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has an obligation to contribute;

(iii) Promptly after receipt, any notice received by any Domestic Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan sponsored or maintained by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has an obligation to contribute which is subject to Title IV of ERISA, or to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

(iv) Promptly upon the filing thereof with the Internal Revenue Service (“IRS”) or the Department of Labor (“DOL”), a copy of IRS Form 5500 or annual report for each Plan sponsored or maintained by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has an obligation to contribute which is subject to Title IV or Section 302 of ERISA (it being agreed that the requirements of this subsection may be satisfied by the delivery of the applicable annual report on Form 11-K of Interface to the Securities and Exchange Commission to the extent that (x) it contains the foregoing information and (y) it is delivered within the applicable time period noted herein and is available to the Lenders on EDGAR); or

(v) Upon the request of the Domestic Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan sponsored or maintained by any of the Domestic Consolidated Companies or any of their ERISA Affiliates or to which any of such Domestic Consolidated Companies or any of their ERISA Affiliates contributes or has an obligation to contribute from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to any such Plan, or (C) a current statement of withdrawal liability for each Multiemployer Plan to which any Consolidated Company or any ERISA Affiliate thereof contributes or has or had an obligation to contribute;

(l) Liens. Promptly upon any Domestic Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 8.02;

(m) Domestication of Subsidiaries. Not less than 30 days prior thereto, notice of any intended domestication of any Foreign Subsidiary as a United States corporation, whether by merger, stock transfer or otherwise;

(n) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Interface to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Interface and the other Consolidated Companies;

(o) [Intentionally Omitted];

(p) Burdensome Restrictions, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 6.11, (ii) failure of any Domestic Consolidated Company to hold in full force and effect those trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, the loss or absence of which could reasonably be expected to have a Materially Adverse Effect, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 6.21;

(q) New Material Subsidiaries. Within 30 days after the formation or acquisition of any Material Subsidiary, or after the occurrence of any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Domestic Agent may request;

(r) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from any Credit Party to any other Domestic Consolidated Company that is not a Credit Party (in any transaction or series of related transactions, but excluding transfers in the ordinary course of business), but only if the assets subject to such transaction or series of related transactions (i) are Non-Borrowing Base Assets and the aggregate Asset Value thereof exceeds $1,000,000; (ii) are Borrowing Base Assets (other than inventory) and the aggregate Asset Value thereof exceeds $500,000 or, if added to the aggregate Asset Value of all other Borrowing Base Assets subject to similar transactions within the preceding consecutive twelve months, $1,000,000; or (iii) constitute inventory and the aggregate Asset Value exceeds $1,000,000; provided, that with respect to notices required by subsection (ii) or (iii), above, such notice shall be accompanied by a pro forma Domestic Borrowing Base Certificate showing the Domestic Borrowing Base as it will exist after the consummation of such transaction (or related series of transactions) (it being understood that the amount by which the Domestic Borrowing Base will be reduced on account of the removal of any asset therefrom will be equal to, in the case of inventory, the amount of eligibility allocable thereto as determined in accordance with the terms of this Agreement);

(s) Asset Sales. Prompt notice of any Asset Sale or series of related Asset Sales involving any Credit Party’s machinery, equipment, inventory, or Real Property, but only if the assets subject to such Asset Sale or series of related Asset Sales (i) are Non-Borrowing Base Assets and the aggregate Asset Value thereof exceeds $1,000,000; (ii) are Borrowing Base Assets (other than inventory) and the aggregate Asset Value thereof exceeds $1,000,000 or, if added to the aggregate Asset Value of all other Borrowing Base Assets sold within the preceding consecutive twelve months, $1,000,000; or (iii) constitute inventory and the aggregate Asset Value exceeds $1,000,000; provided, that with respect to notices required by subsection (ii) or (iii), above, such notice shall be accompanied by a pro forma Domestic Borrowing Base Certificate showing the Domestic Borrowing Base as it will exist after the consummation of such Asset Sale (or related series of Asset Sales) (it being understood that the amount by which the Domestic Borrowing Base will be reduced on account of the removal of any asset therefrom will be equal to, in the case of inventory, the amount of eligibility allocable thereto as determined in accordance with the terms of this Agreement); and

(t) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Domestic Agent or Lender may reasonably request from time to time.

Section 7.08. Electronic Reporting. Provide reasonable cooperation (to the extent that neither the Borrower nor any other Credit Party incurs or will incur or be assessed any costs, expenses, fees or charges as a result of such cooperation), to the Domestic Agent and its agents in the implementation and facilitation of an electronic collateral reporting system to provide electronic reporting of items and information comprising or affecting the Borrowing Base and related matters.

Section 7.09. Financial Covenant.

(a) Fixed Charge Coverage Ratio. Subject to Section 7.09(b), maintain as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

(b) Financial Covenant Effective Period. The parties hereto agree that, even though Interface must report the calculation of the financial covenant included in Section 7.09(a) with each of the certificates it must deliver pursuant to Section 7.07(c), none of Interface or any L/C Account Party must comply with the financial covenant in Sections 7.09(a), and such financial covenant shall not be effective, except during a Financial Covenant Effective Period (including, without limitation, any days of such period which may have occurred before any given Financial Covenant Effective Date). (For purposes of clarification by way of example, if a Financial Covenant Effective Date occurs during the third fiscal quarter of a fiscal year, the Financial Covenant Effective Period initiated thereby will commence as of the last day of the second fiscal quarter of such fiscal year (and the financial covenant in Section 7.09(a) will be deemed effective as of the last day of such second fiscal quarter). If Interface and the L/C Account Parties are not in compliance as of the last day of such second fiscal quarter (as determined by the compliance certificate delivered for such second fiscal quarter pursuant to Section 7.07(c)), then an Event of Default shall occur on the Financial Covenant Effective Date.)

Section 7.10. Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof, Interface shall furnish the Domestic Agent a copy of any notice received by it or any other Domestic Consolidated Company from the holder(s) of Indebtedness referred to in Section 8.01(b), (c), (e), (g), (i), or (l) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) with respect to any Interface Control Debt, the existence or occurrence of any event or condition which requires or permits such holder(s) to exercise rights under any Change in Control Provision. Interface agrees to take such actions as may be necessary to require the holder(s) of Interface Control Debt (or any trustee or agent acting on their behalf) to furnish copies of all such notices directly to the Domestic Agent simultaneously with the furnishing thereof to Interface, and that such requirement may not be altered or rescinded without the prior written consent of the Domestic Agent.

Section 7.11. Additional Credit Parties and Collateral.

(a) Within 30 days after the formation or acquisition of any Material Subsidiary which is not listed on Schedule 6.13, after the domestication of any Foreign Subsidiary, if after such domestication, such Subsidiary would constitute a Material Subsidiary, or after the occurrence of any other event creating a new Material Subsidiary, Interface shall cause such Material Subsidiary to execute and deliver such documents as are necessary for such Material Subsidiary to become a Guarantor under the Domestic Guaranty Agreement, to execute and deliver such documents as are necessary to have such Material Subsidiary become a Grantor under the Pledge and Security Agreement, and to deliver to the Domestic Agent documents of the kind described in Sections 5.01(c), (e), (f), (g), and (h), all in form and substance satisfactory to the Domestic Agent and the Collateral Agent.

(b) No assets acquired by any Credit Party (whether directly in an asset purchase transaction or by virtue of the stock of a Person or otherwise, but excluding Inventory purchased in the ordinary course of business) shall be included in the Domestic Borrowing Base until such time as the Domestic Agent shall have, at Borrower’s expense, completed such field examinations, appraisals, audits, and investigations with respect to such assets or Person and found the results thereof to be satisfactory in its commercially reasonable discretion and, in the case of a stock transaction, all instruments, agreements, and documents required to be delivered pursuant to Sections 7.11 and 7.13 with respect to the Person so acquired shall have been executed and delivered or completed, as applicable.

Section 7.12. [Intentionally Omitted].

Section 7.13. Further Assurances.

(a) The Borrower shall, and shall cause the other Credit Parties (as applicable) to, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders, the Domestic Agent, or the Collateral Agent may reasonably request, to effect the transactions contemplated by this Agreement and the other Credit Document and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b) Without limiting the foregoing subsection (a), Interface shall cause each Material Subsidiary which is required to deliver a Domestic Guaranty Agreement pursuant to Section 7.11 to become a party to the Pledge and Security Agreement and, if applicable, a Mortgage (but only with respect to any parcel or group of related parcels of real property owned by such Subsidiary having a fair market value as determined by the Domestic Agent in its reasonable credit judgment of $1,500,000 or more) and other applicable Security Documents, together with such lien searches, title reports, title insurance, surveys, phase I environmental reports and opinions with respect thereto which the Domestic Agent or the Collateral Agent may reasonably request.

(c) Interface shall, and shall cause the other Credit Parties to, promptly secure the Secured Obligations by pledging or creating perfected security interests with respect to assets acquired by any Credit Parties subsequent to the date of the respective Security Documents as required by the terms thereof.

(d) [Intentionally omitted].

(e) If any Credit Party acquires any owned Real Property after the date hereof, such Credit Party will promptly (i) submit to the Domestic Agent a description thereof and (ii) if such Real Property has a fair market value as determined by the Domestic Agent in its reasonable credit judgment of $1,500,000 or greater, within forty-five (45) days at such acquisition, execute and deliver to the Domestic Agent a Mortgage on such Real Property, together with such lien searches, title reports, title insurance, surveys, phase I environmental reports and opinions with respect thereto which the Domestic Agent or the Collateral Agent may reasonably request (provided, however, that, for any particular parcel of Real Property or, as contemplated in the definition of Maximum Real Property Collateral Requirements, any contiguous parcels of Real Property, such requirements shall not exceed the Maximum Real Property Collateral Requirements applicable to such parcel or contiguous parcels), and all provisions of this Agreement that are applicable to Real Property or Mortgages shall apply thereto. Any of the foregoing to the contrary notwithstanding, that parcel or those parcels of Real Property located in or around LaGrange, Georgia, which are owned by a Credit Party as of the Restatement Date shall be exempt in all respects from the provisions of this Section 7.13(e) and any requirement to subject such parcel or parcels to a Mortgage or similar instrument, so long as such parcel or parcels constitute, or are put to the use of, a nature preserve, wetlands, or a nature park (or any similar use) pursuant to an agreement with any municipality or restrictive covenants or easements which were placed of record at or near the time such Credit Party obtained title thereto.

Section 7.14. Margin Stock. Give prior written notice to the Domestic Agent of its intent to purchase or carry any “margin stock” (as defined in the Margin Regulations) with any extension of credit (to the extent permitted by Section 8.04) and deliver to the Domestic Agent such documents (including, without limitation, any necessary Federal Reserve Form U-1 or other similar form required by the Margin Regulations) or legal opinions as the Domestic Agent or any Lender may reasonably request in connection therewith, all in form and substance reasonably satisfactory to the Domestic Agent; provided, however, that any term or provision in this Agreement to the contrary notwithstanding, the Borrower and each of the L/C Account Parties agrees that no part of the proceeds of any Loans or any Letter of Credit will be used to purchase or carry and “margin stock” (as defined in the Margin Regulations).

Section 7.15. [Intentionally Omitted].

Section 7.16. US Cash Management.

(a) Simultaneously herewith, Interface shall establish and continually maintain, and shall cause each of the other Credit Parties which (i) in the ordinary course of its business, collects items or payments of the type described in this Section 7.16(a), (ii) after the Restatement Date, commences collecting such items or payments in the ordinary course of its business, or (iii) is identified by the Collateral Agent from time to time in the exercise of its reasonable discretion to establish and continually maintain, with the Collateral Agent one or more lockboxes and Domestic Collateral Reserve Accounts into which such Credit Parties shall cause each of its Account Debtors to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for Domestic Inventory or Domestic Accounts and such Credit Parties’ chattel paper or general intangibles, or as proceeds of Domestic Inventory or Domestic Accounts and of such Credit Parties’ chattel paper or general intangibles. Additionally, simultaneously herewith, Interface shall establish and continually maintain the Domestic Concentration Account. In the event any items or payment described in this Section 7.16 are inadvertently received by any of the Credit Parties or any other Person, whether or not in accordance with the terms of this Agreement, such Credit Party or such Person shall be deemed to hold the same in trust for the benefit of the Collateral Agent and promptly forward them to the Collateral Agent for deposit in a Domestic Collateral Reserve Account or the Domestic Concentration Account.

(b) The Collateral Agent will remove from the lockboxes and deposit all such items of payment received from the Credit Parties’ Account Debtors into a Domestic Collateral Reserve Account related to such lockbox promptly upon receipt. On each Business Day, the Collateral Agent shall cause all funds on deposit in such Domestic Collateral Reserve Accounts to be transferred to the Domestic Concentration Account. Except during (i) the existence of a Event of Default or (ii) a Domestic Cash Management Period, the Collateral Agent will transfer on each Domestic Business Day collected amounts in the Domestic Concentration Account and then to the Credit Parties’ operating accounts in accordance with the Credit Parties’ lawful instructions and Interface shall have access to the funds on deposit in the Domestic Concentration Account. Interface, for itself and on behalf of each of the Credit Parties, agrees that no Credit Party shall have any access to any funds which are on deposit in any Domestic Collateral Reserve Account, it being understood that such Domestic Collateral Reserve Accounts (regardless of whether any “Notice” has been given pursuant to the terms of any Control Agreement related thereto (as such term is defined in each such Control Agreement)) shall be used solely for the collection of the Credit Parties’ Accounts, which collections shall be swept to the Domestic Concentration Account as set forth above.

(c) Subject to the following subsection (d), during a Domestic Cash Management Period, all funds from time to time on deposit in the Domestic Collateral Reserve Accounts and the Domestic Concentration Account shall be applied each Business Day against the Obligations due and owing by the Credit Parties in accordance with Section 2.03(e); provided that, if all such Obligations of the Credit Parties have been satisfied as of such time, then any surplus in the Domestic Collateral Reserve Accounts and the Domestic Concentration Account shall be transferred to the Credit Parties’ operating accounts in accordance with the Credit Parties’ lawful instructions. Interface agrees that, during any Domestic Cash Management Period or during the existence of an Event of Default, it shall have no right to access any funds which are on deposit in the Domestic Concentration Account (regardless of whether any “Notice” has been given pursuant to the terms of any Control Agreement related thereto (as such term is defined in each such Control Agreement)).

(d) During the existence of an Event of Default and at the election of the Required Lenders, all funds on deposit in the Domestic Collateral Reserve Accounts and the Domestic Concentration Account (regardless of whether any “Notice” has been given pursuant to the terms of any Control Agreements related thereto (as such term is defined in such Control Agreements)) shall be applied to the Obligations pursuant to the terms of Article IX. During the existence of an Event of Default the Collateral Agent may at any time in its sole discretion or if requested in writing by the Required Lenders, direct the Account Debtors of each Credit Party to make payments on the Domestic Accounts or such Credit Party’s chattel paper or general intangibles, or portions thereof, directly to the Collateral Agent, and such Account Debtors are hereby authorized and directed to do so by such Credit Party upon the Collateral Agent’s direction, and the funds so received shall be also deposited in a Domestic Collateral Reserve Account or the Domestic Concentration Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Obligations as provided in Article IX.

(e) Interface shall cause each other Credit Party determined pursuant to subsection (a), above, to comply with the terms and provisions of this Section 7.16, just as fully as if such other Credit Party were party hereto. Interface, by its execution and delivery of this Agreement, shall be deemed to have consented to the terms and provisions of this Section 7.16 on behalf of each Credit Party.

(f) Interface shall cause all Net Proceeds received by any Credit Party to be deposited in a Deposit Account maintained with the Collateral Agent over which Collateral Agent has control. Until such time as the Obligations have been accelerated in accordance with Article IX, Interface may use such Net Cash Proceeds in accordance with, and subject to, the terms set forth in this Agreement.

(g) Each of the Collateral Agent and Interface agrees that, (i) for the Collateral Agent to direct funds on deposit in any Domestic Collateral Reserve Account or the Domestic Concentration Account in accordance with the terms of this Section 7.16, it shall not be necessary for the Collateral Agent to give any “Notice” under any Control Agreement related to such Domestic Collateral Reserve Accounts or the Domestic Concentration Account and (ii) the Collateral Agent shall not give any such “Notice” under any Control Agreement unless, at the time of giving such “Notice,” a Domestic Cash Management Period or an Event of Default shall be in existence.

(h) Interface shall not, and shall not permit any Credit Party to, open, maintain, establish, or otherwise have any Deposit Account, other than:

(i) Deposit Accounts which constitute Domestic Collateral Reserve Accounts;

(ii) Credit Card Deposit Accounts (provided, however, that, from time to time upon request of the Domestic Agent, Interface will provide the Domestic Agent a written accounting of all Credit Card Deposit Accounts, their location, and their balances);

(iii) such other Deposit Accounts as shall be necessary for the purposes of funding employee benefits, health savings accounts, or payroll (with it being agreed by the Borrower that no Deposit Account established or used for any of the foregoing purposes shall be used for any other purposes without the Domestic Agent’s prior written consent); and

(iv) such other Deposit Accounts as shall be necessary for petty cash, local trade payables, and other occasional needs of the Credit Parties; provided, however, that the aggregate balance of all Deposit Accounts owned by the Credit Parties and which are permitted to exist solely by virtue of this subclause (iv) shall never exceed $1,500,000 without the Domestic Agent’s prior written consent (or such greater amount as may be agreed to in writing by the Domestic Agent from time to time in its commercially reasonable discretion) nor shall the balance of any one of such Deposit Accounts exceed $700,000 without the Domestic Agent’s prior written consent (or such greater amount as may be agreed to in writing by the Domestic Agent from time to time in its commercially reasonable discretion).

Section 7.17. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (a) none of the Borrower or the L/C Account Parties will (i) be “insolvent,” within the meaning of such term as defined in § 101 of the Bankruptcy Code, or SECTION 2 of either the “UFTA” or the “UFCA”, or as defined or used in any “Other Applicable Law” (as those terms are defined below), or (ii) be unable to pay its debts generally as such debts become due within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 6 of the UFCA, or (iii) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of SECTION 548 of the Bankruptcy Code, SECTION 4 of the UFTA or SECTION 5 of the UFCA; and (b) the Obligations of the Borrower and the L/C Account Parties under the Credit Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this SECTION 4.16, “UFTA” means the Uniform Fraudulent Transfer Act, “UFCA” means the Uniform Fraudulent Conveyance Act, and “Other Applicable Law” means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

Section 7.18. Physical Inventories.

(a) Interface shall cause each of the Credit Parties to conduct physical inventories no less frequently than annually and shall provide to the Collateral Agent a report of such physical inventories promptly thereafter, together with such supporting information as the Collateral Agent shall reasonably request.

(b) [Intentionally Omitted].

Section 7.19. Inventory Returns. If at any time or times hereafter any Account Debtor returns any Domestic Inventory of any Credit Party the shipment of which generated an account on which such Account Debtor is obligated in excess of $250,000, the Borrower shall notify the Collateral Agent of the same immediately, specifying the reason for such return and the location and condition of the returned Domestic Inventory.

Section 7.20. Reports and Information Respecting Collateral.

(a) [Intentionally Omitted].

(b) [Intentionally Omitted].

(c) The Collateral Agent may, at any time in its sole discretion at any time during the existence of an Event of Default, require the Borrower to permit the Collateral Agent in its own name or any designee of the Collateral Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors immediately upon its request therefor by mail, telephone, telegraph or otherwise. The Borrower shall cooperate fully with the Collateral Agent in an effort to facilitate and promptly conclude any such verification process. During any period that a Default or Event of Default exists, then, upon the Collateral Agent’s request therefor, Interface shall deliver to the Collateral Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Domestic Borrowing Base Certificate and such other matters and information relating to the status of the Domestic Accounts as the Collateral Agent shall reasonably request.

Section 7.21. Collateral Location Waivers. Except as otherwise agreed by the Collateral Agent in writing, the Borrower will exercise its commercially reasonable efforts to obtain, or shall cause the applicable Grantor or L/C Account Party to exercise their commercially reasonable efforts to obtain, such Third Party Agreements as the Collateral Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations; provided that no Third Party Agreement shall be required to be obtained under this section with respect to any location at which the Asset Value of Collateral located at such location does not exceed $2,000,000.

Section 7.22. Discounts and Allowances. Upon the granting of any discounts, allowances or credits by a Credit Party in excess of $250,000 or not in the ordinary course of business and which in either case are not shown on the face of the invoice for the Domestic Account involved, Interface, on behalf of such Credit Party shall promptly report such discounts, allowances or credits, as the case may be, to the Collateral Agent and in no event later than the time of its submission to the Collateral Agent of the next status report as required by Section 7.20. In the event any amounts due and owing in excess of $250,000 are in dispute between any Credit Party, and any Account Debtor, Interface, on behalf of such Credit Party shall provide the Collateral Agent with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. During the existence of an Event of Default, and without affecting any Credit Parties’ liability with respect to the Obligations, the Collateral Agent, in the exercise of its sole discretion, may settle disputes and otherwise deal with the Account Debtors and Interface, on behalf of the Credit Parties, shall reimburse the Collateral Agent as a part of the Obligations any reasonable out-of-pocket expenses incurred by the Collateral Agent in connection therewith.

Section 7.23. Taxes Owing with Respect to Accounts. Interface, for itself and on behalf of each Credit Party, shall notify the Collateral Agent if any Domestic Account includes any tax due to any governmental taxing authority. If a Domestic Account includes a charge for any tax payable to any governmental taxing authority, the Collateral Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Credit Party, and such amounts paid shall become part of the Obligations.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, none of Interface nor any L/C Account Party will, or will permit any Domestic Consolidated Company to:

Section 8.01. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

(a) Indebtedness under this Agreement and any other Secured Obligations (excluding Hedging Obligations permitted pursuant to Section 8.01(i));

(b) Indebtedness existing on the Restatement Date and not otherwise permitted under this Section 8.01, as more particularly described on Schedule 6.18, and the extension, renewal, and replacement thereof for principal amounts not in excess of the respective principal amounts shown on Schedule 6.18;

(c) purchase money Indebtedness and capitalized lease obligations to the extent secured by a Lien permitted by Section 8.02(b) or 8.02(f);

(d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

(e) Indebtedness incurred with respect to unsecured letters of credit issued for the account of any Domestic Consolidated Company in the ordinary course of business in aggregate outstanding stated amounts not to exceed $5,000,000;

(f) Indebtedness (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) permitted under Section 8.02(c) or (d), or Section 8.06;

(g) Subordinated Debt other than the Senior Subordinated Notes and any refinancing or replacement thereof to the extent expressly permitted by Section 8.08 (provided that the aggregate outstanding principal amount of such Subordinated Debt shall at no time exceed $50,000,000);

(h) Intercompany Loans which:

(i) exist as of the Restatement Date and are described on Schedule 6.18;

(ii) are made by a Credit Party to a Credit Party;

(iii) are made by a Domestic Consolidated Company which is not a Credit Party to a Domestic Consolidated Company which is not a Credit Party;

(iv) are made by a Foreign Subsidiary to a Domestic Consolidated Company which is not a Credit Party;

(v) are made by a Credit Party to a Domestic Consolidated Company which is not a Credit Party; provided that each such Intercompany Loan shall be made payable on demand and shall not be subordinated to other obligations of the borrower thereof and all such loans and extensions of credit shall not exceed, together with all Investments permitted under Section 8.05 (c), $20,000,000 in the aggregate at any one time outstanding (excluding Intercompany Loans listed on Schedule 6.18);

(vi) are made by a Domestic Consolidated Company which is not a Credit Party or a Foreign Subsidiary to a Credit Party; provided that each such Intercompany Loan shall be made on a subordinated basis consistent with the subordinated Intercompany Loans in existence on the date of this Agreement (or such other subordination terms reasonably satisfactory to the Domestic Agent) and no portion of the principal amount thereof shall be payable prior to the Stated Maturity Date without the prior consent of the Domestic Agent;

provided, however, that no such loans or other extensions of credit under this subsection (h) (other than those permitted under subsections (ii), (iii), (iv), and (vi)) may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such loan or other extension of credit;

(i) Indebtedness under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

(j) the Former Senior Notes and any Guarantees of such Former Senior Notes by any Subsidiaries of Interface;

(k) the Senior Notes and any Guarantees of such Senior Notes by any Subsidiaries of Interface;

(l) Indebtedness consisting of contingent obligations under indemnities, guarantees, and reimbursement agreements in favor of Persons issuing surety bonds, guarantees and similar undertakings issued to support performance obligations of any of the Domestic Consolidated Companies incurred in the ordinary course of business; and

(m) other Indebtedness (but not Intercompany Loans or Investments permitted by Sections 8.05(c)) at any one time outstanding not to exceed $20,000,000.

Section 8.02. Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

(a) Liens existing on the Restatement Date and not otherwise permitted under this Section 8.02, as more particularly described on Schedule 8.02;

(b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property; provided that such Lien does not extend to any other property; and provided further that the aggregate amount of Indebtedness secured by all such Liens at any time does not exceed $20,000,000;

(c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, and materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

(e) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(f) Liens (other than those permitted by paragraphs (a) through (e) and (g) through (k) of this Section 8.02) encumbering assets which are Non-Borrowing Base Assets securing Indebtedness and other obligations (including, without limitation, any obligations of Borrower or any of its Consolidated Subsidiaries in respect of Hedging Agreements entered into from time to time with any Person that is not a Banking Product Provider) in an aggregate principal amount not greater than $10,000,000 in the aggregate;

(g) Liens in favor of the Collateral Agent securing the Secured Obligations;

(h) [Intentionally omitted];

(i) Liens in the nature of (A) rights of setoff and rights of chargeback existing from time to time, and (B) security deposits, reserve accounts, settlement accounts and cash collateral accounts and deposits (collectively, “Credit Card Deposit Accounts”) granted from time to time, to secure payment and performance of any obligations of any Domestic Consolidated Company (including, without limitation, payment obligations in respect of chargebacks, fees, expenses and related amounts) owing to any credit card issuers and/or processors (collectively, “Credit Card Processors”) under and pursuant to any credit card merchant account agreements, processing agreements and similar agreements now existing or hereafter entered into in ordinary course of business of such Domestic Consolidated Company (collectively, “Credit Card Merchant Account Agreements”); provided that (1) such Liens granted in favor of such Credit Card Processors secure only the obligations of one or more Domestic Consolidated Companies under such Credit Card Merchant Account Agreements and attach only to the funds on deposit from time to time in such Credit Card Deposit Accounts and (2) Interface shall not, and shall not permit any Domestic Consolidated Company to, enter into any Credit Card Merchant Account Agreements while a Default or Event of Default exists;

(j) Liens or encumbrances in the nature of zoning or land use violations, encroachments, or other encumbrances which, alone or in the aggregate, do not materially detract from the value of any parcel of Real Property or materially interfere with any Credit Party’s use thereof (all as determined by the Collateral Agent in its reasonable credit judgment); and

(k) the 2009 Senior Notes Second Liens, so long as such Liens are subject to the 2009 Senior Notes Intercreditor Agreement and the 2009 Senior Notes Intercreditor Agreement remains in full force and effect.

Section 8.03. Mergers, Sales, Etc. Merge or consolidate with any other Person, or consummate any Asset Sale or intercompany transfer of assets; provided, however, that the foregoing restrictions shall not be applicable to:

(a) sales of inventory in the ordinary course of business;

(b) (i) transfers, dispositions, or sales of assets from:

(A) any Credit Party to any other Credit Party;

(B) any Credit Party to any Consolidated Company which is not a Credit Party, provided, that the aggregate Asset Value of all transfers of assets permitted by this subclause (B) shall not exceed $15,000,000 in any one of Interface’s fiscal years (after the Restatement Date) or $30,000,000 in the aggregate (from the Restatement Date);

(C) any Consolidated Company that is not a Credit Party to any other Consolidated Company; and

(ii) mergers or consolidations between (A) a Credit Party and one or more other Domestic Consolidated Companies, provided that a Credit Party be the surviving party of such merger or consolidation, and (B) a Consolidated Company and any other Consolidated Companies, so long as none of them is a Credit Party and, if the surviving or resulting entity satisfies the criteria of becoming a Material Subsidiary, then such surviving or resulting entity complies with all provisions hereof and of the other Credit Documents; provided further that, in any of the foregoing cases involving the merger or consolidation of Borrower, Borrower is the surviving party to such merger or consolidation;

(c) [Intentionally Omitted];

(d) Asset Sales made on or after the Restatement Date where the Asset Values do not exceed, in the aggregate, (A) during any fiscal year, $15,000,000 or (B) after the Restatement Date, on a cumulative basis, $30,000,000; provided that all Net Cash Proceeds from all Asset Sales by any Credit Party shall be deposited in an account maintained at the Collateral Agent until such time as they are applied in accordance with the terms of this Agreement; and

(e) Asset Sales not otherwise provided for in this Section 8.03 involving only those assets identified in a writing delivered by Interface to the Domestic Agent (and copied to the Collateral Agent and the Lenders) on or about the Restatement Date and referring to this Section 8.03(e), to the extent such contemplated Asset Sales are made on reasonable, arm’s-length terms reasonably satisfactory to the Collateral Agent;

provided, however, that no transaction pursuant to subsections (b) or (d) above shall be permitted:

(x) if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction; or

(y) if such transfer, disposition, or sale of assets under subsection (b)(i)(B) or Asset Sale under subsection (d) is conducted by a Credit Party, unless Interface shall have duly delivered any notice required under Sections 7.07(r) or (s), as applicable, and, contemporaneously with the consummation of such transfer, disposition, or sale of assets or Asset Sale, Interface makes any payment required by Section 2.03(d)(i).

Section 8.04. Dividends on Interface Capital Stock.

(a) [Intentionally Omitted].

(b) Declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Interface, or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Interface, during the existence of any Default or Event of Default or if any Default or Event of Default would result therefrom; provided, however, that Interface shall not make any such dividend, distribution, or payment if, at the time thereof (and after giving effect thereto), Excess Availability is or would be less than an amount equal to 20% of the aggregate Commitments of all Lenders, unless Interface shall have delivered to the Domestic Agent a pro forma compliance certificate showing in reasonable detail that, after giving effect to such dividend, distribution, or payment, Borrower would be in compliance with the covenant set forth in Section 7.09(a).

Section 8.05. Investments, Loans, Etc. Make, permit or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, or purchase, or lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person, other than:

(a) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) now or hereafter made by (i) a Credit Party in any other Credit Party or (ii) a Domestic Consolidated Company which is not a Credit Party in any other Domestic Consolidated Company or in a Foreign Subsidiary;

(b) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)) made by any Credit Party in any Consolidated Company which exist as of the Restatement Date;

(c) Investments (including Investments in the form of Intercompany Loans permitted pursuant to Section 8.01(h)(v)) made by a Credit Party in a Consolidated Company which is not a Credit Party; provided that:

(i) all such Investments made pursuant to this subsection (c), together with all Intercompany Loans permitted under Section 8.01(h)(v), shall not exceed $25,000,000 in the aggregate at any one time outstanding (excluding Investments in the form of Intercompany Loans listed on Schedule 6.18) unless otherwise consented to in writing by the Required Lenders;

(ii) no Investment made pursuant to this subsection (c) may be made at any time that a Default or Event of Default has occurred and is continuing or would exist as a result of such Investment; and

(iii) such Investment is not a transfer of machinery, equipment, or other physical assets (provided, however, that nothing in this Section 8.05(c)(iii) shall limit the Credit Parties’ ability to transfer, dispose of, or sale assets to any Consolidated Company which is not a Credit Party to the extent permitted by Section 8.03);

(d) Investments made and simultaneously used for the acquisition of the capital stock of any Person, or all or any substantial portion of the property or assets of any Person, in an acquisition permitted pursuant to Section 8.05(i);

(e) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof, together with shares of money market or mutual funds with assets in excess of $250,000,000 and that invest exclusively in assets satisfying the requirements of this clause (e);

(f) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

(g) time deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

(h) Investments made by Plans;

(i) Permitted Acquisitions;

(j) Investments (other than those permitted by subsections (a) through (i) above and other than as set forth on Schedule 8.05(k)), in an aggregate amount at any time outstanding not to exceed $25,000,000; and

(k) Investments existing on the Restatement Date (other than those permitted by subsections (a) through (j) above) described on Schedule 8.05(k).

Section 8.06. Sale and Leaseback Transactions. Sell or transfer any Real Property, whether now owned or hereafter acquired by any Domestic Consolidated Company, and thereafter rent or lease such real property which any Domestic Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for such transactions occurring after the date of this Agreement so long as the Asset Values of such properties do not exceed $30,000,000 in the aggregate and Interface shall have duly delivered the notice required by Sections 7.07(r) or (s), as applicable, and, contemporaneously with the consummation of such transaction, Interface makes any payment required by Section 2.03(d)(i).

Section 8.07. Transactions with Affiliates. Except for such transactions which are otherwise specifically permitted pursuant to Sections 8.01(h), 8.03(b), and 8.05(c), enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Credit Party), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

Section 8.08. Optional Prepayments. Directly or indirectly, prepay, purchase, redeem, prepay prior to scheduled maturity, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to:

(a) the Obligations under this Agreement and the Notes;

(b) Intercompany Loans permitted under Section 8.01(h) other than any Intercompany Loan subject to Section 8.01(h)(iii);

(c) repayments, retirement, prepayment, redemption, prepayment, defeasance, discharge or repurchases of any of the Senior Notes, the Former Senior Notes, or other long-term Indebtedness (but not including any repayment, retirement, prepayment, redemption, prepayment, defeasance, discharge or repurchase thereof with the proceeds of any Refinancing Senior Notes or of any equity issuance which, in each case, is described in Section 8.08(d)), in whole or in part, provided that (i) before making any such repayment, retirement, prepayment, redemption, prepayment, defeasance, discharge or repurchase, Interface shall have delivered to the Domestic Agent written notice of its intention to make or undertake the same, which notice shall specify the series of Senior Notes, Former Senior Notes, or other long-term Indebtedness to be repaid, retired, prepaid, redeemed, prepaid, defeased, discharged, or repurchased and state the maximum amount thereof Interface desires to make during the 30-day period following the date of such notice and (ii) at the time of making or consummating the same, and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom (it being agreed that Interface will, from time to time upon the Domestic Agent’s reasonable request, provide the Domestic Agent with an accounting of all repayments, retirements, prepayments, redemptions, prepayments, defeasances, discharges or repurchases made pursuant to this subclause (c), in such form and with such detail as the Domestic Agent may reasonably request), and (B) Excess Availability shall be equal to or greater than $35,000,000; and

(d) subject to the proviso to this clause (d):

(i) repayments, retirement, redemption, prepayment, defeasance, discharge or repurchases of Senior Notes, in whole or in part, with (1) the proceeds of any Refinancing Senior Notes or (2) the proceeds of any offering of equity securities;

(ii) repayments, retirement, redemption, prepayment, defeasance, discharge or repurchases of Former Senior Notes, in whole or in part, with the proceeds of any offering of equity securities; and

(iii) repayments, retirement, redemption, prepayment, defeasance, discharge or repurchases of long-term Indebtedness (other than Indebtedness evidenced by the Senior Notes, but expressly including Indebtedness evidenced by the Former Notes), in whole or in part, with (1) the proceeds of any unsecured refinancing or replacement thereof in the aggregate principal amount not to exceed the then-outstanding principal thereof, having a weighted average life to maturity greater than or equal to the weighted average life to maturity thereof, having a maturity not earlier than the date which is ninety (90) days following the Stated Maturity Date, and having financial and other covenants not less favorable to Interface in any material respect than those covenants in effect with respect to such long-term Indebtedness, or otherwise on terms and conditions reasonably satisfactory to the Domestic Agent and the Required Lenders; provided that, if such long-term Indebtedness is Subordinated Debt, such refinancing or replacement thereof must be Subordinated Debt or (2) the proceeds of any offering of equity securities;

provided, that, before consummating any such retirement, repayment, prepayment, refinancing, redemption, repurchase, defeasance, or other discharge, as the case may be, pursuant to this clause (d), Interface shall deliver to the Domestic Agent not less than 15 days’ (or such lesser number of days as is agreed to by the Domestic Agent in its discretion) prior written notice of its intention to undertake such retirement, repayment, prepayment, refinancing, redemption, repurchase, defeasance, or other discharge, which notice shall specify the series of Senior Notes, Former Senior Notes, or other long-term Indebtedness to be repaid or repurchased and, in reasonable details, the transactions which will provide the source of funds to be applied to such repayment or repurchase; provided, further, that, at the time of making or consummating such repayment, retirement, prepayment, redemption, prepayment, defeasance, discharge or repurchase, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Section 8.09. Changes in Business. Enter into any business other than any business which is substantially the same as those businesses presently conducted by the Domestic Consolidated Companies taken as a whole or any line of business reasonably related thereto except where the aggregate Investment made, and other funds expended or committed, with respect to all of such businesses which are not otherwise permitted by this Section 8.09 since the Restatement Date does not exceed $15,000,000 in the aggregate.

Section 8.10. ERISA. Take or fail to take any action with respect to any Plan sponsored or maintained by any of the Domestic Consolidated Companies or to which any of such Domestic Consolidated Companies contributes or has an obligation to contribute (or, with respect to any of ERISA Affiliates of any Domestic Consolidated Company, any Plans sponsored or maintained by such ERISA Affiliate or to which such ERISA Affiliate contributes or has an obligation to contribute and which are subject to Title IV or Section 302 of ERISA or to continuation health care requirements for group health plans under the Tax Code), including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders, where such actions or failures could reasonably be expected to result in a Materially Adverse Effect.

Section 8.11. Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Domestic Consolidated Company, other than pursuant to (i) Section 8.02 of this Agreement, Section 4.10 of the 2009 Senior Notes Indenture, Section 4.10 of the Senior Subordinated Notes Indenture, Section 4.10 of the 2010 Senior Notes Indenture, and the section of any other Senior Notes Indenture most comparable to Section 4.10 of the 2010 Senior Notes Indenture, if any (with the Borrower’s agreeing that no such section in any other Senior Notes Indenture will be more restrictive in any material respect than the terms set forth in Section 4.10 of the 2010 Senior Notes Indenture), (ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 8.02(b) or Section 8.02(f) is incurred by any Domestic Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (iii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Domestic Consolidated Companies.

Section 8.12. Limitation on Payment Restrictions Affecting Domestic Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Domestic Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company’s stock, other than (A) restrictions on payment of dividends imposed under the 2010 Senior Notes Indenture, the Former Senior Notes Indentures (as they exist as of the Restatement Date), and any other Senior Notes Indenture (but only to the extent such restrictions are no more restrictive, in any material respect, than the terms set forth in the 2010 Senior Notes Indenture) and (B) restrictions on the payment of dividends as described in Schedule 6.22, or (ii) pay any indebtedness owed to Interface or any Domestic Consolidated Company, or (iii) transfer any of its property or assets to Interface or any Domestic Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents, provided; however, that none of the foregoing restrictions contained in this Section 8.12 shall apply to (i) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Borrower or any Domestic Consolidated Company; (ii) customary restrictions on transfers of property subject to a Lien permitted under this Agreement which could not materially adversely affect the Borrower’s or any Credit Party’s ability to satisfy its obligations under this Agreement or any other Credit Document; (iii) any agreement or other instrument of a Person acquired by the Borrower or any Domestic Consolidated Company (or a Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired; or (iv) any other restrictions or limitations that are not material either individually or in the aggregate.

Section 8.13. Actions Under Certain Documents. Without the prior written consent of the Domestic Agent (which consent shall not be unreasonably withheld), (a) modify, amend, cancel, or rescind the Intercompany Loans or Intercompany Loan Documents (except that an Intercompany Loan permitted by Section 8.01 or Section 8.05 may be modified or amended so long as it otherwise satisfies the requirements of Section 8.01 or Section 8.05, respectively), any Subordinated Debt or any agreements or documents evidencing or governing Subordinated Debt, any Senior Notes Indenture or Former Senior Notes Indenture, or any guarantees, security agreements, pledge agreements, mortgages, or other documents constituting supporting obligations of any of the foregoing (provided, however, that nothing in this Section 8.13 shall prohibit any modification or amendment of any Senior Notes, Former Senior Notes, Senior Notes Indentures, or Former Senior Notes Indentures if and to the extent (w) with respect to the Senior Notes or Senior Notes Indentures, any terms which are so modified or amended (and as so modified or amended) relating thereto would be permitted to exist in any Refinancing Senior Notes or the Senior Notes Indenture relating thereto under Section 8.08(d)(i), (x) such modification or amendment does not result in any increase to the interest rate applicable to such Senior Notes or Former Senior Notes (calculated on an all-in basis, but not including any default rate of interest) of more than 2.00% above the stated interest rate applicable thereto at the time such Senior Notes or Former Senior Notes were issued, (y) any amendment to the Senior Note Indentures or the Former Senior Note Indentures that remove or render ineffective any covenants contained therein in connection with any defeasance, redemption or tender offer relating thereto and (z) the default rate of interest (regardless of how calculated) does not exceed the stated interest rate of such Senior Notes or Former Senior Notes, plus 2.00% per annum), or (b) make demand of payment or accept payment on any Intercompany Loans except as otherwise expressly permitted in this Section 8, and except that current interest accrued thereon as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless an Event of Default has occurred and is continuing.

Section 8.14. Designated Senior Indebtedness. Without the prior written consent of the Domestic Agent, cause any Indebtedness of Interface or any of its Subsidiaries, other than the Senior Notes and the Former Senior Notes, to become “Designated Senior Indebtedness” as provided in the Senior Subordinated Notes Indenture.

ARTICLE IX

EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

Section 9.01. Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal or interest payment with respect to the Loans, or any L/C Account Party shall fail to make promptly when due any reimbursement obligation with respect to the Letters of Credit, or Borrower or any L/C Account Party shall fail to make within five (5) days after the due date thereof any payment of any fee or other amount payable hereunder;

Section 9.02. Covenants Without Notice. Interface or any L/C Account Party shall fail to observe or perform any covenant or agreement contained in Sections 7.07(a) through 7.07(g), 7.09, 8.01 through 8.06, 8.08, 8.09, and 8.11 through 8.14;

Section 9.03. Other Covenants. Interface or any L/C Account Party shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.01 and 9.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Interface’s or any L/C Account Party’s obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Interface by any Agent or Lender;

Section 9.04. Representations. Any representation or warranty made or deemed to be made by Interface or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agents or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

Section 9.05. Non-Payments of Other Indebtedness. Any Domestic Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $15,000,000 in the aggregate;

Section 9.06. Defaults Under Other Agreements. Any Domestic Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $15,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness or to terminate any commitment related thereto, or to take any other action which would have the practical effect of accelerating any such Indebtedness (including, without limitation, any “put” of such Indebtedness); or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

Section 9.07. Bankruptcy. Any Material Company which is a Domestic Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case for bankruptcy is commenced against any such Material Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any such Material Company; or any such Material Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any such Material Company or there is commenced against any such Material Company any such proceeding which remains undismissed for a period of 60 days; or any such Material Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any such Material Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any such Material Company makes a general assignment for the benefit of creditors; or any such Material Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any such Material Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any such Material Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any such Material Company for the purpose of effecting any of the foregoing;

Section 9.08. ERISA. A Plan sponsored or maintained by a Consolidated Company or to which a Consolidated Company has or had an obligation to contribute or a Plan subject to Title IV or Section 302 of ERISA sponsored or maintained by any of its ERISA Affiliates or to which any of its ERISA Affiliates has contributed or had an obligation to contribute:

(a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or the Tax Code or ERISA; or

(b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(c) shall require a Domestic Consolidated Company to provide security under applicable law, the terms of such Plan, Section 436 of the Tax Code or Section 206(g) of ERISA; or

(d) results in a liability to a Domestic Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC, a Plan or any other person that would have a Materially Adverse Effect.

Section 9.09. Money Judgment. A judgment or order for the payment of money in excess of $20,000,000 (excluding, for purposes of clarification, any amounts which are covered by insurance by an insurance company which has, in writing, confirmed the amount of coverage available and its obligation to pay the same) or otherwise having a Materially Adverse Effect shall be rendered against Interface or any other Material Company which is a Domestic Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

Section 9.10. Invalidity of Intercreditor Provisions. (a) Any Credit Party or any creditor of Borrower or any of its Subsidiaries violates or otherwise fails to comply with the terms and conditions of the 2009 Senior Notes Intercreditor Agreement or any other subordination agreement, subordination provisions, or other document which governs or establishes, or purports to govern or establish, the lien or debt priority of any Senior Notes or Former Senior Notes relative to the Obligations, (b) if the 2009 Senior Notes Intercreditor Agreement or any such other subordination agreement, subordination provisions, or document, for whatever reason, is rendered or adjudged, or becomes, null and void or unenforceable against any holder of any Senior Notes or Former Senior Notes (other than in connection with the retirement or defeasance of the Indebtedness subject thereto), or (c) any party subject to the 2009 Senior Notes Intercreditor Agreement or any such other subordination agreement, subordination provisions, or document, for whatever reason, repudiates or denies, in writing, its obligations or liabilities thereunder;

Section 9.11. Change in Control of Interface. (i) Any Change in Control shall occur or exist, or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of Interface Control Debt to require that such Interface Control Debt be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Interface Control Debt to be accelerated in any respect; provided, however, that no Event of Default hereunder shall be deemed to exist upon the occurrence of any event or condition described in the foregoing clause (ii) until thirty (30) days after the first occurrence or existence of such event or condition;

Section 9.12. Default Under Other Credit Documents. There shall exist or occur any “Event of Default” as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Interface or any other Credit Party, or at any time it is or becomes unlawful for Interface or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Interface or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Interface or any such Credit Party;

Section 9.13. Default Under Hedging Agreement. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of any Hedging Agreement (excluding any termination or cancellation effected at the option of Interface in the exercise of Interface’s business judgment or any other termination or cancellation of such Hedging Agreement not resulting from any breach of such agreement or default thereunder by any Consolidated Company or Companies), and as a result of such cancellation or termination, any of the Domestic Consolidated Companies would be required to make net payments thereunder in excess of $5,000,000 in the aggregate;

Section 9.14. Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Material Company which is a Domestic Consolidated Company with an Asset Value exceeding (a) with respect to such assets which constitute Borrowing Base Assets, $5,000,000 in the aggregate or (b) with respect to any of such assets, $10,000,000 in aggregate and, in either case, is not removed within 90 days of the same being made or such longer period, so long as during such period in excess of 90 days, the same is stayed by order of a competent court;

Section 9.15. [Intentionally Omitted].

Section 9.16. Failure of Agreements. Any provision of this Agreement or any provision of any other Credit Document shall for any reason cease to be valid and binding on the Borrower or any applicable Subsidiary party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof;

Section 9.17. Other Occurrences.

(a) Any one or more Environmental Claims shall have been asserted against any Domestic Consolidated Company; the Domestic Consolidated Companies would be reasonable likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Materially Adverse Effect;

(b) Any Credit Party shall lose a material part of the business from any customer of such Credit Party which, during the Fiscal Year ended prior to such loss thereof, accounted for 15% or more of the aggregate sales of the Credit Parties, if such loss could reasonably be expected to have a Materially Adverse Effect;

(c) [Intentionally Omitted];

(d) There shall have occurred uninsured damage to, or loss, theft or destruction of, any part of the Collateral, where such damage, loss, theft, or destruction could reasonably be expected to have a Materially Adverse Effect, (ii) any security interest of the Collateral Agent in any part of the Collateral, or the Lien on any real property pursuant to any Mortgage ceases to be a first priority security interest or Lien (except for Permitted Liens which are permitted by the Credit Documents to be prior to the security interest or Lien of the Collateral Agent), where such cessation could reasonably be expected to have a Materially Adverse Effect, or (iii) any Guarantor shall terminate or repudiate the Domestic Guaranty Agreement to which it is a party, or any Domestic Guaranty Agreement shall be declared unenforceable or shall no longer be in full force and effect;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Domestic Agent may, and upon the written or facsimile request of the Required Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Domestic Agent, any Lender or the holder of any Note to enforce its claims against the Borrower or any other Credit Party: (i) declare the Domestic Syndicated Loan Commitments terminated, whereupon the pro rata Domestic Syndicated Loan Commitments of each Lender shall terminate immediately and any unused line fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations (other than Hedging Obligations) owing hereunder (including, without limitation, the maximum amount which would be available to be drawn under Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit), to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if an Event of Default specified in Section 9.07 shall occur, the result which would occur upon the giving of written notice by the Domestic Agent to the Borrower and any other Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice; (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Credit Documents and applicable law, in order to satisfy all of the Obligations; and (iv) with respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration of the Obligations as provided herein, Interface, or the applicable L/C Account Party, shall at such time deposit in one or more accounts designated by the Domestic Agent (as to the Aggregate Domestic L/C Outstandings), as cash collateral for the Aggregate L/C Outstandings, an amount equal to 103% of the Aggregate L/C Outstandings.

At any time at which (a) the Obligations have been accelerated (or deemed accelerated) pursuant to this Article IX; (b) any Event of Default exists and the Domestic Agent or the Required Lenders have so elected; or (c) the Maturity Date has occurred and Obligations which are then due and owing have not been paid, all payments received by the Agents or the Lenders on the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied in the following order:

(A) first, to pay any expenses (including cost or expense reimbursements) or indemnities then due to any Agent under the Credit Documents, until paid in full;

(B) second, to pay any fees then due to any Agent under the Credit Documents until paid in full;

(C) third, ratably, to pay any expenses (including cost or expense reimbursements) or indemnities then due to any Lender, any L/C Issuer, or the Domestic Settlement Loan Lender under the Credit Documents, until paid in full;

(D) fourth, ratably, to pay any fees then due to any Lender or the L/C Issuer under the Credit Documents until paid in full;

(E) fifth, to pay interest accrued in respect of the Domestic Settlement Loans until paid in full;

(F) sixth, to pay the principal of all Domestic Settlement Loans until paid in full;

(G) seventh, ratably, to pay interest accrued in respect of the Loans until paid in full;

(H) eighth, ratably (i) to pay the principal of all Loans until paid in full, (ii) to the Domestic Agent, to be held by the Domestic Agent, for the benefit of the L/C Issuer (and for the ratable benefit of each of the Lenders that has an obligation to pay to the Domestic Agent, for the account of the L/C Issuers, any amounts in respect of its participation in any Letter of Credit), as cash collateral in an amount up to 103% of the Aggregate L/C Outstandings (to the extent permitted by applicable law, such cash collateral shall be applied to the payment of any reimbursement obligations arising in connection with any Letter of Credit as and when such reimbursement obligations arise and, if a Letter of Credit expires undrawn, the cash collateral held by the Domestic Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this paragraph, beginning with clause (A) hereof), (iii) to the extent of any Banking Product Reserve Amount established therefor, ratably, to each Banking Product Provider which is party to a Hedging Agreement with a Credit Party based upon the amount of Hedging Obligations arising thereunder which constitute Secured Obligations and which are then certified by such Banking Product Provider to the Domestic Agent (in form and substance satisfactory to the Domestic Agent) to be due and payable to such Banking Product Provider on account of such Hedging Obligations;

(I) ninth, ratably, to pay any other Obligations (including being paid, ratably, to the Banking Product Providers on account of all amounts then due and payable in respect of Banking Product Obligations (other than Hedging Obligations), with any balance to be paid to the Domestic Agent, to be held by the Domestic Agent, for the ratable benefit of the Banking Product Providers, as cash collateral (which cash collateral may be released by the Domestic Agent to the applicable Banking Product Provider and applied by such Banking Product Provider to the payment or reimbursement of any amounts due and payable with respect to Banking Product Obligations owed to the applicable Banking Product Provider as and when such amounts first become due and payable and, if and at such time as all such Banking Product Obligations are paid or otherwise satisfied in full, the cash collateral held by the Domestic Agent in respect of such Banking Product Obligations shall be reapplied pursuant to this paragraph, beginning with clause (A) hereof); and

(J) last, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

ARTICLE X

THE DOMESTIC AGENT; COLLATERAL AGENT

Section 10.01. Confirmation of Appointment of Domestic Agent. Each Lender hereby ratifies the designation of, and designates, Wells Fargo as Domestic Agent, to administer all matters concerning the Domestic Revolving Loans (including, without limitation, the Domestic L/C Subcommitments) and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Domestic Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Domestic Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Domestic Agent may perform any of their duties hereunder by or through its agents or employees. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any Credit Party shall have rights as a third party beneficiary of any such provisions.

Section 10.02. Appointment of Collateral Agent.

(a) [Intentionally Omitted].

(b) The Domestic Agent and each Lender hereby confirms Wells Fargo as Collateral Agent and hereby authorizes the Collateral Agent to enter into any Security Documents substantially in the form attached hereto, any documents required to be delivered pursuant to Sections 7.11 or 7.13, and any amendments, restatements, or supplements related thereto or to any of the Security Documents which are necessary (as determined by Wells Fargo in its discretion) to reflect the designation of Wells Fargo as Collateral Agent, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Collateral Agent for the benefit of the Domestic Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Domestic Agent and the Lenders further agree that the Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to any affiliate of the Collateral Agent or to any trustee, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Collateral Agent under and with respect to the applicable Security Document.

(c) In each circumstance where, under any provision of any Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent’s judgment, ministerial or administrative in nature; provided further that in no event shall the Collateral Agent be required, and in all cases shall be fully justified in failing or refusing, to take any action under or pursuant to any Security Document which, in the reasonable opinion of the Collateral Agent, (i) would be contrary to the terms of any Security Document or would subject it or its officers, employees, or directors to liability, unless and until the Collateral Agent shall be indemnified or tendered security to its satisfaction by the Lenders against any and all loss, cost, expense or liability in connection therewith, or (ii) would be contrary to law, in each case anything herein or elsewhere contained to the contrary notwithstanding.

Section 10.03. Nature of Duties of Agents. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agents nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused directly by its or their gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction). The duties of the Agents shall be ministerial and administrative in nature; the Agents shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agents with reasonable care.

Section 10.04. Lack of Reliance on the Agents.

(a) Independently and without reliance upon the Agents, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, or the issuance of any Letters of Credit, or at any time or times thereafter.

(b) The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, or the other Credit Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, or the other Credit Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, that, to the extent the Agents have been advised that a Lender has not received any information formally delivered to the Agents pursuant to Section 7.07, the Agents shall deliver or cause to be delivered such information to such Lender.

Section 10.05. Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from such Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders or, where required by the terms of this Agreement, all Lenders.

Section 10.06. Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate or facsimile message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 10.07. Indemnification of Agents. To the extent the Agents are not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify (i) the Domestic Agent, ratably according to their Pro Rata Shares, and (ii) the Collateral Agent, ratably according to Pro Rata Shares, in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly from such Agent’s gross negligence or willful misconduct (as determined in a final non-appealable judgment by a court of competent jurisdiction). The agreements in this Section 10.07 shall survive the payment of the Obligations and all other amounts payable hereunder and the termination of this Agreement.

Section 10.08. The Agents in their Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its obligations with respect to Letters of Credit and the reimbursement obligations to it thereunder, each Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include each of the Agents in its individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 10.09. Holders of Notes. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agents. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

Section 10.10. Successor Agents.

(a) Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower; provided, however, that the Collateral Agent may not resign except where a successor Collateral Agent has been appointed under this Agreement and shall have accepted such appointment. Upon any such resignation, the Required Lenders shall have the right, upon five days’ notice to the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then, upon five days’ notice to the Borrower, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

(b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation as Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

Section 10.11. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless it has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

Section 10.12. No Other Agents. No agent for any or all of the Lenders, other than those Agents expressly provided for herein, shall be appointed, named, or designation without the prior written consent of each Agent.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Notices.

(a) All notices, requests and other communications to any party hereunder or any other Credit Party shall be in writing (including bank wire, facsimile, an electronic format such as electronic mail and internet webpages or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable facsimile number set forth in Section 11.01(b), or such other address or applicable facsimile number as such party may hereafter specify by notice to the Domestic Agent and the Borrower (on behalf of itself and the other Credit Parties). Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (ii) if given by facsimile, electronic mail or posting on an internet web page, on the date of delivery, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Domestic Agent shall not be effective until received.

(b) Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing:

If to the Borrower, any L/C Account Party, or any other Credit Party:

Interface, Inc.

2859 Paces Ferry Rd., Ste. 2000

Atlanta, Georgia 30339

Attention: Patrick C. Lynch

                 Chief Financial Officer

Telephone No.: 770-437-6848

Telecopy No.: 770-437-6887

With copies to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree St., Ste. 2800

Atlanta, Georgia 30309

Attention: Joe Scibilia, Esq.

Telephone No.: 404-815-6070

Telecopy No.: 404-541-3113

If to Wells Fargo as Domestic Agent:

Wells Fargo Bank, N.A.

1100 Abernathy Road, Suite 1600

Atlanta, GA 30328

MAC G0189-160

Attention: Daniel Denton

Telephone No.: 770-508-1387

Telecopy No.: 770-698-8324

If to any Lender:

To the address set forth on Schedule 1.1(a) hereto.

Section 11.02. Amendments, Etc.

(a) No amendment, waiver or other modification of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders directly affected thereby do any of the following: (i) waive any of the conditions specified in Sections 5.01 or 5.03, (ii) increase the Commitments or other contractual obligations to the Borrower or L/C Account Parties under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees respecting any Letters of Credit or extend the Stated Maturity Date, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) [Intentionally omitted], (vii) release any Collateral which constitutes Borrowing Base Assets (other than, in each case, as specifically permitted or contemplated in this Agreement or the applicable Security Document, including in connection with any permitted sale of assets), (viii) release any Guarantor from its obligations under any Guaranty Agreement (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document, including in connection with any permitted sale of the capital stock or ownership interests of such Guarantor), (ix) modify the definitions of the term “Domestic Borrowing Base” (or any defined term used therein), except to the extent expressly stated therein, (x) amend this Section 11.02, Section 11.06 or the final paragraph (including all subparagraphs thereof) of Section 9.17(d), or (xi) amend the definition of the term Payment Office. Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Domestic Agent or the Collateral Agent, as the case may be, in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Domestic Agent or the Collateral Agent, as the case may be, under this Agreement, or under any other Credit Document, (ii) no amendment, waiver or consent to the provisions of Article II-A shall be made without the written consent the L/C Issuers, and (iii) the Collateral Agent shall not need the consent of any Lenders to release any Collateral, if the release of such Collateral is otherwise expressly contemplated herein; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do the following: release all or substantially all of the Collateral or release any Security Document (other than, in each case, as specifically permitted or contemplated in this Agreement or the applicable Security Document, including in connection with any permitted sale of assets).

(b) Notwithstanding anything to the contrary contained herein, each of the Lenders and the Credit Parties hereby authorizes the Domestic Agent to execute such limited amendments, supplements or other modifications in connection with this Agreement and the other Credit Documents on behalf of the Lenders and the Credit Parties, deemed reasonably necessary or appropriate by the Domestic Agent to cure any ambiguity contained herein or therein or to correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein or to correct any printing, stenographic or clerical error or omissions herein or therein in order that this Agreement and the other Credit Documents shall accurately reflect the agreement among the parties hereto and thereto; provided that no amendment, supplement or modification to any Credit Document shall be made pursuant to this Section 11.02(b) unless the Domestic Agent shall have reasonably determined that such amendment, supplement or modification will not alter or waive in any material respect the duties and obligations of the parties hereto or thereto.

(c) Notwithstanding anything to the contrary contained herein, this Agreement may be amended or amended and restated without the consent of any Lender (but with the consent of the Credit Parties and the Domestic Agent) if (i) after giving effect to such amendment or amendment and restatement, (A) such Lender shall have no Commitment or other commitments or obligations hereunder or under any other Credit Document (other than inchoate obligations for indemnification and similar obligations for which no claim has been made) and (B) such Lender will no longer be party to this Agreement and (ii) at the time such amendment or amendment and restatement becomes effective, all amounts owing to such Lender (whether principal, interest, or other amounts owing to it or accrued for its account under this Agreement) shall be paid in full in cash; provided, however, that such Lender shall continue to be entitled to the benefits of Sections 2A.05, 2A.06, 2A.08, 4.07, 4.10, 4.12, 4.16, 4.17, 11.04, 11.06, and 11.10.

Section 11.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Domestic Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or any other Credit Document, and no course of dealing between any Credit Party and the Domestic Agent, the Collateral Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Domestic Agent, the Collateral Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Domestic Agent, the Collateral Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

Section 11.04. Payment of Expenses, Etc. Each of Interface and each L/C Account Party shall:

(a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the actual and reasonable fees and disbursements of counsel for the Agents), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the actual and reasonable fees and disbursements of counsel), for any of the Lenders;

(b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letters of Credit, and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

(c) indemnify each Agent, each Lender and their Affiliates, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an “Indemnitee”) arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or the Letters of Credit, any Credit Party’s entering into and performing of this Agreement, the Notes, the Letters of Credit, or the other Credit Documents or otherwise in connection with this Agreement, the Notes, the Letters of Credit, or the other Credit Documents and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower and L/C Account Parties shall not be obligated to indemnify any Indemnitee for any of the foregoing, if a court of competent jurisdiction determines in a final, non-appealable order, that the same arises directly out of (i) such Indemnitee’s gross negligence or willful misconduct, (ii) such Indemnitee’s material breach of an agreement with any Credit Party, or (iii) violation by such Indemnitee of any law, rule or regulation, unless such violation occurs directly or indirectly as a result of an action, inaction, representation or misrepresentation by or on behalf of any Credit Party or other Consolidated Company; and

(d) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party’s ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the actual and reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

Any other provision of this Agreement or any other Credit Document to the contrary notwithstanding, no Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnitee results from such Indemnitee’s gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non appealable decision.

If and to the extent that the obligations of Interface and each L/C Account Party under this Section 11.04 are unenforceable for any reason, Interface and each L/C Account Party hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Notwithstanding anything herein or in any other Credit Document to the contrary, each Credit Party’s liability under any Credit Document to reimburse any Lender or Agents attorneys fees and expenses shall not exceed the actual out-of-pocket fees and expenses incurred by such Lender or Agent, as applicable.

Section 11.05. Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender, each Affiliate of each Lender and each other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party’s obligations are matured, have the right to appropriate and apply to the payment of any Credit Party’s obligations hereunder and the other Credit Documents, all deposits of such Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender, such Affiliate or such other holder to such Credit Party, whether or not related to this Agreement or any transaction hereunder, and whether or not the obligations of the Credit Party under the Credit Documents are payable in the same currency as any such deposits, indebtedness or property (the amounts of which, when payable or valued in a different currency, shall be determined for purposes of this Section 11.05 by the Dollar equivalent (as determined by the Domestic Agent as the average of the Domestic Agent’s buy and sell rates for the applicable currency two Business Days before the date of any applicable determination).

Section 11.06. Benefit of Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower and L/C Account Parties may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

(b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

(c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the aggregate amount of the Commitments of the assigning Lender that are subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Domestic Agent) shall not be less than $10,000,000, (ii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under this Agreement and (iii) the parties to each such assignment shall execute and deliver to the Domestic Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided further that in the case of any assignment made (A) where such assigning Lender is assigning the entire amount of its Commitments hereunder, or (B) where such assigning Lender is assigning to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment, then and in any such assignment described in the preceding clauses (A) or (B), the minimum amounts specified in preceding clauses (ii) and (iii) shall not be required. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Interface, at its own expense, shall execute and deliver to the Domestic Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

(d) Each Lender may, without the consent of Interface, any L/C Account Party, or the Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, except that no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article IV of this Agreement, and (v) Interface, the L/C Account Parties and the Agents and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender’s rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Interface and the L/C Account Parties relating to the Loans and the Letters of Credit, and to approve any amendment, modification or waiver of any provisions of this Agreement and the other Credit Documents.

(e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Interface or the other Consolidated Companies furnished to such Lender by or on behalf of Interface or any other Consolidated Company; provided that, prior to any such disclosure of information designated by Interface as confidential, the Lender proposing to make such assignment or sell such participation shall obtain from such prospective assignee or participant an agreement whereby such prospective assignee or participant shall agree to preserve the confidentiality of such confidential information consistent with the provisions of Section 7.05.

(f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

(g) If (i) any Taxes referred to in Section 4.07(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs or for its reduced rate of return pursuant to Sections 4.10, 4.17, or 2A.06(a), (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Interface and approved by the Required Lenders, (iv) there is the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of a Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent, or (v) any Lender is a Defaulting Lender, then and in such event, upon request from Interface delivered to such Lender and the Domestic Agent, such Lender shall, at the sole cost and expense of Interface, assign, in accordance with the provisions of Section 11.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Interface, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender’s Domestic Syndicated Loan Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

Section 11.07. Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND EACH L/C ACCOUNT PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER AND EACH L/C ACCOUNT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH OF THE BORROWER AND THE L/C ACCOUNT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SET OUT FOR NOTICES PURSUANT TO SECTION 11.01, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) DAYS AFTER SUCH MAILING.

(c) Nothing herein shall affect the right of the Agents, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or L/C Account Parties in any other jurisdiction.

Section 11.08. Independent Nature of Lenders’ Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 11.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 11.10. Survival.

(a) The obligations of the Borrower and L/C Account Parties under Sections 4.07(b), 4.10, 4.12, 4.17, 11.04 and 11.15 hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, the execution and delivery of the Notes, and the issuance of the Letters of Credit.

(b) The obligations of the Domestic Agent, the Lenders, their assignees and participants under Sections 4.07(b), 7.05 and 11.06(e) hereof shall survive the payment in full of the Notes after the Maturity Date.

Section 11.11. Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.12. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.13. Change in Accounting Principles, Fiscal Year or Tax Laws. If (a) any preparation of the financial statements referred to in Section 7.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Securities and Exchange Commission, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (b) there is any change in Interface’s fiscal quarter or fiscal year, (c) after the date hereof, there is any material change in GAAP that would affect the computation of any financial ratio or any other covenant or requirement set forth herein or in any other Credit Document, or (d) there is a material change in federal tax laws which materially affects any of the Consolidated Companies’ ability to comply with the financial covenants, standards or terms found in this Agreement, then in each such case (i) the parties agree to negotiate in good faith to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies’ financial condition shall be the same after such changes as if such changes had not been made, and (ii) unless and until such provisions have been so amended, the provisions of this Agreement shall govern and any financial ratio or requirement set forth herein or in any other Credit Document shall continue to be computed in accordance with GAAP prior to such change. Any amendment of this Agreement or any other Credit Document, at any time, with regard to a material change in the rules, standards, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) shall, if solely attributable to such change, be effected without, in connection therewith, (a) the Borrower or any other Credit Party being obligated to pay any fee, (b) any increase in the Applicable Margin or (c) any other increase in the consideration then payable by the Borrower or any other Credit Party pursuant to this Agreement or any other Credit Document; provided, however, that Borrower and the other Credit Parties shall be obligated to pay the actual reasonable fees, costs, and expenses of counsel to the Domestic Agent related to the negotiation, execution, and delivery of any such amendment, to the extent otherwise provided herein and in the other Credit Documents.

Section 11.14. Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

Section 11.15. Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act. In addition, if Domestic Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Credit Parties and (b) OFAC/PEP searches and customary individual background checks for the Credit Parties’ senior management and key principals, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute expenses hereunder and be for the account of Borrower.

Section 11.16. [Intentionally Omitted].

Section 11.17. Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement effective from and after the Restatement Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Domestic Agent under the Existing Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Restatement Date, the credit facilities described in the Existing Credit Agreement shall be amended and supplemented by the Facilities described herein, and all loans, Letters of Credit, and other obligations of the Borrower and the L/C Account Parties outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans, Letters of Credit, and obligations outstanding under the corresponding facilities described herein, without further action by any Person. Unless otherwise provided in any other Credit Document, any fees and interest accrued under the Existing Credit Agreement shall accrue up to (but not including) the Restatement Date at the rates and in the manner provided in the Existing Credit Agreement but shall be due and payable at the times and in the manner provided under this Agreement. All costs and expenses which were due and owing under the Existing Agreement shall continue to be due and owing under, and shall be due and payable in accordance with, this Agreement.

Section 11.18. References in Credit Documents. On and after the Restatement Date, each and every reference in the Credit Documents to this Agreement, and to the capitalized terms as defined in this Agreement (including, without limitation, the terms “Loans,” “Obligations,” and “Facilities”) shall be deemed to refer to and mean this Agreement as herein amended and restated, and such capitalized terms as defined and used in this Agreement as herein amended and restated. The Borrower and the L/C Account Parties further confirm and agree that all such Credit Documents are and shall remain in full force and effect on and after the Restatement Date, except as otherwise expressly provided herein.

Section 11.19. Injunctive Relief; Limitation of Liability.

(a) The Borrower and L/C Account Parties recognize that, in the event that the Borrower or the L/C Account Parties fail to perform, observe or discharge any of their respective obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower and the L/C Account Parties agree that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) NO CLAIM MAY BE MADE BY BORROWER, ANY GUARANTOR, ANY L/C ACCOUNT PARTY, ANY LENDER OR ANY OTHER PERSON AGAINST ANY AGENT, ANY LENDER OR ANY AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND BORROWER, EACH L/C ACCOUNT PARTY, EACH GUARANTOR AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amended and Restated Credit Agreement to be duly executed and delivered, under seal, in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch (SEAL)
Name:	Patrick C. Lynch
Title:	Senior Vice President

INTERFACEFLOR, LLC, as a Subsidiary L/C Account Party

By:	/s/ Patrick C. Lynch (SEAL)
Name:	Patrick C. Lynch
Title:	Senior Vice President

WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as Domestic Agent, and Collateral Agent

By:	/s/ Dan Denton (SEAL)
Name:	Dan Denton
Title:	VP

WELLS FARGO BANK, N.A., successor-by-merger to Wachovia Bank, National Association, as Lender

By:	/s/ Dan Denton (SEAL)
Name:	Dan Denton
Title:	VP

BANK OF AMERICA, N.A., as Lender

By:	/s/ Sherry Lail
Name:	Sherry Lail
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Andrew Ashley (SEAL)
Name:	Andrew Ashley
Title:	AVP

CITIBANK, N.A., as Lender

By:	/s/ Jennifer Bagley
Name:	Jennifer Bagley
Title:	Vice President

EXHIBIT A

[RESERVED]

EXHIBIT B

FORM OF DOMESTIC SYNDICATED NOTE BY INTERFACE

U.S. $[ ]	June [ ], 2011

FOR VALUE RECEIVED, the undersigned INTERFACE, INC., a Georgia corporation (herein called “Interface”), hereby promises to pay to the order of [                                ] (herein, together with any subsequent holder hereof, called the “Lender”), for the account of its applicable Lending Office, the lesser of (i) the principal sum of [                                ] AND NO/100 DOLLARS ($[        ]), and (ii) the outstanding principal amount of the Advances made by Lender to Interface as Domestic Syndicated Loans pursuant to the terms of the Credit Agreement referred to below on the dates and at the times set forth in the Credit Agreement. Interface likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

The Lender shall record all Advances made pursuant to its Domestic Syndicated Loan Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of Interface hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

Any principal or, to the extent not prohibited by applicable law, interest due under this Domestic Syndicated Note that is not paid on the due date therefor, whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 4.03(c) of the Credit Agreement.

All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Domestic Agent specified in the Credit Agreement.

This Domestic Syndicated Note is issued pursuant to, and is one of the “Domestic Syndicated Notes” referred to in, the Seventh Amended and Restated Credit Agreement dated as of the date hereof among Interface, the Subsidiary L/C Account Party party thereto, Wells Fargo Bank, N.A., successor-by-merger to Wachovia Bank, National Association, as Domestic Agent and Collateral Agent, and the banks and other lending institutions listed on the signature pages thereof and each assignee thereof becoming a “Lender” as provided therein (as the same may be amended, restated, or supplemented from time to time, the “Credit Agreement”), and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Collateral Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and for mandatory prepayments upon the occurrence of certain events.

This Domestic Syndicated Note is one of a series of Domestic Syndicated Notes which replaces but does not extinguish certain of the Domestic Syndicated Notes executed in connection with that certain Sixth Amended and Restated Credit Agreement dated as of June 30, 2006, as amended, restated, supplemented or otherwise modified from time to time, by and among Interface, the Subsidiary L/C Account Party, certain lenders party thereto, and Wells Fargo Bank, National Association, as Domestic Agent, and Collateral Agent.

Interface agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

This Domestic Syndicated Note may be prepaid in whole or in part, without premium or penalty but with accrued interest on the principal amount prepaid to the date of prepayment, and otherwise in accordance with the terms and conditions of Section 4.06 of the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Domestic Syndicated Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. Interface agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, arising in connection with the enforcement by the Lender of any of its rights under this Domestic Syndicated Note or the Credit Agreement.

This Domestic Syndicated Note shall be governed by and construed in accordance with the laws (without giving effect to the conflict of law principles thereof, other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

Interface expressly waives any presentment, demand, protest or notice in connection with this Domestic Syndicated Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS DOMESTIC SYNDICATED NOTE.

[Signature on following page]

IN WITNESS WHEREOF, Interface has caused this Domestic Syndicated Note to be executed, under seal, and delivered by its duly authorized officer as of the date first above written.

INTERFACE, INC.

By:	(SEAL)
Name:
Title

Domestic Syndicated Note (cont’d)

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance And Currency	Interest Rate	Amount of Principal Prepaid	Last Day of Applicable Interest Period	Notation Made By

EXHIBIT C

FORM OF BANK PRODUCTS PROVIDER LETTER AGREEMENT

[Letterhead of Specified Banking Products Provider]

[Date]

Wells Fargo Bank, N.A.

1100 Abernathy Road, Suite 1600

Atlanta, GA 30328

MAC G0189-160

Attention: Daniel Denton

Reference is hereby made to that certain Seventh Amended and Restated Credit Agreement, dated as of June [    ], 2011 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among the lenders party thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO BANK, N.A., a national banking association, as agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), and INTERFACE, INC. (“Borrower”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Banking Product Agreement or Agreements] (the “Specified Banking Product Agreement [Agreements]”) dated as of [                    ] by and between [Lender or Affiliate of Lender] (the “Specified Banking Products Provider”) and [identify the Credit Party].

1. Appointment of Agent. The Specified Banking Products Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Banking Products Provider hereby acknowledges that it has reviewed Article 10 (such Article being referred to herein as the “Agency Provisions”), including, as applicable, the defined terms referenced therein (but only to the extent used therein), and agrees to be bound by the provisions thereof. Specified Banking Products Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Banking Product Provider with respect to the Banking Products provided pursuant to the Specified Banking Product Agreement[s], on the other hand.

2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Banking Products Provider hereby acknowledges that it has reviewed the provisions of Sections 9.17 of the Credit Agreement, including, as applicable, the defined terms referenced therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Specified Banking Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in Collateral as set forth in the Credit Agreement.

3. Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any Banking Products. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Agent shall request, the Specified Banking Products Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Banking Products Provider’s reasonable determination of the credit exposure (and mark- to-market exposure) of Borrower and the other Credit Parties in respect of the Banking Products provided by Specified Banking Products Provider pursuant to the Specified Banking Products Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the credit exposure of Borrower and the other Credit Parties with respect to the Banking Products provided pursuant to the Specified Banking Products Agreement[s] is zero.

4. Banking Product Reserve Conditions. Specified Banking Products Provider further acknowledges and agrees that Agent shall have the right, but shall have no obligation to establish, maintain, relax or release reserves in respect of any of the Banking Product Obligations and that if reserves are established there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not. If Agent so chooses to implement a reserve, Specified Banking Products Provider acknowledges and agrees that Agent shall be entitled to rely on the information in the reports described above to establish the Banking Product Reserve Amount.

5. Banking Product Obligations. From and after the delivery to Agent of this letter agreement duly executed by Specified Banking Product Provider and the acknowledgement of this letter agreement by Agent and Borrower, the obligations and liabilities of Borrower and the other Credit Parties to Specified Banking Product Provider in respect of Banking Products evidenced by the Specified Banking Product Agreement[s] shall constitute Banking Product Obligations (and which, in turn, shall constitute Obligations), and Specified Banking Product Provider shall constitute a Banking Product Provider until such time as Specified Banking Products Provider or its affiliate is no longer a Lender. Specified Banking Products Provider acknowledges that other Banking Products (which may or may not be Specified Banking Products) may exist at any time.

6. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11.1 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 11.1 in the Credit Agreement, if to Borrower, shall be mailed, sent, or delivered to Borrower in accordance with Section 11.1 in the Credit Agreement, and, if to Specified Banking Products Provider, shall be mailed, sent or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Banking Products Provider:

Attn:
Fax No.

7. Miscellaneous. This letter agreement is for the benefit of the Agent, the Specified Banking Products Provider, the Borrower and each of their respective successors and assigns (including any successor agent pursuant to Section 10.10 of the Credit Agreement, but excluding any successor or assignee of a Specified Banking Products Provider that does not qualify as a Banking Product Provider). Unless the context of this letter agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

8. Governing Law.

(a) THE VALIDITY OF THIS LETTER AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS LETTER AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS, LOCATED IN FULTON COUNTY OR COBB COUNTY, GEORGIA. EACH OF BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER, SPECIFIED BANK PRODUCTS PROVIDER, AND AGENT REPRESENTS TO THE OTHERS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS LETTER AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[signature pages to follow]

Sincerely,

[SPECIFIED BANKING PRODUCTS PROVIDER]

By:
Name:
Title:

Acknowledged, accepted, and agreed

as of the date first written above:

INTERFACE, INC., as Borrower

By:
Name:
Title:

Acknowledged, accepted, and

agreed as of             , 20    :

WELLS FARGO BANK, N.A., as Agent

By:
Name:
Title:

EXHIBIT D

[RESERVED]

EXHIBIT E

FORM OF CLOSING CERTIFICATE

Pursuant to Section 5.01 of the Seventh Amended and Restated Credit Agreement dated as of June [    ], 2011 (the “Credit Agreement”), among Interface, Inc., a Georgia corporation (the “Borrower”), the Subsidiary L/C Account Parties party thereto, Wells Fargo Bank, N.A., a national banking association and successor-by-merger to Wachovia Bank, National Association, acting in its capacity as the Domestic Agent and the Collateral Agent, and the Lenders signatory thereto, the undersigned in their respective capacities as officers, directors, or authorized signatories of the Borrower and L/C Account Parties hereby certify to the Lenders, the Domestic L/C Issuer, the Domestic Agent, and the Collateral Agent as follows (capitalized terms used herein having the same meanings as assigned to such terms in the Credit Agreement):

1. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

2. After giving effect to the Loans to be made to the Borrower pursuant to the Credit Agreement on the date hereof or any Letter of Credit to be issued on the date hereof pursuant to the Credit Agreement, no Default or Event of Default has occurred and is continuing.

3. Since the date of the audited financial statements of the Consolidated Companies described in Section 6.14 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

4. Except as may be described on Schedule 6.05 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of the Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) which seeks to prohibit or restrict one or more Credit Party’s ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies.

5. The Loans to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Loans and the use of proceeds thereof will not contravene, violate or conflict with, or involve the Domestic Agent or the Collateral Agent, or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to the Borrower.

6. The conditions precedent set forth in Sections 5.01 and 5.03 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit Agreement and the issuance of any Letters of Credit under the Credit Agreement on the date hereof.

7. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

8. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

[Signature Pages Follow]

This Certificate executed and delivered on behalf of the Borrower as of June [    ], 2011.

INTERFACE, INC.

Name:
Title:

EXHIBIT F

FORM OF OPINION OF KILPATRICK STOCKTON

[DELIVERED SEPARATELY]

Exhibit F

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

June 24, 2011	direct dial 404 815 6264 JScibilia@KilpatrickStockton.com

TO:	Each Lender; Domestic L/C Issuer party to the

Credit Agreement referenced below and each

assignee thereof that becomes a Lender or

Domestic L/C Issuer as provided therein; the

Domestic Settlement Loan Lender; and Wells

Fargo Bank, N.A., as Domestic Agent and

Collateral Agent under the Credit Agreement

RE:	Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011, among Interface, Inc., InterfaceFLOR, LLC., each of the Lenders party thereto, and Wells Fargo Bank, N.A., as Domestic Agent and Collateral Agent (the “Credit Agreement”)

Ladies and Gentlemen:

This opinion is furnished pursuant to Section 5.01 of the above-referenced Credit Agreement. Capitalized terms used herein which are defined in the Credit Agreement have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

We have acted as United States counsel for Interface, Inc., a Georgia corporation (“Interface”); each of the Guarantors identified on Schedule 1 hereto (collectively, the “Domestic Guarantors”; together with Interface being collectively referred to herein collectively as the “Domestic Credit Parties”), in connection with the preparation, negotiation, execution and delivery of the following documents (collectively, the “Documents”):

(i)	the Credit Agreement;

(ii)	each of the Domestic Syndicated Notes each dated the date hereof;

(iii)	the Sixth Amended and Restated Interface Guaranty Agreement dated as of the date hereof by and among Interface, the Domestic Agent and the Collateral Agent (the “Interface Guaranty Agreement”);

(iv)	the Sixth Amended and Restated Subsidiary Guaranty Agreement dated as of the date hereof among the Domestic Guarantors, the Domestic Agent and the Collateral Agent (the “Subsidiary Guaranty Agreement”; together with the Interface Guaranty Agreement collectively, the “Guaranty Agreements”);

June 24, 2011

(v)	the Sixth Amended and Restated Contribution Agreement dated as of the date hereof among the Domestic Guarantors and the Collateral Agent (the “Contribution Agreement”);

(vi)	Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of November 21, 2001 and recorded in Deed Book 977, Page 783, in the Office of the Clerk of Superior Court of Troup County, Georgia, as amended by (i) that certain Amendment to Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of October 16, 2008, and recorded in Deed Book 1501, Page 226, in the Office of the Clerk of Superior Court of Troup County, Georgia, (ii) that certain Second Amendment to Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of May 14, 2009, and recorded in Deed Book 1529, Page 844, in the Office of the Clerk of Superior Court of Troup County, Georgia, and (iii) the Third Amendment (defined below) (as transferred, assigned and amended, the “Security Deed”);

(vii)	Third Amendment to Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of the date hereof (the “Third Amendment”), between InterfaceFLOR, LLC and Domestic Agent, as Domestic Agent, Collateral Agent and Assignee under that certain Transfer and Assignment of Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of June 17, 2003, and recorded in Deed Book 1107, Page 373, Records of Troup County, Georgia;

(viii)	the Second Amended and Restated Pledge and Security Agreement dated as of the date hereof among the Borrower, the Domestic Guarantors and the Collateral Agent (the “Security Agreement”); and

(ix)	the Uniform Commercial Code financing statements, together with the UCC-3 amendments thereto, attached hereto as Exhibit C (collectively, the “Financing Statements)).

In connection with this opinion, we have examined and relied on executed originals of the Documents and executed originals or copies as executed of the following certificates or documents relating to the Domestic Credit Parties:

(a)

Certificate of the Secretary or Assistant Secretary or other officer, manager, or member, as appropriate, of each of the Domestic Credit Parties, dated as of the date hereof, respecting (i) the Articles or Certificate of Incorporation, Certificate of Formation or other incorporation document, as appropriate, and Bylaws, operating agreement or limited liability company agreement, as applicable, of such Domestic Credit Party, (ii) the resolutions adopted by the Board of Directors (or duly constituted committee of the board of directors), the members or the

June 24, 2011

managers, as applicable, of such Domestic Credit Party, and (iii) the incumbency of officers of such Domestic Credit Party;

(b)	Certificate of Raymond S. Willoch, Senior Vice President, Secretary and General Counsel of Interface, dated as of the date hereof, a copy of which is attached hereto as Exhibit A;

(c)	The certificates of good standing or existence of the Domestic Credit Parties described on Schedule 2 attached hereto (collectively, the “Certificates of Good Standing/Existence”); and

(d)	The Contractual Obligations set forth in copies of the agreements described on Exhibit B attached hereto (collectively, the “Listed Contractual Obligations”).

Whenever any opinion or confirmation of fact set forth in this opinion letter is qualified by the words “to our knowledge”, “known to us” or other words of similar meaning, such words mean the current awareness by lawyers in the Primary Lawyer Group (defined below) of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary Lawyer Group” means G. Kimbrough Taylor, Joseph L. Scibilia, Robert B. Shaw and, solely as to information relevant to an opinion or confirmation issue, any other lawyer in this firm who is primarily responsible for providing the response concerning the particular issue. Except as may be expressly described herein, we have not undertaken any investigation to determine the existence or absence of facts and no inference as to our knowledge of the existence or absence of facts should be drawn from our serving as outside counsel for the Credit Parties.

As to various factual matters that are material to our opinions set forth herein, we have relied on the representations and warranties of the Credit Parties set forth in the Documents and certificates executed by officers of the Credit Parties, including the certificate of Raymond S. Willoch, Senior Vice President - Administration, Secretary and General Counsel of Interface, dated as of the date hereof, a copy of which is attached hereto as Exhibit A, as well as on the statements contained in the various certificates described above, with respect to such factual matters. We also have relied on certificates of or telephone confirmations from public officials. We have not independently verified, nor do we assume any responsibility for, the factual accuracy or completeness of any such representations, warranties, statements or certificates.

Moreover, our review of the Documents was conducted, and our opinions thereon are rendered, only as of the dates of execution, delivery and effectiveness the same as indicated hereinabove, and we have not undertaken any investigation to determine the continued existence or absence of any facts upon which such documents or opinions are predicated.

We have assumed: (i) the genuineness of all signatures (other than signatures on behalf of the Credit Parties) on, and authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; (ii) the due

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authorization, execution and delivery of all Documents by all parties thereto, other than the Domestic Credit Parties; and (iii) the due organization of Commercial Flooring Systems, Inc. (“Commercial Flooring”).

We also have assumed that each of the Agents and Lenders has all requisite power and authority to enter into and perform its obligations under the Documents executed by it, that such Documents have been duly authorized, executed and delivered by such Lender or Agent, and that such Documents constitute the legal, valid and binding obligations of such Lender or Agent.

We also have assumed that the proceeds of the Loans and Letters of Credit will be used in accordance with the terms of the Credit Agreement.

We also have assumed, with your permission and without independent investigation or inquiry, the following:

(1) Each party to any Document has acted in good faith and without notice of any defense against the enforcement of rights created by, or adverse claim to any property transferred as a part of, the transactions contemplated by the Documents (collectively, the “Transaction”);

(2) Each natural person acting on behalf of any party to the Transaction has sufficient legal competency to carry out such person’s role in the Transaction;

(3) Each party will act in compliance with the terms and conditions of the Documents and in compliance with any requirements of good faith or fairness under applicable law;

(4) No discretionary act of any of the Credit Parties or on behalf of any of the Credit Parties will be taken after the date of this opinion if such act might result in a violation of law or breach or default under any agreement, decree, writ, judgment or court order;

(5) There has been no mutual mistake of fact or fraud, undue influence or duress in connection with the Transaction or the Documents; and

(6) With respect to the creation, attachment or perfection of any security interest, (i) “value” has been given within the meaning of Sections 8-303(a)(1) and 9-203(b)(1) of the UCC (as defined below), (ii) the party granting the security interest has (a) rights in the collateral covered by the Security Agreement (the “Collateral”), including that portion of such Collateral which constitutes personal property (other than fixtures) of a type (I) in which a security interest may be granted under Article 9 of the UCC as adopted in the State of New York and perfected under the provisions of Article 9 of the Uniform Commercial Code as in effect in the States of Arizona, California, Delaware, Georgia, Michigan, Minnesota, Nevada, New York, North Carolina, Oregon, Pennsylvania, Texas and Virginia on this date (collectively, the

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“Relevant UCC’s” and whichever of the foregoing Relevant UCC’s may be applicable as set forth in the opinions expressed below, the “UCC”), and (II) as to which federal law has not preempted the UCC with respect to the validity, enforceability or perfection of security interests therein (such portion of such Collateral being herein collectively called the “UCC Collateral”) or (b) sufficient power to transfer rights in the Collateral, (iii) with respect to perfection by possession, no secured party or any trustee, custodian, bailee or other agent thereof taking possession of any Collateral is or will be directly or indirectly controlled by any debtor or other entity granting a security interest or any affiliate thereof, and (iv) there is no agreement or understanding prohibiting, restricting or conditioning the grant of the security interest in any Collateral, except to the extent that any such prohibition, restriction or condition is ineffective under Section 9-401, 9-406 or 9-408 of the UCC.

(7) The description of the Collateral contained in the Security Agreement reasonably identifies such Collateral, except to the extent that the Collateral is described by reference to the types of Collateral defined in the UCC, other than commercial tort claims;

(8) Each Financing Statement sets forth: (a) the correct legal name of the Collateral Agent as indicated on the public record of the Collateral Agent’s jurisdiction of incorporation which shows such party to have been organized; (b) the correct mailing address, organizational identification number and federal employer identification number for the parties; and (c) the correct legal name and address of the filing agent;

(9) We also have assumed that each of the Domestic Credit Parties which is a Grantor under and as defined in the Security Agreement and which is listed on Schedule 3 attached hereto (collectively, the “Pledgors”) as a registered owner of any Capital Securities (as defined in the Security Agreement) evidenced by the stock certificates listed on such Schedule 3 (collectively, the “Certificated Pledged Subsidiary Shares”) has rights in such Certificated Pledged Subsidiary Shares; and

(10) With respect to the opinion in paragraph 8 below regarding perfection of a security interest in the Certificated Pledged Subsidiary Shares, we have further assumed that all of the Certificated Pledged Subsidiary Shares are evidenced by physical certificates in registered form (the “Certificated Share Certificates”). We have further assumed that, as required by the Security Agreement, each Certificated Share Certificate (i) has been delivered to and is held in its direct physical possession by the Collateral Agent in the State of Georgia and (ii) (x) is registered in the name of the Collateral Agent or (y) has been appropriately assigned thereon, or is accompanied by a power and/or assignment appropriately executed, in blank to the Collateral Agent.

We have also made such investigations of law as we have deemed necessary as the basis for the opinions expressed herein.

Based on the foregoing, and subject to the exceptions and qualifications set forth below, it is our opinion that:

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1. With the exception of Commercial Flooring, Interface Americas Holdings, LLC, Interface Americas Re:Source Technologies, LLC, InterfaceFLOR, LLC and Interface Real Estate Holdings, LLC, each of the Domestic Credit Parties, based solely on our review of the Certificates of Good Standing/Existence, (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and (b) has the corporate power and authority to own and operate its property and to conduct its business as now conducted, all as known to us. Each of Interface Americas Holdings, LLC, Interface Americas Re:Source Technologies, LLC, InterfaceFLOR, LLC, and Interface Real Estate Holdings, LLC, based solely on our review the Certificates of Good Standing/Existence, (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and (b) has the company power and authority to own and operate its property and to conduct its business as now conducted, all as known to us. Based solely on our review of the Certificates of Good Standing/Existence, Commercial Flooring is in good standing under the laws of the Commonwealth of Pennsylvania.

2. Each of the Domestic Credit Parties has the corporate or company power and authority, as applicable, to make, deliver and perform the Documents to which it is a party and has taken all necessary corporate or company action, as applicable, to authorize the execution, delivery and performance of such Documents.

3. No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority of the United States of America or the States of Georgia or New York on the part of any Domestic Credit Party is required in connection with the execution and delivery, and if such Domestic Credit Party were now to perform its obligations thereunder, the performance, of any of the Documents executed by such Domestic Credit Party other than for the filing or recording of the Financing Statements, Security Deed and Third Amendment in the appropriate public records.

4. The execution and delivery by each of the Domestic Credit Parties of the Documents to which it is a party do not and will not, and if such Domestic Credit Party were now to perform its obligations under such Documents, such performance, would not, violate any existing Requirement of Law applicable to such Domestic Credit Party (including, without limitation, its certificate or articles of incorporation, certificate of formation, bylaws or operating agreement), any of the Listed Contractual Obligations or, insofar as known to us, any other existing Contractual Obligation of such Domestic Credit Party and do not and will not result in the creation or imposition of any Lien on any of its properties or revenues pursuant to any existing Requirement of Law applicable to such Domestic Credit Party (including, without limitation, its certificate or articles of incorporation, certificate of formation, bylaws or operating agreement), any of the Listed Contractual Obligations or, insofar as known to us, any other existing Contractual Obligation of such Domestic Credit Party, except the liens created in favor of any Agent or Lender under the Documents.

5. Each of the Domestic Credit Parties has duly authorized, executed and delivered each Document to which it is a party. Each of the Documents (other than the

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Financing Statements, Security Deed and Third Amendment) constitutes the legal, valid and binding obligation of each of the Domestic Credit Parties that is a party thereto, enforceable against each such Domestic Credit Party in accordance with its terms. The provisions of the Documents with respect to payment of interest, fees, and other charges for the use of money do not violate the interest and usury laws of the State of New York.

6. None of the Domestic Credit Parties is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7. The Pledgors’ grants of security interests in the Capital Securities (as defined in the Security Agreement) listed in Item B to Schedule I to the Security Agreement to the Collateral Agent pursuant to the Security Agreement will not violate or result in a violation of Section 5 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any Georgia blue sky or similar Georgia state laws applicable thereto.

8. The Security Agreement creates valid, enforceable and perfected security interests in favor of the Collateral Agent, for the benefit of the Lenders, in the Certificated Share Certificates.

9. The Security Agreement is effective to create a valid and enforceable security interest in favor of the Collateral Agent, for the benefit of the Lenders, in all right, title and interest of the Domestic Credit Party party thereto in and to the UCC Collateral of such Domestic Credit Party covered by such Document. The security interests created by the Security Agreement, to the extent they may be perfected by the filing of financing statements under the UCC, have been perfected by the filing of the Financing Statements.

10. Based upon our review of the minute books and stock transfer records of the Domestic Subsidiaries, all of the Certificated Pledged Subsidiary Shares issued by the Domestic Subsidiaries are duly authorized, validly existing, fully paid and nonassessable. To our knowledge, based upon our review of the minute books and stock transfer records of the Domestic Subsidiaries, each Pledgor is the record owner of the shares of the Certificated Pledged Subsidiary Shares of the Domestic Subsidiaries covered by the Security Agreement executed by such Pledgor; provided, however, that we express no opinion herein as to the ownership of the Capital Securities issued by Commercial Flooring Systems (California), Inc., Re:Source Southern California, Inc. and Re:Source South Florida, Inc. due to the absence at this time of any stock records for such Credit Party, or as to whether any such shares have been duly authorized, validly exist, are fully paid and are nonassessable, due to the absence of the minute books and stock transfer records of these entities.

11. Except for nominal filing fees relating to the filing of Financing Statements, the Security Deed and the Third Amendment in the State of Georgia and any Georgia intangibles recording tax due under O.C.G.A. §§ 48-6-60 et seq. with respect to the Deed to Secure Debt covering real property located in the State of Georgia, there are no

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recording taxes, documentary taxes, stamp taxes, intangible recording taxes, mortgage taxes or other similar fees, charges or taxes required to be paid to any Georgia governmental authority in connection with the execution, delivery, recording to performance of any of the Documents.

Also based upon the assumptions, exceptions and other qualifications set forth herein, we hereby confirm to you that to our knowledge, there is no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority pending or threatened by or against any of the Domestic Credit Parties or against any of their respective properties or revenues with respect to the Documents or the Transaction.

Our opinions set forth above are subject to the following qualifications:

A. Our opinions are limited to (i) the laws of the States of Georgia and New York; (ii) the General Corporation Law of Arizona, the General Corporation Law of California, the General Corporation Law of the State of Delaware, the Michigan Business Corporation Act, the Minnesota Business Corporation Act, the General Corporation Law of Nevada, the North Carolina Business Corporation Act, the Oregon Business Corporation Act, the Pennsylvania Business Corporation Law of 1988, the Texas Business Corporation Act and the Virginia Stock Corporation Act (such state corporation laws, other than the laws of the States of Georgia and New York, are herein collectively called the “Other Corporate Laws”); (iii) Article 9 of the UCC as in effect on this date in the States of Arizona (the “Arizona UCC”), California (the “California UCC”), Delaware (the “Delaware UCC”), Michigan (the “Michigan UCC”), Minnesota (the “Minnesota UCC”), Nevada (the “Nevada UCC”), North Carolina (the “North Carolina UCC”), Oregon (the “Oregon UCC”), Pennsylvania (the “Pennsylvania UCC”), Texas (the “Texas UCC”) and Virginia (the “Virginia UCC”); and (v) any applicable United States federal law. We are not members of the state bar of any of the States of Arizona, California, Delaware, Michigan, Minnesota, Nevada, North Carolina, Oregon, Pennsylvania, Texas or Virginia, (collectively, the “Other States”) and we are not experts on the laws of such states. To the extent that our opinions involve consideration of the Other Corporate Laws, such consideration is based on our review of the unofficial compilations thereof published by Aspen Publishers, Inc., as supplemented as of the date hereof. To the extent that our opinions herein involve consideration of the Arizona UCC, the California UCC, the Delaware UCC, the Michigan UCC, the Minnesota UCC, the Nevada UCC, the North Carolina UCC, the Oregon UCC, the Pennsylvania UCC, the Texas UCC or the Virginia UCC, such consideration is based on our review of an unofficial compilation thereof published in the Commerce Clearing House Secured Transaction Guide as supplemented as of the date hereof. We express no opinion herein with respect to any other laws of the Other States or any decisions of any of the courts of such states. Without limiting the generality of the foregoing statements, we specifically disclaim consideration of any Requirement of Law of any State of the United States (other than the laws of the States of Georgia and New York and, to the extent provided above, the laws of the Other States) or any foreign country, and we express no opinion herein as to the effect (if any) which the laws of any jurisdiction outside of the United States of America in which any Foreign Subsidiary or Interface Global Company ApS (a limited company with dual incorporation in

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Delaware and the Denmark) is formed may have on the validity, enforceability or perfection of the Collateral Agent’s security interest under any Security Agreement in any of the Collateral which constitutes Capital Securities issued by such Foreign Subsidiary or Interface Global Company ApS. We note that certain of the Documents are by their express terms governed by the laws of a State other than Georgia or New York. We are not licensed to practice in such States, we express no opinion as to the laws of such States and for purposes of our enforceability opinion set forth in paragraph 5 hereof, we have assumed with your consent and without investigation that the laws of the State of New York are identical to in all material respects to the laws of such States.

B. Our opinions regarding the validity, legality, binding effect or enforceability of any Document are subject to: (i) the effect of applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization, or other similar laws affecting the rights of creditors generally; and (ii) the effect of general principles of equity, whether applied by a court of equity or law.

C. With respect to the enforceability of any Documents, we have assumed that, to the extent that any applicable law would require that any rights or remedies of the Lenders or any Agent set forth in such Documents or relating to such security interests be exercised by any Lender or any Agent in good faith or in a reasonable or commercially reasonable manner as a condition to the enforceability thereof, and to the extent that any such condition may not be waived, such Lender or any Agent will observe and satisfy such legal requirements.

D. We express no opinion herein as to the legality, validity, binding effect or enforceability of any of the following provisions in the Documents: (i) any provisions which purport to waive any defense, counterclaim, set-off or deduction arising from any violation by any Lender or Agent of any applicable federal or state securities or usury laws, any fraud or duress on the part of any Lender or Agent, or any failure on the part of any Lender or Agent to give notice of a disposition of any personal property collateral other than in a commercially reasonable manner; (ii) any provisions which purport to grant any Lender or Agent a right of offset against special accounts; (iii) any provisions which submit any person to the personal jurisdiction or venue of any particular court for the enforcement of any Documents or waive any personal rights under the laws of any jurisdiction to object to the jurisdiction or venue of any court for the purpose of litigation to enforce any of the Documents or which purport to waive any right to a trial by jury or which purport to waive the application of any statute of limitation; (iv) any provisions contained in any of the Documents to the extent that such provisions purport to conclusively presume that certain actions taken or not taken by any Lender or Agent shall be deemed to have been taken in good faith or to be reasonable or commercially reasonable; (v) any provisions of any Document to the extent that such provisions purport to permit any Lender or Agent to obtain the appointment of a receiver for any Credit Party without meeting any and all Georgia statutory requirements for such appointment; and (vi) any provisions of any of the Documents which purport to waive any defense based upon any election of remedies by any of

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the Lenders or Agents. Further, we are unable to opine that any provisions of any of the Documents which provide for the giving of notice by mail will not be interpreted by a Georgia court as requiring actual receipt of the notice by the addressee, notwithstanding any agreement of the parties that posting by mail constitutes sufficient giving of such notice. We also express no opinion as to the legality, validity, binding effect or enforceability of any provisions in the Documents which provide for the payment of interest on unpaid interest or which, due to prepayment, acceleration, lack of borrowing, or otherwise, would cause the rate of interest payable under any Document to exceed 5.0% per month. We also note that, to the extent that any of the Documents require any Credit Party to pay the attorney’s fees of any Lender or Agent, such provisions may be subject to compliance with any prior notice requirements or any dollar limitations on collectible attorney’s fees that may be imposed under applicable law (including, without limitation, O.C.G.A. § 13-1-11). We also note that the enforceability of provisions in the Documents to the effect that any failure to exercise or any delay in exercising rights or remedies thereunder will not operate as a waiver thereof or that any modification to the Documents or any waivers of the rights and remedies thereunder can only be made in writing may be subject to any applicable laws which give effect to mutual departures from the strict terms of written contracts (including, without limitation, O.C.G.A. § 13-4-4). We also note that the enforceability of any provisions in the Documents for a post-default interest rate will depend upon whether the court involved decides that such rate constitutes an enforceable liquidated damage clause or an unenforceable penalty; however, under existing Georgia statutory and case law, we believe that in a properly argued and briefed case a Georgia court or a federal court sitting in Georgia or New York and applying Georgia law should conclude that the post default interest rate provisions in the Documents are enforceable liquidated damage clauses. Nothing in this paragraph D is intended to limit any of the other exceptions, assumptions or qualifications to our opinions set forth elsewhere in this letter. Further, our opinion paragraph 4 is limited as it relates to any violation or creation of liens with respect to any of the Listed Contractual Obligations in that we express no opinion with respect to any violation of the Listed Contractual Obligations not readily ascertainable from the face of such Listed Contractual Obligation, or arising under or based upon any covenant of a financial or numerical nature.

E. We express no opinion in paragraphs 5, 8 and 9 with respect to (i) the possible unenforceability of certain self-help and non-judicial remedies, such as a right, without judicial process, to enter upon, to take possession of, to collect, retain, use and enjoy rents, issues and profits from property, or to manage property; (ii) the effect of provisions respecting sale or disposal of collateral or property otherwise than in compliance with applicable law; and (iii) the effect of provisions with respect to a party’s right to collect a deficiency except upon compliance with applicable law.

F. Our opinions in paragraphs 8 and 9 above are subject to the following additional exceptions, assumptions and qualifications: (i) we note that the perfection of the Collateral Agent’s security interest under any Security Agreement in any proceeds of any of the Collateral covered thereby may be limited under Section 9-315 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and we also note that Section 552 of the U.S.

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Bankruptcy Code limits the extent to which property acquired by a debtor after commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising under a security agreement entered into by the debtor prior to the commencement of such case; (ii) we express no opinion in paragraph 9 above with respect to the perfection of the security interests created under the Security Agreement in such of the UCC Collateral covered thereby which constitutes property of a type in which a security interest must be perfected under the UCC other than by the filing of a UCC financing statement in any of the States and we express no opinion with respect to the perfection of any security interest in any UCC Collateral consisting of fixtures, standing timber to be cut, farm products, consumer goods, as-extracted collateral, or goods covered by certificate of title; (iii) we call your attention to the fact that the perfection of a security interest perfected by the filing of a financing statement in any of the States will be terminated (1) pursuant to Section 9-507(c) of the UCC, as to any property covered thereby which is acquired by a debtor more than four months after such debtor so changes its name as to make the financing statement seriously misleading unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed before the expiration of such four-month period, (2) pursuant to Section 9-316 of the UCC, four months after a debtor changes its location, which, for a “registered organization” (as such term is defined in the UCC), includes becoming organized under the laws of a state other than its state of organization as indicated herein or on Schedule 2 attached hereto, and (3) pursuant to Section 9-316 of the UCC, one year after the transfer of any UCC Collateral by the debtor to a person that thereby becomes a debtor and is located in another jurisdiction, including without limitation any merger or consolidation of the debtor into another person, unless such security interest becomes perfected under the laws of such other jurisdiction prior to such termination, (iv) we express no opinion as to the validity or perfection of the security interest with respect to any UCC Collateral in the possession of any Domestic Credit Party on a “sale on approval” basis or a “consignment” basis, and (v) we note that, under Section 9-515 of the UCC, in order to continue the perfection of a secured party’s security interest, a continuation statement with respect to the financing statement must be filed within the period of six months prior to the expiration of five years from the date of filing the financing statement. The opinions herein are also are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors, including the United States Bankruptcy Code in its entirety. Except to the extent expressly stated in paragraph number 10 above, we express no opinion herein with respect to any Credit Party’s title to any of the Certificated Pledged Subsidiary Shares or other Collateral. Except to the extent expressly stated in paragraphs numbered 8 and 9 above, we express no opinion herein with respect to the validity, enforceability or perfection of the Collateral Agent’s Liens under any of the Documents. We call your attention to the fact that any security interest created under the Security Agreement in any of the Collateral consisting of accounts, chattel paper or general intangibles may be subject to the rights, claims or defenses of the account debtor obligated thereon and to the terms of any applicable agreement between the applicable Domestic Credit Party and such account debtor.

G. Any opinion expressed herein regarding the perfection of any security interest by filing relates to the security interest in UCC Collateral. In rendering the opinion

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expressed herein regarding the perfection of the security interest by the filing of a financing statement, we have relied, to the extent that any such filing may be relevant, upon the filing of the Financing Statements, and assumed that such filing has been duly effected. In rendering any opinion regarding the perfection of any security interest by the filing of a financing statement, our opinions are qualified and limited to the extent that we have not relied on or reviewed any other Uniform Commercial Code financing statement or related amendment other than the Financing Statements. Without limiting the generality of any of the qualifications, assumptions or limitations of our opinions expressed herein, our opinions regarding the perfection of any security interest are expressly limited to those as in effect as the date hereof and we undertake no responsibility to supplement our opinions hereafter.

H. Certain waivers of notices and other rights and remedial provisions contained in the Documents may be unenforceable under applicable law, but the Documents contain adequate other provisions for enforcing payment of the obligations evidenced, guaranteed or secured thereby and for the practical realization of the security and other rights and remedies afforded thereby, and the inclusion of such waivers, rights and remedial provisions in the Documents does not affect the legality, validity or binding effect of such Documents or affect the enforceability of the other provisions of the Documents.

I. We express no opinion as to the nature or extent of any grantor’s rights in any of the Collateral and we note that with respect to any after-acquired property, the security interest will not attach until the debtor acquires ownership thereof.

J. We express no opinion herein as to the legality, validity, binding effect or enforceability of any indemnification provisions in any of the Documents to the extent that the enforcement thereof would contravene matters of public policy.

K. We express no opinion herein as to the priority of any security interest.

L. Except as set forth in Paragraphs 6 and 7 above, we express no opinion herein with respect to any matter arising under or governed by federal or state securities laws, rules or regulations.

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This letter has been delivered solely for the benefit of the Lenders, the Agents and their respective counsel and their successors or assigns pursuant to Section 5.01 of the Credit Agreement and may not be relied upon by any other person or entity or for any other purpose without our express written permission. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may change or otherwise affect any of the opinions or confirmations expressed herein.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:
Joseph L. Scibilia, a Partner

EXHIBIT A

CERTIFICATE OF RAYMOND S. WILLOCH

The undersigned, Raymond S. Willoch, in his capacity as Senior Vice President, Secretary and General Counsel of Interface, Inc., a Georgia corporation (“Interface”), has executed this Certificate in connection with the legal opinion of even date (the “Opinion”) to be rendered by Kilpatrick Townsend & Stockton LLP pursuant to Section 5.01 of the Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011 (the “Credit Agreement”) among Interface, Inc., a Georgia corporation (“Interface”), certain Subsidiaries of Interface party thereto as Subsidiary L/C Account Parties, the Lenders party thereto, and Wells Fargo Bank, National Association, as Domestic Agent and Collateral Agent. The undersigned authorizes Kilpatrick Townsend & Stockton LLP to rely on the matters set forth in this Certificate in rendering the Opinion. This Certificate may not be relied on by any person other than Kilpatrick Townsend & Stockton LLP or for any purpose other than the transactions contemplated by the Credit Agreement, without in each case the express prior written consent of the undersigned. Capitalized terms used in this Certificate shall have the meanings set forth or referred to in the Opinion unless otherwise defined herein.

Whenever any statement herein with reference to the existence or absence of any facts is indicated to be based on the undersigned’s knowledge or awareness, it is intended to signify that such indication is to the best of his present knowledge obtained during the general and ordinary course of exercising his duties as Senior Vice President, Secretary and (subject to the exception noted below) General Counsel of Interface. The undersigned has not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to his knowledge of the existence or absence of such facts should be imputed to him or drawn from his serving as Senior Vice President, Secretary and General Counsel of Interface.

The undersigned knows of no reason why he, Kilpatrick Townsend & Stockton LLP, the Lenders, the Domestic Agent and the Collateral Agent are not justified in relying on the representations and warranties given by the Domestic Credit Parties in the Documents and the certificates of the various officers of the Domestic Credit Parties furnished in connection therewith.

The certifications given by the undersigned in paragraph numbered 3 below with respect to any existing requirement of law applicable to any Domestic Credit Party are given by the undersigned in his capacity as Senior Vice President of Interface and not in his capacity as General Counsel of Interface.

Subject to the foregoing, the undersigned, in his representative capacity as Senior Vice President, Secretary and General Counsel of Interface, hereby certifies, to the best of his actual knowledge, that:

1. Each Domestic Credit Party has at all material times had a registered agent and office in the State of its incorporation or organization and has notified the Secretary of State of such State of any change in its registered agent or registered office or any resignation of its registered agent or any discontinuation of its registered office, and no Domestic Credit Party has received any notice from such Secretary of State of any determination that any grounds exist for administratively dissolving such Domestic Credit Party, and no Domestic Credit Party has received notice of the commencement of any proceeding to judicially dissolve such Domestic Credit Party, and neither the board of directors nor the shareholders of such Domestic Credit Party have taken any action with respect to the dissolution of such Domestic Credit Party, and no Domestic Credit Party has filed any notice of intent to dissolve with such State.

2. No consent, approval or authorization of, or registration, declaration or filing with, any governmental authority of the United States of America or the State of Georgia on the part of any Domestic Credit Party is required in connection with the execution, delivery and performance of any of the Documents by any Domestic Credit Party other than the filing or recording of the Mortgages and Financing Statements in the appropriate public records.

3. The execution, delivery and performance by each of the Domestic Credit Parties of the Documents to which it is a party do not and will not violate any existing requirement of law applicable to such Domestic Credit Party (including, without limitation, its certificate or articles of incorporation or its bylaws) or any existing contractual obligations of such Domestic Credit Party and do not and will not result in the creation or imposition of any lien on any of its properties or revenues pursuant to any existing requirement of law applicable to such Domestic Credit Party (including, without limitation, its certificate or articles of incorporation, certificate of formation, bylaws or operating agreement) or any existing contractual obligation of such Domestic Credit Party, except the liens created in favor of any Agent or Lender under the Documents.

4. No litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or threatened by or against any of the Credit Parties, or against any of their respective properties or revenues, with respect to the Documents or any of the transactions contemplated thereby.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this      day of June, 2011.

RAYMOND S. WILLOCH Senior Vice President, Secretary and General Counsel of Interface, Inc.

EXHIBIT B

LISTED CONTRACTUAL OBLIGATIONS

1. Senior Indenture, dated as of December 3, 2010, by and among Interface, Inc., certain of its subsidiaries, and U.S. Bank, National Association.

EXHIBIT C

FINANCING STATEMENTS

SCHEDULE 1

GUARANTORS

Bentley Prince Street, Inc., a Delaware corporation

Bentley Mills, Inc., a Nevada corporation

Commercial Flooring Systems, Inc., a Pennsylvania corporation

FLOR, Inc., a Georgia corporation

Flooring Consultants, Inc., an Arizona corporation

Interface Americas, Inc., a Georgia corporation

Interface Americas Holdings, LLC, a Georgia limited liability company

Interface Americas Re:Source Technologies, LLC, a Georgia limited liability company

Interface Architectural Resources, Inc., a Michigan corporation

Interface FLOR, LLC, a Georgia limited liability company

Interface Global Company ApS, a corporation dually-incorporated under the laws of Denmark and the State of Delaware

Interface Overseas Holdings, Inc., a Georgia corporation

Interface Real Estate Holdings, LLC, a Georgia limited liability company

InterfaceSERVICES, Inc. a Georgia corporation

Quaker City International, Inc., a Pennsylvania corporation

Re:Source Americas Enterprises, Inc., a Georgia corporation

Re:Source Minnesota, Inc., a Minnesota corporation

Re:Source New York, Inc., a New York corporation

Re:Source North Carolina, Inc., a North Carolina corporation

Re:Source Oregon, Inc., an Oregon corporation

Re:Source Southern California, Inc., a California corporation

Re:Source Washington, D.C., Inc., a Virginia corporation

Southern Contract Systems, Inc., a Georgia corporation

Superior/Reiser Flooring Resources, Inc., a Texas corporation

SCHEDULE 2

CERTIFICATES OF EXISTENCE/GOOD STANDING

ENTITY NAME	Jurisdiction of Incorporation/ Organization

Interface, Inc.	Georgia
Bentley Prince Street, Inc.	Delaware
Bentley Mills, Inc.	Nevada
Commercial Flooring Systems, Inc.	Pennsylvania
Flooring Consultants, Inc.	Arizona
Interface Americas, Inc.	Georgia
Interface Americas Holdings, Inc.	Georgia
Interface Architectural Resources, Inc.	Michigan
Interface Overseas Holdings, Inc.	Georgia
Quaker City International, Inc.	Pennsylvania
Re:Source Americas Enterprises, Inc.	Georgia
Re:Source New York, Inc.	New York
Re:Source Washington, D.C., Inc.	Virginia
Superior/Reiser Flooring Resources, Inc.	Texas
InterfaceFLOR, LLC	Georgia
FLOR, Inc.	Georgia
Interface Americas Holdings, LLC	Georgia
Interface Americas Re: Source Technologies, LLC	Georgia
Interface Real Estate Holdings, LLC	Georgia
Interface Global Company APS	Denmark/Delaware
InterfaceSERVICES, Inc.	Georgia
Re:Source Minnesota, Inc.	Minnesota
Re:Source North Carolina, Inc.	North Carolina
Re:Source Oregon, Inc.	Oregon
Re:Source Southern California, Inc.	California
Southern Contract Systems, Inc.	Georgia

SCHEDULE 3

CERTIFICATED PLEDGED SUBSIDIARY SHARES

Issuer	Holder	Certificate #	Shares	Class	Notes

Interface Real Estate Holdings, LLC	Bentley Mills, Inc.	2	1		Membership Interest

Bentley Mills, Inc.	Bentley Prince Street, Inc.	1	1,000		Stock

Alpha Resources Group, Inc.	Commercial Flooring Systems, Inc.	2	40		Stock

Interface Architectural Resources, Inc.	Interface Americas Holdings, Inc.	11	5,666.67	Common	Stock

Prince Street, Inc.	Interface Americas Holdings, Inc.	1	1,000.00	Common	Stock

Interface Americas, Inc.	Interface Americas Holdings, Inc.	1	1,000	Common	Stock

InterfaceFLOR, LLC	Interface Americas Holdings, LLC	1	1		Membership Interest

Re:Source Americas Enterprise(s), Inc.	Interface Americas Holdings, LLC	5	1,000	Common	Stock

InterfaceRAISE, LLC	Interface Americas Holdings, LLC	1	1		Membership Interest

FLOR, Inc.	Interface Americas Holdings, LLC	1	1,000	Common	Stock

Bentley Prince Street, Inc.	Interface Americas Holdings, LLC	1	500		Stock

Interface	Interface Architectural	1	1,000	Common	Stock

** Stock is stapled to Interface Global Holdings, ApS

Divestiture, Inc.	Resources, Inc.

IA R: Source Technologies, LLC	Interface Flooring Systems, Inc.	1	1		Membership Interest

Interfaced SERVICES, Inc.	InterfaceFLOR, LLC	1	1,000		Stock

Interface Yarns, Inc.	Interface, Inc.	3	1,000	Common	Stock

Interface Securitization Corporation	Interface, Inc.	1	1,000	Common	Stock

Interface Research Corporation, Inc.	Interface, Inc.	1	1,000	Common	Stock

Interface Renewable Energy Corporation	Interface, Inc.	1	1,000	Common	Stock

** Stock is stapled to Interface Global Holdings, ApS

Exhibit F

Suite 2800 1100 Peachtree St.

Atlanta GA 30309-4528

t 404 815 6500 f 404 815 6555

June 24, 2011

TO:	Each Lender, Domestic L/C Issuer party to the Credit Agreement referenced below and each assignee thereof that becomes a Lender or Domestic L/C Issuer as provided therein; the Domestic Settlement Loan Lender; and Wells Fargo Bank, N.A., as Domestic Agent and Collateral Agent under the Credit Agreement

RE:	Seventh Amended and Restated Credit Agreement, dated as of June 24, 2011 (the “Credit Agreement”), among Interface, Inc., InterfaceFLOR, LLC., each of the Lenders party thereto, and Wells Fargo Bank, N.A., as Domestic Agent and Collateral Agent (“WFB”).

Ladies and Gentlemen:

We have acted as Georgia counsel to InterfaceFLOR, LLC, a Georgia limited liability company, formerly known as Interface Flooring Systems, LLC, a Georgia limited liability company, successor by election to Interface Flooring Systems, Inc., a Georgia corporation (“Guarantor”) in connection with the closing of the Loan Transactions. The obligations of the Guarantor under the Domestic Guaranty Agreements to which it is a party (collectively, the “Guaranty”) are secured by certain real property (the “Real Property”) located in Troup County, Georgia.

This Opinion Letter is limited by, and is given in accordance with, the March 17, 2009 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Georgia Real Estate Secured Transactions adopted by the Legal Opinion Committee of the Real Property Law Section of the State Bar of Georgia and approved by the Executive Committee of the Real Property Law Section of the State Bar of Georgia, and such Interpretive Standards are incorporated in this Opinion Letter by this reference. Capitalized terms used in this opinion letter (and any attachments hereto) and not otherwise defined herein or in the Credit Agreement shall have the meanings assigned to such terms in the Interpretive Standards.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of Guarantor, certificates of officers and representatives of Guarantor, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

June 24, 2011

The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

In connection with the Loan, we have examined the following documents, executed by Guarantor:

(a) Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of November 21, 2001 and recorded in Deed Book 977, Page 783, in the Office of the Clerk of Superior Court of Troup County, Georgia, as amended by (i) that certain Amendment to Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of October 16, 2008, and recorded in Deed Book 1501, Page 226, in the Office of the Clerk of Superior Court of Troup County, Georgia, (ii) that certain Second Amendment to Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of May 14, 2009, and recorded in Deed Book 1529, Page 844, in the Office of the Clerk of Superior Court of Troup County, Georgia, and (iii) the Third Amendment (defined below) (as transferred, assigned and amended, the “Security Deed”);

(b) Third Amendment to Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of the date hereof (the “Third Amendment”), between Guarantor and Wells Fargo Bank, N.A., a national banking association and successor-by-merger to Wachovia Bank, National Association, as Domestic Agent, Collateral Agent and Assignee under that certain Transfer and Assignment of Deed to Secure Debt, Assignment of Leases, Rents and Profits and Security Agreement dated as of June 17, 2003, and recorded in Deed Book 1107, Page 373, Records of Troup County, Georgia (in such capacity, “Grantee”); and

(c) UCC - Fixture Filing in the form attached hereto as Exhibit A (the “Original Fixture Filing”).

In rendering the opinions set forth below, in addition to the assumptions, limitations and exclusions set forth in the Interpretive Standards, we have assumed, with your permission, that:

(i) Each of the parties to the Guaranty, the Security Deed and all other documents and instruments securing, endorsing or governing the loan transactions described in the Credit Agreement (collectively, and including, without limitation, the Credit Agreement, the “Other Transaction Documents”) has the power and authority to perform its obligations under each of the Guaranty, the Security Deed and the Other Transaction Documents to which it is a party, and each of the parties has duly authorized the execution, delivery and performance of, and has validly executed and delivered, each such instrument, document and agreement required to be executed in connection with the Loan Transactions to which such party is a signatory. Where appropriate, execution of the Guaranty, Security Deed and the Other Transaction Documents has been duly and properly witnessed, notarized or acknowledged. Each party’s obligations set forth

June 24, 2011

in the Other Transaction Documents are such party’s legal, valid and binding obligations and such obligations are enforceable in accordance with their respective terms;

(ii) Guarantor is a corporation duly organized and validly existing under the laws of the State of Georgia, and has the power and authority under the laws of the State of Georgia, and under Guarantor’s Articles of Incorporation and By-Laws, to own the Property and to carry on its business as currently conducted; and Guarantor maintains a public record showing Guarantor to be so organized;

(iii) The Original Fixture Filing sets forth the correct organization number for Guarantor and mailing address for which information concerning the security interest to be perfected thereby may be obtained.

(iv) WFB, in its capacity as Domestic Agent and Collateral Agent, is not a “fiduciary” within the meaning of O.C.G.A. Section 7-1-242;

(v) Neither WFB nor any entity that controls or is under common control with WFB owns or controls a bank, bank holding company or thrift, or, if the foregoing statement is not accurate, then WFB has complied with the registration requirements of O.C.G.A. §7-1-593; and

(vi) A portion of the obligations guaranteed by the Guaranty shall have been disbursed upon execution and delivery of the Guaranty, the Security Deed and the Credit Agreement.

Based upon and limited by the foregoing, it is our opinion that:

1. The Security Deed is valid and enforceable against Guarantor in accordance with its terms.

The enforceability opinion set forth above is subject to the qualification that certain provisions of the Security Deed may not be enforceable; nevertheless, such unenforceability will not render the Security Deed invalid as a whole or preclude (i) the judicial enforcement of the obligation of Guarantor to repay the principal amount of the Loans, together with interest thereon, as provided in the Guaranty, subject to the obligation to confirm an exercise of power of sale pursuant to O.C.G.A. Section 44-14-161 as a prerequisite to the collection of any deficiency judgment, (ii) the acceleration of the obligation of Guarantor to repay such principal amount of the Loans, together with such interest, upon a material default by Borrowers in the payment of such principal or interest, and (iii) the non-judicial foreclosure of the security title to the Real Property by exercise of power of sale pursuant to the Security Deed in accordance with Georgia law upon maturity of the Notes or upon acceleration pursuant to (ii) above. We express no opinion as to the priority of the Security Deed or of any lien, encumbrance or security interest in any property (including, without limitation, the Real Property) granted pursuant thereto. Furthermore, we express no opinion as to the enforceability

June 24, 2011

of any provision of any of the Other Transaction Documents incorporated by reference into the Security Deed or as to the effect of any such provision on the enforceability of the Security Deed or any of our opinions set forth herein.

2. The Security Deed creates in favor of Grantee as security for all obligations of Grantor purported to be secured thereby, a security interest in such fixtures described therein as collateral in which a security interest in fixtures may be created under the UCC (“Fixtures”). The laws of the State govern the perfection, the effect of perfection or non-perfection, and the priority of a security interest in such fixtures. To the extent that a security interest may be perfected by the filing of a fixture filing in the State, the effective filing of the Original Fixture Filing in the real property records of the Office of the Clerk of the Superior Court of Troup County, Georgia (the “Recording Office”), will result in the perfection of such security interest in such fixtures as of the date of the effective filing of the Original Fixture Filing. We note, however, that the Original Fixture Filing was so filed on December 15, 2006, following the lapse of that certain Fixture Filing filed on November 28, 2001 in Book 0977, Page 0829 of the Recording Office, and following an intervening corporate name change of Guarantor. We further call your attention to following matters: (1) the UCC requires the periodic filing of continuance statements not more than six (6) months prior to expiration of the five (5) year period after the original filing, and not later than the expiration of said five (5) year period, in order to maintain the perfection and priority of the security instruments in the UCC collateral consisting of Fixtures and to maintain the Original Fixture Filing in effect.

This Opinion Letter is provided to you for your exclusive use solely in connection with the Credit Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

KILPATRICK TOWNSEND & STOCKTON LLP

By:
Joseph L. Scibilia

EXHIBIT A

FORM OF ORIGINAL FIXURE FILING

[2006 Fixture Filing to be attached]

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Domestic Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action, and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby, or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims, and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	.

2.	Assignee[s]:	. [for each Assignee, indicate if [Affiliate] of [identify Lender]

3.	Borrower:	Interface, Inc., a Georgia corporation.

June [    ], 2011

4.	Domestic Agent:	Wells Fargo Bank, N.A., a national banking association and successor-by-merger to Wachovia Bank, National Association, as the Domestic Agent under the Credit Agreement.

5.	Credit Agreement:	Seventh Amended and Restated Credit Agreement dated as of June [ ], 2011, as the same may be amended, restated, supplemented, or otherwise modified from time to time, by and among the Borrower, Interfaceflor, LLC, a Georgia limited liability company, the Lenders from time to time party thereto, the Domestic Agent, and Wells Fargo Bank, N.A., a national banking association and successor-by-merger to Wachovia Bank, National Association, in its capacity as Collateral Agent.

6.	Assigned Interest[s]:

Assignor	Assignee	Facility Assigned	Aggregate Amount of Commitment / Loans for all Lenders			Amount of Commitment / Loans Assigned			Percentage Assigned of Commitment / Loans
[ ]	[ ]	[Domestic Syndicated Loan Commitment (including the Domestic L/C Subcommitment thereunder)]	$	[	]	$	[	]	[	]%

[ ]	[ ]	[Domestic Syndicated Loan Commitment (including the Domestic L/C Subcommitment thereunder)]	$	[	]	$	[	]	[	]%

7.	Trade Date:	[ ], 20[ ].

8.	Effective Date:	[ ], 20[ ]. [TO BE INSERTED BY DOMESTIC AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[SIGNATURES ON FOLLOWING PAGES.]

2

June [    ], 2011

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

WELLS FARGO BANK, N.A.,

Successor-by-merger to Wachovia Bank,

National Association, as Domestic Agent

By:
Name:
Title:

[Consented to:

INTERFACE, INC.

By:
Name:
Title: ]

3

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

(a) Assignor[s]. [The][Each] Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (B) [the][such] Assigned Interest is free and clear of any lien, encumbrance, or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Documents or any collateral thereunder, (C) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (D) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

(b) Assignee[s]. [The][Each] Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 11.06(c) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(c)(i) of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.07 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (F) it has, independently and without reliance upon the Domestic Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest; and (ii) agrees that (A) it will, independently and without reliance upon the Domestic Agent, [the][any] Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

4

2. Payments. From and after the Effective Date, the Domestic Agent shall make all payments in respect of [the][each] Assigned Interest (including, without limitation, payments of principal, interest, fees, and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions.

(a) This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(b) This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Assignment and Acceptance may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Assignment and Acceptance.

(c) Delivery by one or more parties hereto of an executed counterpart of this Assignment and Acceptance via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Assignment and Acceptance. Any party delivering an executed counterpart of this Assignment and Acceptance by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Assignment and Acceptance.

(e) Section titles and references used in this Assignment and Acceptance shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(f) [The][each] Assignee agrees to take such further actions as the Domestic Agent shall reasonably request in connection herewith to evidence the agreements set forth herein.

(g) This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

5

EXHIBIT I

FORM OF DOMESTIC BORROWING BASE CERTIFICATE

[SEE ATTACHED]

Form of Borrowing Base Report

Date:

[DATE]

Reference is hereby made to that certain Seventh Amended and Restated Loan Agreement (“Agreement”) dated as of June 24, 2011 by and among Interface, Inc. (“Interface”), (the “Borrower”), Wells Fargo Bank, National Association and lending institutions with Wells Fargo Bank, National Association being the Collateral Agent (“Agent”).

The undersigned, an officer of Interface hereby certifies as follows: (a) the information furnished in the materials attached hereto was true, correct and complete as of the day indicated on the attached borrowing bases (b) all Eligible Domestic Inventory have been duly pledged and assigned to the Agent and are subject to a valid, first priority perfected lien and security interest in favor of the agent (c ) and as of the date of this report, there exists no Default or Event of Default (d) the undersigned is authorized to execute this document.

Interface, Inc.

By: Keith Wright

Title: Treasurer

Attached:

Consolidated Borrowing Certificate

Domestic Borrowing Base

Interface, Inc.

[DATE]
Cover Sheet	Domestic
Separate Borrowing Certificates Attached	Recap

Net Available AR

Net Available Inventory	$—

Total AR and Inv. Collateral	$—

Line Availability	$—

Less
Standby Letters of Credit
Trade Letters of Credit	$—
Rent Reserve	$—

Available for Loans	$—

Settlement Loans
US Loans	$—

Total Loans Outstanding	$—

Remaining Availability	$—

Covenant Threshold

Available before Covenant Test	$—

Interface - Domestic Borrowing Base

[DATE]

Settlement Report

	Workplace Solutions	Interface Flooring Systems	Total

ACCOUNTS RECEIVABLE
Balance Forward @
Plus: Sales	—	—	—
Less: AR Collections		—
Write offs	—	—	—
Returns	—	—	—
Other Credits & Discounts			—

Outstanding AR at end of period	—	—	—

Less Accounts Receivable Ineligibles:
AR (except Govt) that are over 60 days past due or 90 days from invoice date.			—
Government Receivables	—		—
Foreign AR as defined in (xiv) of Eligible Dom	—		—
Contra Accounts	—		—
50% Rule (Cross Aged)	—		—
10% Concentration Rule	—		—
Disputed or Bankrupt accounts	—		—
Unapplied Cash/SAB 101 Adj			—
Intercompany		—	—
Accrued Commissions	—		—
Accrued Claims on Product Quality			—
Accrued Claims on Yarn Degradation			—
Past Due Credits		—	—
Unreconciled Differences (GL vs Aging)			—
Chargebacks	—		—
Other including progress billings	—		—

Total Accounts Receivable Ineligibles	—	—	—

Eligible Accounts Receivable	—	—	—

@ 85% Advance Rate	—	—	—

Dilution Reserve	—	—	—

Net Accounts Receivable Availability	—	—	—

INVENTORY @
Raw Material			—
Raw Material Other			—
Yarn			—

Total Raw Material	—		—

Less Raw Materials Ineligibles:			—
Yarn in WIP			—
Cost Test Variance			—
Rail Car & Consignment			—
Discontinued & Obsolete			—
Supplies & Packaging			—
Outside Processors			—
Raw Material Other			—
Slow Moving RM Other		—	—
Standard Revaluation Reserve		—	—
SubAssembly Type 2			—
Intercompany Profit			—
Slow Moving			—

Total Raw Materials Ineligible		—	—

Eligible Raw Material		—	—
Available Raw Materials @ 32.7% Advance Rate		—	—
WIP @			—
Less Ineligibles (100% WIP)			—

Total Eligible WIP			—
Available WIP @ 25.0% Advance Rate			—

Finished Goods @	—		—

Less Finished Goods Ineligibles:
Samples			—
Interco Profit		—	—
Outside Processoers		—	—
Foreign		—	—
Test Count Variance	—	—	—
Slow Moving Finished Goods			—
Dyes, Chemicals, Stock & Fuel		—	—
Purchase Price Variance	—	—	—
Overhead Ineligible		—	—
Unreconciled Differences	—	—	—
Seconds		—	—
In-Transit			—

Total Finished Goods Ineligibles	—

Eligible Finished Goods Inventory	—
Available Finished Goods @ 64.2% Advance Rate	—	—	—

Net Inventory Availability	—		—

Total Available Collateral

EXHIBIT J

[RESERVED]

EXHIBIT K

[RESERVED]

EXHIBIT L

[RESERVED]

EXHIBIT M

[RESERVED]

EXHIBIT N

[RESERVED]

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT Q

[RESERVED]

EXHIBIT R

FORM OF DOMESTIC LETTER OF CREDIT REQUEST

TO:	The Lenders parties to the Seventh Amended and Restated Credit Agreement dated as of June [ ], 2011 (the “Credit Agreement”), among Interface, Inc., a Georgia corporation, the Subsidiary L/C Account Party party thereto, such Lenders party thereto, Wells Fargo Bank, N.A., a national banking association and successor-by-merger to Wachovia Bank, National Association, acting in its capacities as the Domestic Agent, Collateral Agent, and Domestic L/C Issuer.

Pursuant to Section 2A.02(a)(i) of the Credit Agreement, the undersigned authorized officer of the undersigned hereby requests [a] Domestic Letter[s] of Credit as follows:

Face Amount	Proposed Date of Issuance	Expiry Date	Letter of Credit Purpose	Name and Address of Beneficiary

Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date:             ,         .

[INTERFACE, INC.]
[INTERFACEFLOR, LLC]

By:
Name:
Title:

Schedule 1.1(a)

Lenders and Commitments

LENDER (AND ADDRESS FOR NOTICE)	PRO RATA SHARE	DOMESTIC SYNDICATED LOAN COMMITMENT	DOMESTIC L/C SUBCOMMITMENT

Wells Fargo Bank, N.A. 1100 Abernathy Road Suite 1600 Atlanta, GA 30328 MAC G0189-160 Attention: Daniel Denton Telephone No.: (770) 508-1387 Telecopy No.: (770) 698-8324	45.0%	$45,000,000.00	$15,750,000.00

Bank of America, N.A. 300 Galleria Parkway SE, Suite 800 Atlanta, Georgia 30339 Attention: Sherry Lail Telephone No.: (404) 607-3226 Telecopy No.: (404) 607-3277	25.0%	$25,000,000.00	$8,750,000.00

KeyBank National Association 127 Public Square OH-01-27-1814 Cleveland OH 44114 Attention: Andrew Ashley Telephone No.: (216) 689-5942 Telecopy No.: (216) 689-8470	15.0%	$15,000,000.00	$5,250,000.00

Citibank, N.A. 390 Greenwich St. 1st Floor New York, New York 10013 Attention: Jennifer Bagley Telephone No.: (212) 723-3762 Telecopy No.: (212) 723-8721	15.0%	$15,000,000.00	$5,250,000.00

LENDER (AND ADDRESS FOR NOTICE)	PRO RATA SHARE	DOMESTIC SYNDICATED LOAN COMMITMENT	DOMESTIC L/C SUBCOMMITMENT
TOTALS	100.0%	$100,000,000.00	$35,000,000.00

Schedule 1.1(a)

Lenders and Commitments

(continued)

LENDER	LENDING OFFICE FOR DOMESTIC REVOLVING LOANS

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A. 1100 Abernathy Road Suite 1600 Atlanta, GA 30328

Bank of America, N.A.	Bank of America, N.A. NC2-600-02-01 6100 Fairview Road Charlotte, North Carolina 28210

KeyBank National Association	KeyBank c/o KeyBank National Association 4900 Tiedeman Rd. OH-01-49-0114 Brooklyn, OH 44144

LENDER	LENDING OFFICE FOR DOMESTIC REVOLVING LOANS

CITIBANK, N.A.	Citibank c/o Citibank, NA 1615 Brett Road, OPS III New Castle, Delaware 19720

SCHEDULE 1.01(d)

DESIGNATED ACCOUNT

Account Holder	Wells Fargo Account Number	Tax ID#

Interface, Inc.	200015254784	58-1451243

SCHEDULE 6.01

ORGANIZATION AND OWNERSHIP OF SUBSIDIARIES

The jurisdiction of incorporation or organization, and the ownership of all the issued and outstanding capital stock or other equity interests of each Subsidiary is set forth on the attached organizational charts. Unless otherwise indicated, all of the issued and outstanding capital stock or other equity interests of each Subsidiary is owned by the company immediately above such Subsidiary. The jurisdiction of incorporation or organization is either evident from the corporate name, or noted in parentheses below the name of each Subsidiary or in a footnote.

See attached organizational charts.

Interface, Inc. and Subsidiaries	Confidential

(1)	Corporation has no members; trustees are members of Interface, Inc. Board.
(2)	Owns 25% of Fibers & Yarns, Inc.
(3)	Stock of Interface Domestic Corporation (now dissolved) was stapled to the stock of Interface Global Company
(4)	86% owned
(5)	83% owned
(6)	90% owned by Interface Yarns, Inc.; 10% owned by Interface Overseas Holdings, Inc.
Yellow	Guarantors

5/26/2011

Confidential

Chart “A”	(Dealer Network)

(1)	Quaker City International, Inc. has the following subsidiaries: (i) Commercial Flooring Systems, Inc. (PA); (ii) Re:Source Delaware, Inc. (DE); (iii) Commercial Flooring Systems California), Inc. (CA) (Dormant). Commercial Flooring Systems, Inc. owns 40% of Alpha Resource Group, Inc. (PA).
(2)	Commercial Flooring Systems, Inc. (PA) is also a Guarantor.
Yellow	Guarantors

5/26/2011

Confidential

(1)	no separate company. Branch of Interface Overseas Holdings Inc.
(2)	this entity is also incorporated in Delaware (US) (dual corporation)
*	1 share held by Interface European Manufacturing B.V.
**	1 share is held by Interface Foreign Investments B.V.
***	1% of the shares is held by Interface Foreign Investments B.V.
****	1 share each held by mr Roman Hendrix and Willoch

5/26/2011

SCHEDULE 6.05

CERTAIN PENDING AND THREATENED LITIGATION

No Exceptions.

SCHEDULE 6.11

BURDENSOME RESTRICTIONS

No Exceptions.

SCHEDULE 6.12

TAX FILINGS AND PAYMENTS

On a group-wide basis, Interface, Inc. and its subsidiaries may have exposure for contingent tax liabilities in jurisdictions with open tax years. The group’s books and records of account include a tax reserve which should be adequate to cover any such contingent tax liabilities. If such contingent tax liabilities exceed the tax reserves, the excess should not have a Materially Adverse Effect on the financial condition of the companies as a group.

SCHEDULE 6.13

MATERIAL SUBSIDIARIES

Bentley Prince Street, Inc.

Bentley Mills, Inc.

Commercial Flooring Systems, Inc.

Flooring Consultants, Inc.

Interface Americas, Inc.

Interface Americas Holdings, LLC

Interface Americas Re:Source Technologies, LLC

Interface Architectural Resources, Inc.

InterfaceFLOR, LLC

Interface Global Company APS

Interface Overseas Holdings, Inc.

Interface Real Estate Holdings, LLC

FLOR, Inc.

Quaker City International, Inc.

Re:Source Americas Enterprises, Inc.

Re:Source Minnesota, Inc.

Re:Source North Carolina, Inc.

Re:Source New York, Inc.

Re:Source Oregon, Inc.

Re:Source Southern California, Inc.

Re:Source Washington, D.C., Inc.

Southern Contract Systems, Inc.

InterfaceServices, Inc.

Superior/Reiser Flooring Resources, Inc.

SCHEDULE 6.15

EMPLOYEE BENEFIT MATTERS

The following disclosure is made under Section 6.15(a)(1):

The Domestic Consolidated Companies have contributed to various multiemployer labor plans in connection with union contracts entered into in the ordinary course of business.

SCHEDULE 6.16

PATENT, TRADEMARK, LICENSE and

OTHER INTELLECTUAL PROPERTY MATTERS

No exceptions.

SCHEDULE 6.17

OWNERSHIP OF PROPERTIES

No Exceptions.

SCHEDULE 6.18

INDEBTEDNESS

All liabilities of Interface, Inc. and its consolidated Subsidiaries as disclosed in the most recent consolidated balance sheets (and related notes) of the Interface, Inc. as disclosed (or incorporated by reference) in Interface, Inc.’s Form 10-Q for the quarterly period ended April 3, 2011, filed with the Securities and Exchange Commission on May 13, 2011.

OTHER INDEBTEDNESS

1.

$275,000,000 of outstanding Indebtedness in respect of Interface’s 7 5/8% Senior Notes due 2018 issued pursuant to Indenture dated December 3, 2010 among Interface, certain Subsidiaries of Interface, as guarantors, and U.S. National Bank, as Trustee

2.

Approximately $7,971,000 of outstanding Indebtedness in respect of Interface’s 11 3/8% Senior Secured Notes due 2013 issued pursuant to Indenture dated June 5, 2009 among Interface, certain Subsidiaries of Interface, as guarantors, and U.S. National Bank, as Trustee

3.	Approximately $11,477,000 of outstanding Indebtedness in respect of Interface’s 9.5% Senior Subordinated Notes due 2014 issued pursuant to Indenture dated February 4, 2004 among Interface, certain Subsidiaries of Interface, as guarantors, and SunTrust Bank, as Trustee

Indebtedness included in the calculation of Indebtedness under the Senior Notes Indenture solely pursuant to the proviso set forth in Section 4.08 thereof

None. (We do not believe Interface, Inc.’s Salary Continuation Plan liability constitutes Indebtedness as defined in the Senior Notes. However, if it hypothetically were considered Indebtedness as defined in the Senior Notes, then a portion of the liability would have been outstanding on the Issue Date of each Indenture and therefore permitted by subpart (3) of the definition of “Permitted Indebtedness” of each such Indenture, and the remaining portion would have been permitted by (a) the proviso in Section 4.08 of the applicable Indenture, and/or (b) supbart (16) of the definition of “Permitted Indebtedness” of each such Indenture.)

INTERCOMPANY LOANS

None.

SCHEDULE 6.21

LABOR AND EMPLOYMENT MATTERS

No Exceptions.

SCHEDULE 6.22

DIVIDEND RESTRICTIONS

1.	Article VIII(D) of the Articles of Incorporation of Interface, Inc., as amended, relating to the preferences, limitations and relative rights of the Series B Participating Cumulative Preferred Stock (“Series B Preferred Stock”) of Interface provides that Interface may not declare or pay dividends on, or make any other distribution on, or redeem, repurchase or otherwise acquire for value any shares of stock of Interface ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless and until all unpaid dividends and distributions, whether or not declared, on outstanding shares of Series B Preferred Stock have been paid in full. However, no shares of Series B Preferred Stock are outstanding currently.

2.	Restrictions on the payment of dividends or other distributions of Interface and its Subsidiaries as set forth in, or required by the terms of, the 2010 Senior Notes Indenture.

SCHEDULE 7.07(j)

ENVIRONMENTAL NOTICES

None.

SCHEDULE 8.02

EXISTING LIENS

UCC FINANCING STATEMENTS

See attached.

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Bentley Mills Inc.	Nevada	Secy. of State	Wachovia Bank National Association as Agent (Assignee as from SunTrust Bank as Collateral Agent)	8/22/2006 8/28/2003	2006028278-3 2003015940-8	All personal property of the Debtor	Original file date of 11/27/2001; Amended 9/3/2002; Assigned to Wachovia 8/28/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Bentley Mills Inc.	Nevada	Secy. of State	Wachovia Bank National Association as Agent	5/18/2009	2009012370-7	All personal property of the Debtor

Bentley Mills Inc.	Nevada	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/8/2009	2009014302-6	All personal property of the Debtor

Bentley Prince Street, Inc.	Delaware	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	91816484	All personal property of the Debtor

Bently Prince Street, Inc.	Delaware	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	62934867 31590275	All personal property of the Debtor	Original file date of 11/27/2001; Amended 9/3/2002; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Bently Prince Street, Inc.	Delaware	Secy. of State	Textile Rubber & Chemical Company, Inc.	8/30/2006	63015591	Thermotex Laminating Line, Serial No. 1580-01 including staging table, guided unroll cradle, Model 38500 sew-on machine….. Entire listing of ancillary equipment…..together all modifications, repairs, replacements and accessions thereto.

22 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Commercial Flooring Systems Inc.	Pennsylvania	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	2006082300680 20030678587	All personal property of the Debtor	Original file date of 11/27/2001; Amended 6/23/2003; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Commercial Flooring Systems Inc.	Pennsylvania	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	7/2/2009	2009070707482	All personal property of the Debtor

Flooring Consultants, Inc.	Arizona	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	200111940504 200111940504	All personal property of the Debtor	Original file date 11/27/2001; Amended 12/8/2004; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Flooring Consultants, Inc.	Arizona	Secy. of State	Chanen Construction Company Inc. Additional Secured Party: Midwestern University	6/2/2008	200815381849	Inventory of carpet material to be used in the construction of a library

Flooring Consultants, Inc.	Arizona	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/9/2009	200915789525	All personal property of the Debtor

FLOR, Inc.		County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent	4/28/2008	0332008-04303	All personal property of the Debtor	Original file date by Wachovia 6/23/2003; Amended 6/2/2006; Continuation filed 4/28/2008

Interface Americas Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	033-2006-05935 033-2003-06010	All personal property of the Debtor	Original file date 11/28/2001; Amended 1/7/2001; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

23 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface Americas Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	033-2009-04954	All personal property of the Debtor

Interface Americas Re:Source Technologies, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	033-2006-05929 033-2003-06013	All personal property of the Debtor	Original file date 12/3/2001; Amended 2/13/2003; Assigned to Wachovia 6/23/2003; Amended 1/7/2004; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Interface Americas Re:Source Technologies, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	9/22/2006 7/14/2003	033-2006-06687 033-2003-06718	All personal property of the Debtor	Original file date 6/23/2003; Assigned to Wachovia 7/14/2003; Amended 1/7/2004; Continuation filed 9/22/2006

Interface Americas Re:Source Technologies, LLC	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/9/2009	141-2009-0788	All personal property of the Debtor

Interface Americas, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	4/22/2006 6/23/2003	0332006-05937 033200306012	All personal property of the Debtor	Original filed date 11/28/2001; Amendment filed 3/3/2003; Assignment to Wachovia filed 6/23/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Interface Americas, Inc.	Georgia	County (Barrow)- Georgia Superior Court	Cisco Systems Capital Corporation	2/25/2010	007-2010-003207	Various computer equipment and software…. Intended to be leased

Interface Americas, Inc.	Georgia	County (Barrow)- Georgia Superior Court	Docuteam Inc	5/5/2010	007-2010-007952	Various copiers, printers, faxes….all leased

Interface Architectural Resources, Inc.	Michigan	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/26/2003	2006145246-8 2003123745-4	All personal property of the Debtor	Original file date 11/27/2001; Assignment 6/26/2003; Amended 9//30/2003; Amended 11/4/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

24 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface Architectural Resources, Inc.	Michigan	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	2009084875-3	All personal property of the Debtor

Interface Global Company APS	Delaware	Secy. of State	None	None	None	None	None	Need to file UCC-1 at Closing

Interface Overseas Holdings, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	6/23/2003	33200306008	All personal property of the Debtor	Original file date 11/28/2001; Assigned to Wachovia 6/23/2003	Lapsed - No Continuation Filed. See Next Line

Interface Overseas Holdings, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wells Fargo Bank, N.A., Successor by Merger to Wachovia Bank, National Association, as Agent	9/30/2010	[Not yet available. Filed UCC will be forwarded to Wells Fargo upon receipt.]	All personal property of the Debtor	Filing made to re-perfect after original filing lapsed. See preceding line.

Interface Overseas Holdings, Inc.	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04959	All personal property of the Debtor

Interface Real Estate Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	0332006-05938 033200306005	All personal property of the Debtor	Original file date 11/28/2001; Assigned to Wachovia 6/23/2003; Amended 1/7/2005; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Interface Real Estate Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04955	All personal property of the Debtor

Interface, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	7/19/2007 6/23/2003	003-2007-007029 003-2003-006014	All personal property of the Debtor	Original filed 11/28/2001; Assignment to Wachovia filed 6/23/2003; Continuation filed 8/22/2006; Amendment filed 7/19/2007;	Need to file Continuation prior to 8/22/11

25 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/8/2005	007-2005-011779	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/11/2005	007-2005-011937	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/12/2005	007-2005-012051	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	LaSalle Systems Leasing, Inc.	5/20/2010	72010009454	Equipment Lease	Original filed 8/17/2005; Amendment filed 3/2/2006; Continuation filed 5/20/2010

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/17/2005	007-2005-012242	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/6/2005	007-2005-013295	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/16/2005	007-2005-013837	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/29/2005	007-2005-014533	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/4/2005	007-2005-014913	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/18/2005	007-2005-015576	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/21/2005	007-2005-015792	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/8/2005	007-2005-016683	Equipment Lease

26 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/10/2005	007-2005-016744	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/29/2005	007-2005-017651	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/1/2005	007-2005-017852	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/2/2005	007-2005-017935	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/14/2005	007-2005-018560	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/3/2006	007-2006-000037	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/13/2006	007-2006-000772	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/8/2006	007-2006-2290	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/16/2006	007-2006-2744	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/27/2006	007-2006-3405	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/28/2006	007-2006-3489	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/1/2006	007-2006-3588	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/6/2006	007-2006-3839	Equipment Lease

27 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/9/2006	007-2006-4118	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/20/2006	007-2006-6864	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/26/2006	007-2006-7272	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/28/2006	007-2006-7475	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/1/2006	007-2006-7589	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/2/2006	007-2006-7731	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/10/2006	007-2006-8313	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/12/2006	007-2006-8449	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/17/2006	007-2006-8814	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/18/2006	007-2006-8942	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/31/2006	007-2006-9694	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/1/2006	007-2006-9795	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/5/2006	007-2006-9969	Equipment Lease

28 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/6/2006	007-2006-10079	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/7/2006	007-2006-10169	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/9/2006	007-2006-10344	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/13/2660	007-2006-10518	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/22/2006	007-2006-11136	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/28/2006	007-2006-11489	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/3/2006	007-2006-11767	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/17/2006	007-2006-12514	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/21/2006	007-2006-12886	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/27/2006	007-2006-13397	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/1/2006	007-2006-13772	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/7/2006	007-2006-14122	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/8/2006	007-2006-14198	Equipment Lease

29 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/22/2006	007-2006-15050	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/1/2006	007-2006-15734	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/12/2006	007-2006-16417	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/14/2006	007-2006-16553	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/15/2006	007-2006-16649	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/22/2006	007-2006-17240	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/25/2006	007-2006-17372	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/25/2006	007-2006-17311	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/27/2006	007-2006-17484	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/29/2006	007-2006-17747	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/3/2006	007-2006-17952	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/12/2006	007-2006-18706	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/2/2006	007-2006-19988	Equipment Lease

30 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/10/2006	007-2006-20545	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/10/2006	007-2006-20533	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/17/2006	007-2006-20952	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/20/2006	007-26-21001	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/6/2006	007-2006-22081	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/14/2006	007-2006-22633	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/22/2006	007-2006-23058	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/3/2007	007-2007-274	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/9/2007	007-2007-599	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/16/2007	007-2007-917	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/26/2007	007-2007-1791	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/31/2007	007-2007-2095	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/9/2007	007-2007-2738	Equipment Lease

31 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/22/2007	007-2007-3615	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/23/2007	007-2007-3709	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/2/2007	007-2007-4234	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/6/2007	007-2007-4404	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/21/2007	007-2007-5470	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/28/2007	007-2007-6033	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/29/2007	007-2007-6118	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/3/2007	007-2007-6462	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/12/2007	007-2007-7168	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/16/2007	007-2007-7382	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/18/2007	007-2007-7674	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/19/2007	007-2007-7764	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/24/2007	007-2007-8062	Equipment Lease

32 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/1/2007	007-2007-8609	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/9/2007	007-2007-9318	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/11/2007	007-2007-9536	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/23/2007	007-2007-10344	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/1/2007	007-2007-10973	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/26/2007	007-2007-12725	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/28/2007	007-2007-12927	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/29/2007	007-2007-13059	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/2/2007	007-2007-13117	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/5/2007	007-2007-13413	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/18/2007	007-2007-14401	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/20/2007	007-2007-14542	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/26/2007	007-2007-14932	Equipment Lease

33 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/15/2007	007-2007-16475	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/21/2007	007-2007-16816	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/27/2007	007-2007-17219	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/31/2007	007-2007-17560	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/4/2007	007-2007-17714	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/5/2007	007-2007-17768	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/13/2007	007-2007-18542	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/18/2007	007-2007-18787	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/20/2007	007-2007-19021	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/28/2007	007-2007-19655	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/8/2007	007-2007-20405	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/18/2007	007-2007-21175	Equipment Lease

Interface, Inc.	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	10/25/2007	155-2007-001340	Equipment Lease

34 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/1/2007	007-2007-22265	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/9/2007	007-2007-22884	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/27/2007	007-2007-24058	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/14/2007	007-2007-25558	Equipment Lease

Interface, Inc.	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	12/21/2007	155-2007-001681	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/27/2007	007-2007-26429	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/31/2007	007-2007-26596	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/3/2008	007-2008-173	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/10/2008	007-2008-611	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/11/2008	007-2008-702	Equipment Lease

Interface, Inc.	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	1/28/2008	155-2008-000113	Equipment Lease

Interface, Inc.	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	1/28/2008	155-2008-000112	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	1/31/2008	007-2008-2043	Equipment Lease

35 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/5/2008	007-2008-2655	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/22/2008	007-2008-3974	Equipment Lease

Interface, Inc.	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	2/29/2008	155-2008-000364	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/7/2008	007-2008-5051	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/20/2008	007-2008-5879	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/3/2008	007-2008-7429	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	4/7/2008	007-2008-7607	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/2/2008	007-2008-9722	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/8/2008	007-2008-10158	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/16/2008	007-2008-10816	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/19/2008	007-2008-10953	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/23/2008	007-2008-11393	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/20/2008	007-2008-11866	Equipment Lease

36 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/2/2008	007-2008-12088	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/3/2008	007-2008-12240	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/6/2008	007-2008-12499	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/9/2008	007-2008-12728	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/16/2008	007-2008-13216	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/18/2008	007-2008-13393	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/20/2008	007-2008-13605	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/24/2008	007-2008-13837	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/25/2008	007-2008-14118	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/25/2008	007-2008-14036	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	07/02/2008	155-2008-001016	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/3/2008	007-2008-14756	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/8/2008	007-2008-14979	Equipment Lease

37 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/10/2008	007-2008-15108	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/14/2008	007-2008-15379	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/15/2008	007-2008-15498	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/16/2008	007-2008-15598	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/17/2008	007-2008-15647	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/21/2008	007-2008-15836	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/25/2008	007-2008-16236	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/28/2008	007-2008-16323	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/7/2008	007-2008-17142	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/15/2008	007-2008-17789	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/18/2008	007-2008-17880	Equipment Lease

Interface, Inc.	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	9/4/2008	155-2008-001305	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/9/2008	007-2008-19462	Equipment Lease

38 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/12/2008	007-2008-19883	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/16/2008	007-2008-20041	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/18/2008	007-2008-20249	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/24/2008	007-2008-20644	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/26/2008	007-2008-20916	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	9/29/2008	007-2008-21002	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/2/2008	007-2008-21344	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/2/2008	007-2008-21361	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/31/2008	007-2008-22020	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/21/2008	007-2008-022546	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/23/2008	007-2008-022792	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/6/2008	007-2008-023654	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/13/2008	007-2008-024018	Equipment Lease

39 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/19/2008	007-2008-024331	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/20/2008	007-2008-024392	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/9/2008	007-2008-025359	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/17/2008	007-2008-026025	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/19/2008	007-2008-026205	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/29/2008	007-2008-026609	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/31/2008	007-2008-026816	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	2/2/2009	007-2009-001875	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/5/2009	007-2009-003774	Equipment Lease

Interface, Inc.	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	033-2009-004960	All personal property of the Debtor

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/18/2009	077-2009-010943	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/24/2009	007-2009-011393	Equipment Lease

40 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/16/2009	007-2009-013074	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	7/31/2009	007-2009-014140	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	8/11/2009	007-2009-014701	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/6/2009	007-2009-018190	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/8/2009	007-2009-018358	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/16/2009	007-2009-018827	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	10/29/2009	007-2009-019607	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/6/2009	007-2009-020236	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	11/18/2009	007-2009-020788	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/10/2009	007-2009-021932	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/10/2009	007-2009-021952	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	12/23/2009	007-2009-023010	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/3/2010	007-2009-004916	Equipment Lease

41 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	3/24/2010	007-2010-004978	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	5/27/2010	007-2010-010282	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/1/2010	007-2010-010527	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/24/2010	007-2010-012183	Equipment Lease

Interface, Inc.	Georgia	County (Barrow)- Georgia Superior Court	IBM Credit LLC	6/29/2010	007-2010-012501	Equipment Lease

InterfaceFLOR, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/22/2003	033-2006-05932 033-2003-06011	All personal property of the Debtor	Original file date 11/28/2001; Amended 5/25/2006 and 6/2/2006; Assigned to Wachovia 6/22/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

InterfaceFLOR, LLC	Georgia	County (Fulton) - Georgia Superior Court	General Electric Capital Corporation	10/6/2006	060-2006-12373	Lease for 2006 Card- Monroe model HSP- 810…..

InterfaceFLOR, LLC	Georgia	County (Cobb)- Georgia Superior Court	General Electric Capital Corporation	1/5/2007	033-2007-00198	Lease for 2007 Card- Monroe model CMC HSP-420…..

InterfaceFLOR, LLC	Georgia	County (Troup)- Georgia Superior Court	BB&T Equipment Finance Corporation (Assignee as from General Electric Capital Corporation	10/24/2008	141-2008-1661	Lease for 2007 Card Monroe Corp model CMC HSP-810……	Original file date 7/13/2007; Assigned to BB&T 10/24/2008

InterfaceFLOR, LLC	Georgia	County (DeKalb)- Georgia Superior Court	BB&T Equipment Finance Corporation (Assignee as from General Electric Capital Corporation	2/17/2009	044-2009-00341	Lease for 2007 Card Monroe Corp model CMC HSP-810……	Original file date 7/18/2007; Assigned to BB&T 2/17/2009

42 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange

InterfaceFLOR, LLC	Georgia	County (Cobb)- Georgia Superior Court	US BanCorp Equipment Finance Inc. Additional Party: General Electric Capital Corp.	2/19/2007	033-2007-12260	Lease for multiple Loop Pile machines

InterfaceFLOR, LLC	Georgia	County (Cobb)- Georgia Superior Court	US BanCorp Equipment Finance Inc. Additional Party: General Electric Capital Corp.	12/27/2007	033-2007-12459	Lease for multiple Tufting machines

InterfaceFLOR, LLC	Georgia	County (Cobb)- Georgia Superior Court	BB&T Equipment Finance Corporation (Assignee as from General Electric Capital Corporation	12/24/2008	033-2008-10951	Lease for 2008 Card-Monroe….	Original file date 12/31/2007; Assigned to BB&T 2/17/2009

InterfaceFLOR, LLC	Georgia	County (Troup)- Georgia Superior Court	General Electric Capital Corporation	3/20/2008	141-2008-438	Equipment Lease and Fixtures

InterfaceFLOR, LLC	Georgia	County (Cobb)- Georgia Superior Court	BB&T Equipment Finance Corporation (Assignee as from General Electric Capital Corporation	10/24/2008	033-2008-10957	Lease for 2008 CMC HSP-42….	Original filed 3/29/2008; Assignment filed 10/24/2008

InterfaceFLOR,LLC	Georgia	County (Cobb)- Georgia Superior Court	BB&T Equipment Finance Corporation (Assignee as from General Electric Capital Corporation	2/16/2009	033-2009-01325	Lease for 2008 Card-Monroe….	Original file date 3/12/2008; Assigned to BB&T 10/24/2008; Assigned again to BB&T 2/16/2009

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	5/6/2008	007-2008-9965	Informational Purposes Only: 1 ESTUDIO233 SCRB859553

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	6/24/2008	007-2008-13865	Informational Purposes Only: 1 ESTUDIO…….

43 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	6/24/2008	007-2008-13866	Informational Purposes Only: 1 ESTUDIO.……

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	6/25/2008	007-2008-14022	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	6/30/2008	007-2008-14356	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	7/3/2008	007-2008-14741	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	7/10/2008	007-2008-15175	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	7/17/2008	007-2008-15687	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	7/17/2008	007-2008-15688	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	7/22/2008	007-2008-15932	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	9/23/2008	007-2008-20559	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	10/20/2008	007-2008-022481	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	11/11/2008	007-2008-23022	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	11/20/2008	007-2008-024401	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	12/3/2008	007-2008-025105	Informational Purposes Only: 1 ESTUDIO…….

44 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	12/5/2008	007-2008-02596	Informational Purposes Only: 1 ESTUDIO.……

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	1/14/2009	007-2009-000794	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Barrow)- Georgia Superior Court	US BanCorp	3/12/2009	007-2009-004193	Informational Purposes Only: 1 ESTUDIO…….

InterfaceFLOR,LLC	Georgia	County (Cobb)- Georgia Superior Court	US Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04958	All personal property of the Debtor

InterfaceFLOR,LLC	Georgia	County (Troup)- Georgia Superior Court	US Bank National Association in its capacity as Collateral Agent	6/9/2009	141-2009-0790	All personal property and fixtures…. All real property….

InterfaceFLOR,LLC	Georgia	County (Troup)- Georgia Superior Court	US Bank National Association in its capacity as Collateral Agent	6/9/2009	141-2009-0787	All personal property of the Debtor

InterfaceFLOR,LLC	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	12/30/2009	155-2009-001521	Equipment Lease: CMC HSP-420……

InterfaceFLOR,LLC	Georgia	County (Whitfield)- Georgia Superior Court	Card-Monroe Corp.	2/1/2010	155-2020-000101	Equipment Lease: CMC HSP-810……

InterfaceSERVICES, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	7/3/2008 6/23/2003	033-2008-07060 033-2003-06009	All personal property of the Debtor	Original file date 12/26/2002; Assigned to Wachovia 6/23/2003; Amended 7/20/2007; Continuation filed 7/20/2007; Amended 5/6/2008 and 7/3/2008

InterfaceSERVICES, Inc.	Georgia	County (Barrow)- Georgia Superior Court	Marlin Leasing Corp.	12/5/2007	077-2007-24825	Pacific Solutions Software…..

45 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
InterfaceSERVICES, Inc.	Georgia	County (Bartow)- Georgia Superior Court	US Bank National Association in its capacity as Collateral Agent	6/9/2009	008-2009-000824	All personal property of the Debtor

Quaker City International, Inc.	Pennsylvania	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 9/5/2003	2006082300539 20030882099	All personal property of the Debtor	Original file date 11/27/2001; Assigned to Wachovia 9/5/2003; Continuation 8/22/2006	Need to file Continuation prior to 8/22/11

Quaker City International, Inc.	Pennsylvania	Secy. of State	US Bank National Association in its capacity as Collateral Agent	7/2/2009	2009070707494	All personal property of the Debtor

Re:Source Americas Enterprises, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	0332006-05933 033200306004	All personal property of the Debtor	Original file date 11/28/2001; Assignment to Wachovia 6/23/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Re:Source Americas Enterprises, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	4/28/2008 7/14/2003	0332008-04302 033200306719	All personal property of the Debtor	Original file date 6/23/2003; Assigned to Wachovia 7/14/2003; Continuation filed 4/28/2008

Re:Source Americas Enterprises, Inc.	Georgia	County (Cobb)- Georgia Superior Court	US Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04957	All personal property of the Debtor

Re:Source Minnesota, Inc.	Minnesota	Secy. of State	Wachovia Bank, National Assocation, as Agent	4/25/2008 6/24/2003	20081156165 20037834417	All personal property of the Debtor	Original file date by Wachovia 6/24/2003; Continuation filed 4/25/2008

Re:Source Minnesota, Inc.	Minnesota	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/8/2009	200916356557	All personal property of the Debtor

46 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Re:Source New York, Inc.	New York	Secy. of State	Wachovia Bank National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/23/2006 11/27/2001	200608230692027 231444	All personal property of the Debtor	Original filed 11/27/2001; Assignment to Wachovia filed 6/23/2003; Continuation filed 8/23/2006	Need to file Continuation prior to 11/27/11

Re:Source New York, Inc.	New York	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/8/2006	200906080329167	All personal property of the Debtor

Re:Source North Carolina, Inc.	North Carolina	Secy. of State	Wachovia Bank National Association as Agent	4/25/2008 6/24/2003	20080038398B 20030064328K	All personal property of the Debtor	Original filed by Wachovia 6/24/2003; Amendment filed 8/28/2003; Amendment filed 3/23/2005; Continuation filed 4/25/2008

Re:Source North Carolina, Inc.	North Carolina	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/8/2006	20090044782H	All personal property of the Debtor

Re:Source Oregon, Inc.	Oregon	Secy. of State	Wachovia Bank, National Association, as Agent	5/7/2008	625157-1	All personal property of the Debtor	Original file date by Wachovia 6/23/2003; Continuation filed 5/7/2008

Re:Source Oregon, Inc.	Oregon	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	8282509	All personal property of the Debtor

Re:Source Southern California, Inc.	California	Secy. of State	Wachovia Bank National Association as Agent	5/6/2008	08-71566471	All personal property of the Debtor	Original file date by Wachovia 6/24/2003; Continuation filed 5/6/2008

Re:Source Southern California, Inc.	California	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	09-719882531	All personal property of the Debtor

47 of 53

Wachovia Corporate Services, Inc. (Interface)

Lien Searches as of 7/22/2010

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other UCC Filing Information	Issues to Research or Review
				If two listed = Last Filed of any type and Wachovia Assignment Date, if applicable	If two listed = Last Filed and Wachovia Assignment Filing No.		Note: All Amendments listed are for (a) change of Debtor name, (b) change of address of Secured Party or (c) partial release of collateral or collateral exchange
Re:Source Washington, D.C., Inc.	Virginia	Secy. of State	Wachovia Bank National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/24/2003	060822 7141-9 030624 7318-8	All personal property of the Debtor	Original file date 11/27/2001; Assigned to Wachovia 6/24/2003; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Re:Source Washington, D.C., Inc.	Virginia	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/8/2009	0906087329-9	All personal property of the Debtor

Southern Contract Systems, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association as Agent	4/25/2008 6/23/2003	0332008-04249 33200306002	All personal property of the Debtor	Original file date by Wachovia 6/23/2003; Amendment filed 2/25/2005; Continuation filed 4/25/2008

Southern Contract Systems, Inc.	Georgia	County (Cobb)- Georgia Superior Court	US Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04956	All personal property of the Debtor

Superior/Reiser Flooring Resources, Inc.	Texas	Secy. of State	Wachovia Bank National Association as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	06-00281607 03-00321145	All personal property of the Debtor	Original filed 11/27/2001; Amendment filed 5/27/2003; Assignment to Wachovia filed 6/23/2003; Amendments filed 11/3/2003 and 4/19/2005; Continuation filed 8/22/2006	Need to file Continuation prior to 8/22/11

Superior/Reiser Flooring Resources, Inc.	Texas	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/12/2009	09-0016791134	All personal property of the Debtor

48 of 53

Debtor	State Searched	Jurisdiction	Secured Party	UCC Filing Date	UCC Filing No.	Collateral	Other Information
				If two listed: Continuation Date and Assignment Date	If two listed: Continuation Date and Assignment Date
Bentley Mills Inc.	Nevada	Secy. of State	Wachovia Bank National Association as Agent (Assignee as from SunTrust Bank as Collateral Agent)	9/22/2006 8/28/2003	2006028278-3 2003015940-8	All personal property of the Debtor	Original file date of 11/27/2001; Amended 9/3/2002; Assigned to Wachovia 8/28/2003; Continuation filed 8/22/2006

Bentley Mills Inc.	Nevada	Secy. of State	Wachovia Bank National Association as Agent	5/18/2009	2009012370-7	All personal property of the Debtor

Bentley Mills Inc.	Nevada	Secy. of State	US Bank National Association in its capacity as Collateral Agent	6/8/2009	2009014302-6	All personal property of the Debtor

Bently Prince Street, Inc.	Delaware	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	62934867 31590275	All personal property of the Debtor	Original file date of 11/27/2001; Amended 9/3/2002; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006

Bently Prince Street, Inc.	Delaware	Secy. of State	Textile Rubber & Chemical Company, Inc.	8/30/2006	63015591	Thermotex Laminating Line, Serial No. 1580-01 including staging table, guided unroll cradle, Model 38500 sew-on machine….. Entire listing of ancillary equipment…..together all modifications, repairs, replacements and accessions thereto.

Bentley Prince Street, Inc.	Delaware	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	91816484	All personal property of the Debtor

Commercial Flooring Systems Inc.	Pennsylvania	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	2006082300680 20030678587	All personal property of the Debtor	Original file date of 11/27/2001; Amended 6/23/2003; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006

Commercial Flooring Systems Inc.	Pennsylvania	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	7/2/2009	2009070707482	All personal property of the Debtor

Flooring Consultants, Inc.	Arizona	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	200111940504 200111940504	All personal property of the Debtor	Original file date 11/27/2001; Amended 12/8/2004; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006

49 of 53

Flooring Consultants, Inc.	Arizona	Secy. of State	Chanen Construction Company Inc.	6/2/2008	200815381849	Inventory of carpet material to be used in the construction of a library

Flooring Consultants, Inc.	Arizona	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/9/2009	200915789525	All personal property of the Debtor

Interface Americas Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	033-2006-05935 033-2003-06010	All personal property of the Debtor	Original file date 11/28/2001; Amended 1/7/2001; Assigned to Wachovia 6/23/2003; Continuation filed 8/22/2006

Interface Americas Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	033-2009-04954	All personal property of the Debtor

Interface Americas Re: Source Technologies, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	033-2006-05929 033-2003-60013	All personal property of the Debtor	Original file date 12/3/2001; Amended 2/13/2003; Assigned to Wachovia 6/23/2003; Amended 1/7/2004; Continuation filed 8/22/2006 CHECK COLLATERAL RELEASE AND CONTINUATION

Interface Americas Re: Source Technologies, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	9/22/2006 7/14/2003	033-2006-06687 033-2003-06718	All personal property of the Debtor	Original file date 6/23/2003; Assigned to Wachovia 7/14/2003; Amended 1/7/2004; Continuation filed 9/22/2006

Interface Americas Re: Source Technologies, LLC	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/9/2009	141-2009-0788	All personal property of the Debtor

Interface Americas, Inc.	Georgia	County (Barrow)- Georgia Superior Court	Cisco Systems Capital Corporation	2/25/2010	007-2010-003207	Various computer equipment and software…. Intended to be leased

Interface Americas, Inc.	Georgia	County (Barrow)- Georgia Superior Court	Docuteam Inc	5/5/2010	007-2010-007952	Various copiers, printers, faxes….all leased

Interface Architectural Resources, Inc.	Michigan	Secy. of State	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/26/2003	2006145246-8 2003123745-4	All personal property of the Debtor	Original file date 11/27/2001; Amended 9//30/2003; Amended 11/4/2003; Continuation filed 8/22/2006 CHECK COLLATERAL RELEASE AND CONTINUATION

Interface Architectural Resources, Inc.	Michigan	Secy. of State	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	2009084875-3	All personal property of the Debtor

Interface Global Company APS	Delaware	Secy. of State	None	None	None	None	None

50 of 53

Interface Overseas Holdings, Inc.	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	6/23/2003	33200306008	All personal property of the Debtor	Original file date 11/28/2001; Assigned to Wachovia 6/23/2003

Interface Overseas Holdings, Inc.	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04959	All personal property of the Debtor

Interface Real Estate Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	Wachovia Bank, National Association, as Agent (Assignee as from Sun Trust Bank as Collateral Agent)	8/22/2006 6/23/2003	0332006-05938 033200306005	All personal property of the Debtor	Original file date 11/28/2001; Assigned to Wachovia 6/23/2003; Amended 1/7/2005; Continuation filed 8/22/2006

Interface Real Estate Holdings, LLC	Georgia	County (Cobb)- Georgia Superior Court	U.S. Bank National Association in its capacity as Collateral Agent	6/8/2009	0332009-04955	All personal property of the Debtor

InterfaceFLOR, LLC	Georgia	TO DO

InterfaceSERVICES, Inc.	Georgia

51 of 53

SCHEDULE 8.05(k)

INVESTMENTS

1.	Interface Yarns, Inc. owns 25% of Fibers & Yarns, Inc.

2.	Commercial Flooring Systems, Inc. owns 40% of Alpha Resource Group, Inc.

SCHEDULE A

REAL PROPERTY OWNED

Owner	Address

InterfaceFLOR, LLC (f/k/a Interface Flooring Systems, Inc.)	1503 Orchard Hill Road, LaGrange, Georgia*

InterfaceFLOR, LLC (f/k/a Interface Flooring Systems, Inc.)	1603 Executive Drive, LaGrange, Georgia*

InterfaceFLOR, LLC (f/k/a Interface Flooring Systems, Inc.)	1200 O.G. Skinner Drive, West Point, Georgia* (plus .992 acres at Book 1501, Page 0239)

InterfaceFLOR, LLC (f/k/a Interface Flooring Systems, Inc.)	1500 Orchard Hill Road, LaGrange, Georgia*

InterfaceFLOR, LLC (f/k/a Interface Flooring Systems, Inc.)	1727 Shorewood Drive, LaGrange, Georgia*

InterfaceFLOR, LLC (f/k/a Interface Flooring Systems, Inc.)	140 Glen Long Road, LaGrange, Georgia*

Interface Massachusetts Holdings Company, Inc.	120 and 105 and 43 Gilboa Street, East Douglas, Massachusetts 01516

Interface Real Estate Holdings, LLC	Nature Preserve – property abutting 1603 Executive Drive, LaGrange, Georgia

*	Mortgaged Property as of the Restatement Date